                                                                      Exhibit 2

                              RECAPITALIZATION AND

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                       WEIGHT WATCHERS INTERNATIONAL, INC.

                                       and

                               H. J. HEINZ COMPANY

                                       and

                            ARTAL INTERNATIONAL S.A.


                                  July 22, 1999

                                TABLE OF CONTENTS


Article I         -    Definitions.........................................    2

Article II        -    Reorganizations; Recapitalization; Sale and
                       Purchase of WWI Common Stock........................   10

        2.0            Reorganizations....................................    10
        2.1            The Recapitalization................................   10
        2.2            Performance of Obligations of WWI...................   10
        2.3            Closing Deferred Revenue Adjustment.................   11
        2.4            Outstanding Indebtedness............................   12
        2.5            [Intentionally Left Blank]..........................   12
        2.6            Closing.............................................   13

Article III       -    Representations and Warranties of Parent............   14

        3.1            Incorporation; Qualification........................   14
        3.2            Authority...........................................   15
        3.3            Execution and Binding Effect........................   15
        3.4            No Conflict.........................................   15
        3.5            Capitalization......................................   16
        3.6            Stock Ownership; Title to Shares....................   17
        3.7            Financial Statements; Undisclosed Liabilities.......   17
        3.8            Title to Assets; Leased Real Property...............   18
        3.9            Contracts...........................................   19
        3.10           Employee Benefit Plans..............................   20
        3.11           Absence of Certain Changes..........................   21
        3.12           Litigation..........................................   24
        3.13           Compliance with Laws................................   24
        3.14           Franchise Agreements................................   24
        3.15           Intellectual Property...............................   25
        3.16           Taxes...............................................   27
        3.17           Environmental Matters...............................   29
        3.18           Brokers and Finders.................................   29
        3.19           Subsidiaries........................................   30
        3.20           Accounts Receivable.................................   30
        3.21           Year 2000...........................................   30
        3.22           Insurance...........................................   30
        3.23           No Other Representations or Warranties..............   31

Article IV        -    Representations and Warranties of Purchaser.........   31

        4.1            Incorporation.......................................   31
        4.2            Authority...........................................   31
        4.3            Execution and Binding Effect........................   31
        4.4            No Conflict.........................................   31
        4.5            Litigation..........................................   32
        4.6            Brokers and Finders.................................   32
        4.7            Financing...........................................   32
        4.8            Acquisition of Shares for Investment................   33

Article V         -    Covenants of Parent ................................   33

        5.1            Access..............................................   33
        5.2            Confidentiality.....................................   34
        5.3            Conduct of Business.................................   34
        5.4            Reasonable Best Efforts; Notifications..............   36
        5.5            Consents and Approvals..............................   37
        5.6            Preservation of Records.............................   37
        5.7            Signature and Bank Accounts.........................   37
        5.8            Releases............................................   38
        5.9            Insurance...........................................   38
        5.10           Outstanding Indebtedness............................   38
        5.11           Franchisee Guarantees...............................   38
        5.12           No Solicitation.....................................   39
        5.13           No Solicitation of Employees........................   39
        5.14           Additional Financial Statements.....................   40
        5.15           Transition Services.................................   40
        5.16           WWI Articles of Incorporation.......................   40
        5.17           Heinz Australia-WWI Agreement.......................   40

Article VI        -    Covenants of the Purchaser and WWI..................   40

        6.1            Preservation of Records.............................   40
        6.2            Reasonable Best Efforts; Notifications..............   41
        6.3            Governmental Approval Filings.......................   41
        6.4            Acknowledgment of Exclusivity; Projections..........   41
        6.5            Financing...........................................   42
        6.6            Guarantees..........................................   43
        6.7            Assumed Debt........................................   43

Article VII       -    Employee Matters....................................   43

        7.1            Affected Employees..................................   43
        7.2            Employee Benefit Transition.........................   44
        7.3            COBRA...............................................   45
        7.4            Vacation............................................   45
        7.5            Pension Plans.......................................   45
        7.6            Workers' Compensation...............................   45
        7.7            No Third Party Beneficiaries........................   46
        7.8            Documents and Forms.................................   46
        7.9            Applicability.......................................   46
        7.10           Assumption of Employment Agreements; Retention
                       of Liabilities......................................   46

Article VIII      -    Excluded Assets and Liabilities.....................   47

        8.1            Excluded Assets and Liabilities.....................   47
        8.2            No Violation........................................   47

Article IX        -    Conditions To Purchaser's Obligations...............   48

        9.1            Accuracy of Representations and Warranties;
                       Performance of Agreements; Certificates and
                       Opinion of Counsel..................................   48
        9.2            Consents............................................   51
        9.3            Financing...........................................   51
        9.4            [Intentionally Left Blank]..........................   51
        9.5            No Injunction.......................................   51
        9.6            Governmental Approvals..............................   51
        9.7            Closing Deliveries..................................   51

Article X         -    Conditions To Parent's Obligations..................   52

        10.1           Accuracy of Representations and Warranties;
                       Performance of Agreements; Certificates and
                       Opinion of Counsel..................................   52
        10.2           Consents............................................   52
        10.3           No Injunction.......................................   52
        10.4           Governmental Approvals..............................   53
        10.5           Closing Deliveries..................................   53

Article XI        -    Indemnification.....................................   53

        11.1           Survival of Representations and Warranties and
                       Obligations.........................................   53
        11.2           Indemnification by Parent...........................   53
        11.3           Indemnification by Purchaser and WWI................   54
        11.4           Indemnification Procedures..........................   55
        11.5           Limits on Indemnification...........................   56
        11.6           General Provisions on Indemnification...............   57
        11.7           Exclusive Remedy....................................   58

Article XII       -    Tax Matters.........................................   58

        12.1           Section 338(h)(10) Election.........................   58
        12.2           Liability for Taxes; Tax Indemnity..................   59
        12.3           Partial Period Taxes................................   60
        12.4           Federal Income Tax Returns..........................   61
        12.5           State and Local Income Tax Returns Where Books
                       Closed..............................................   61
        12.6           State and Local Income Tax Returns for Interim
                       Periods.............................................   62
        12.7           Foreign Income Tax Returns and All Other Tax
                       Returns.............................................   62
        12.8           Tax Refunds.........................................   63
        12.9           Cooperation.........................................   64
        12.10          Tax Agreements and Arrangements.....................   64
        12.11          Contests............................................   64
        12.12          Timing of Payments..................................   65
        12.13          Termination of Parent's Indemnity Obligations.......   65
        12.14          Miscellaneous Tax Matters...........................   65
        12.15          Purchase Price Adjustment...........................   66

Article XIII      -    Miscellaneous.......................................   67

        13.1           Termination of Agreement............................   67
        13.2           Expenses............................................   67
        13.3           Waiver..............................................   68
        13.4           Consents............................................   68
        13.5           Assignment; Parties in Interest.....................   68
        13.6           Further Assurances..................................   68
        13.7           Entire Agreement....................................   69
        13.8           Amendment...........................................   69
        13.9           Limitations on Rights of Third Parties..............   69
        13.10          Captions............................................   69
        13.11          Counterparts........................................   69
        13.12          Notices.............................................   69
        13.13          Governing Law.......................................   70
        13.14          Transfer Taxes and Governmental Approvals Filing
                       Fees................................................   71
        13.15          Public Announcements................................   71
        13.16          Schedules...........................................   71
        13.17          Guaranty............................................   71
        13.18          Jurisdiction;Venue;Process..........................   71
        13.19          Time of Essence.....................................   72
        13.20          Joint Promotion.....................................   72

                                LIST OF EXHIBITS


A           Intellectual Property Reorganization

B           Australian Reorganization

C           New Zealand Reorganization

D           Preferred Stock

E           Stockholders Agreement

F           LLC Agreement

G           Heinz License

H           Weight Watchers License

I           Operating Agreement

J           Trademark Licensing Agreement

K           Joint Promotional Agreement

L           Licensing Key Term Sheet

                                LIST OF SCHEDULES


1.1               Food Products

2.4               Indebtedness for Borrowed Money to be Discharged

3.1               Incorporation; Qualification

3.4               No Conflict

3.5               Capitalization

3.6               Stock Ownership; Title to Shares

3.7(a)            Financial Statements

3.7(b)            Undisclosed Liabilities

3.8(b)            Real Property Leases

3.8(c)            Disclosures relating to Real Property Leases

3.9(a)            Material Contracts

3.9(b) Exceptions to Validity, Force and Effect of Material Contracts; Events of Default

3.10              Employee Benefit Plans

3.11              Absence of Certain Changes

3.12              Litigation

3.13              Compliance with Laws; Permits

3.14              Franchise Agreements

3.15(a)(i)        U. S. Intellectual Property Assets

3.15(a)(ii)       Other Company Intellectual Property Assets

3.15(a)(iii)      Patent Applications and Applications for Registration of
                  Intellectual Property

3.15(a)(iv)       U. S. Copyright Registrations

3.15(b)           Food Licenses

3.15(c)           Intellectual Property - Encumbrances

3.15(d)           Exceptions to Intellectual Property

3.16              Taxes

3.19              Subsidiaries

3.20              Accounts Receivable

3.21              Year 2000

4.4               No Conflict (Purchaser)

5.3               Conduct of Business

5.8               Claims

6.6               Guarantees

7.1(a)(1)         Parent Employees Permanently Assigned to WWI

7.1(a)(2)         Parent's Severance Policies

8.1               Excluded Assets and Liabilities

9.6               Governmental Approvals

                  RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

      THIS AGREEMENT, dated as of July 22, 1999, among WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation ("WWI"), H. J. HEINZ COMPANY, a Pennsylvania corporation ("Heinz" or "Parent"), ARTAL INTERNATIONAL S.A., a Luxembourg corporation ("Purchaser"), and ARTAL LUXEMBOURG S.A., a Luxembourg corporation ("Guarantor") for purposes of Section 13.17 only.

                                   WITNESSETH:

      WHEREAS, Parent owns all of the issued and outstanding capital stock of WWI, consisting of 1,000 shares (the "WWI Shares") of common stock, par value $1.00 per share (the "WWI Common Stock"); and

      WHEREAS, at the Closing, WWI will borrow the Debt Financing Amount and will repay all or a portion of the Assumed Debt, deliver to Parent the releases referred to in Section 6.7 of this Agreement with respect to the unpaid portion of the Assumed Debt and deliver to Parent the Redemption Amount to redeem the Redemption Shares (the "Redemption"); and

      WHEREAS, immediately after the Redemption and on the terms and subject to the conditions set forth herein, Parent shall sell and transfer to the Purchaser, and Purchaser shall purchase from Parent, the Purchased Shares for an amount equal to the Stock Purchase Amount; and

      WHEREAS, as part of the transactions contemplated hereunder, WWI will initiate a restructuring whereby certain fixed locations such as classrooms and calling centers will be closed and certain corporate functions will be reorganized.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            "1999 Combined Statement of Assets and Liabilities" shall mean the audited Special Purpose Combined Statement of Assets and Liabilities of the Weight Watchers Classroom Business (as described in the Financial Statements) as of April 24, 1999.

            "Acquisition Proposal" shall mean any offer, proposal or indication of interest for the acquisition of (including by merger or other business combination) (i) any of the capital stock or other securities of any of the Companies or (ii) any of the assets of the Companies (other than a sale of inventory in the ordinary course of business consistent with past practice), in each case, other than in a transaction contemplated by this Agreement.

            "Affected Employees" shall have the meaning specified in Section 7.1(a).

            "Affiliate" means a Person, which directly or indirectly, alone or through one or more intermediaries, controls, or is controlled by, or is under common control with a specified Person.

            "Affiliated Group" means an "affiliated group" as defined in Section 1504(a) of the Code.

            "Agreement" shall mean this Agreement among Parent, WWI, Purchaser and Guarantor as originally executed and delivered, as the same may be amended or supplemented in accordance with the provisions hereof, together with Exhibits A, B, and C and the Schedules referred to herein.

            "Assumed Debt" shall mean any Indebtedness of any Company incurred to effect the Australian Reorganization and the New Zealand Reorganization as contemplated by Exhibits B and C, which Indebtedness in the aggregate will be not less than US$100,000,000 and not more than US$130,920,000 with respect to the Australian Reorganization and not more than US$16,604,000 with respect to the New Zealand Reorganization.

            "Australian Reorganization" shall have the meaning described in Exhibit B.

            "Basket" shall have the meaning specified in Section 11.5.

            "Business" shall mean the weight control classroom meeting business being conducted by the Companies and Parent and its Affiliates throughout the world and all other weight control services and activities and related businesses (including, without limitation, all licensing rights with respect to the Weight Watchers trademark other than as specified in clause
      (ii) below) being conducted by the Companies throughout the world, together with the 35% equity interest held by


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

      WWI in Weight Watchers do Brasil Programas Alimentares Ltda. and the 35% equity interest held by WWI in Vigilantes do Peso Marketing Ltda., but shall exclude (i) the business being conducted as of the date hereof by Cardio-Fitness Corp. and Fitness Institute Limited, which are subsidiaries of Parent but are not subsidiaries of WWI, and (ii) the food business described on Schedule 1.1.

            "Closing" and "Closing Date" shall have the respective meanings specified in Section 2.6.

            "Closing Deferred Revenue Balance" shall mean the Deferred Revenue Balance (as defined in the Financial Statements) as of the Closing Date.

            "Closing Deferred Revenue Maximum Amount" shall mean $6,414,000.

            "Code" means the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any law which shall have been a predecessor or shall be a successor thereto.

            "Commitment Letters" shall have the meaning specified in Section
      4.7.

            "Companies" shall mean WWI, its Subsidiaries, Fortuity Australia and prior to the completion of the Reorganization, Fortuity NZ.

            "Contract" shall mean any contract, agreement, commitment, license, sublicense, or other binding arrangement (including purchase orders), whether oral or written, but excluding real property leases, Plans and Permits.

            "CSFB" shall have the meaning specified in Section 4.7.

            "Debt Financing Amount" shall mean $472,000,000 (less any amount of Assumed Debt not being repaid at the Closing) plus the amount of financing fees and financing expenses to be paid by WWI on the Closing Date.

            "Employees" shall have the meaning specified in Section 7.1(b).

            "Encumbrance" shall mean any encumbrance, lien, mortgage, charge, claim, option, pledge, license, sublicense, security interest, assignment by way of security, call, proxy or similar restriction, provided that neither the Assumed Debt nor the Debt Financing Amount shall be considered an Encumbrance.

            "Environmental Claim" shall mean any written notice, claim, demand, action, suit, complaint or proceeding by any Person alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (x) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (y) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or (z) otherwise relating to obligations or liabilities under any Environmental Laws.

            "Environmental Laws" shall mean all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Expert" shall mean Deloitte & Touche LLP.

            "Federal Income Taxes" means all Taxes imposed by the Code and other provisions of federal tax law based upon or measured by net income.

            "Federal Income Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Federal Income Taxes.

            "Final Closing Deferred Revenue Balance" shall have the meaning set forth in Section 2.3(b).

            "Financial Statements" shall mean the audited Special Purpose Combined Statements of Assets and Liabilities of the Weight Watchers Classroom Business (as described therein) as of April 24, 1999, April 25, 1998 and April 26, 1997, and the related Special Purpose Combined Statements of Operating Income Before Income Taxes and Special Purpose Combined Statements of Cash Flows from Operations for each of the fiscal years then ended, together with the report thereon of PricewaterhouseCoopers LLP, independent certified public accountants.

            "Financing" shall have the meaning specified in Section 4.7.

            "Financing Condition" shall mean the condition set forth in Section 9.3.

            "Foreign Governmental Approval Filings" shall have the meaning specified in Section 3.4.

            "Foreign Income Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Foreign Income Taxes.

            "Foreign Income Taxes" means all Taxes imposed by any governmental authority other than a United States (federal, state or local) governmental authority and that are based upon or measured by net income.

            "Foreign Subsidiaries" means any Company formed under the laws of a jurisdiction outside the United States of America.

            "Fortuity Australia" shall mean Fortuity Pty., Ltd., an Australian corporation which owns and operates the Weight Watchers classroom franchise and business in Australia.

            "Fortuity NZ" shall mean Fortuity New Zealand Limited, a New Zealand corporation which owns and operates the Weight Watchers classroom franchise and business in New Zealand.

            "FTC" shall mean the Federal Trade Commission.

            "GAAP" shall mean generally accepted United States accounting principles as of the date hereof applied on a consistent basis during the periods involved.

            "Governmental Approval Filings" shall have the meaning specified in
      Section 5.5.

            "Hazardous Materials" shall mean all hazardous, dangerous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

            "Heinz Australia" shall mean H. J. Heinz Company Australia Limited, an Australian corporation and a wholly-owned indirect subsidiary of Parent.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Indebtedness" of any Person shall mean, without duplication, all obligations of such Person (i) for borrowed money (including reimbursement obligations); (ii) evidenced by notes, bonds, debentures or similar instruments; (iii) for long-term (in excess of twelve months) payment obligations with respect to the deferred purchase price of goods or services (including the current portion of any long-term obligation); (iv) secured by assets of the Companies; (v) for capital leases (with terms in excess of twelve months) classified as indebtedness pursuant to GAAP (including the current portion of any long-term capital lease obligation); (vi) pursuant to letters of credit; (vii) for Indebtedness of another Person guaranteed by such Person including, in any such case, for the avoidance of doubt, Indebtedness between Companies and (viii) for interest with respect to any of the foregoing.

            "Indemnitee" and "Indemnitor" shall have the respective meanings specified in Section 11.4(a).

            "Intellectual Property" shall have the meaning specified in Section 3.15(a).

            "Intellectual Property Reorganization" shall have the meaning described in Section 2.0.

            "IRS" shall mean the United States Internal Revenue Service.

            "Knowledge," "best of Knowledge" or words of similar import shall mean with respect to Parent the actual knowledge of the following persons:
      William C. Springer, Executive Vice President of Parent and the senior executive of Parent in charge of WWI, Mitchell A. Ring, Vice President ( Business Development for Parent, Edward J. McMenamin, Vice President ( Corporate Controller for Parent, Mark V. Matera, Director - Portfolio Development for Parent, Paul F. Renne, Executive Vice President and Chief Financial Officer of Parent, Lawrence J. McCabe, Senior Vice President, General Counsel and Secretary of Parent, Michael J. Bertasso, Senior Vice President of Parent, D. E. I. Smyth, Senior Vice President of Parent and Richard L. Penn, Managing Director of Fortuity Australia and Fortuity NZ (as to Australian and New Zealand operations) after due inquiry of all of the members of the Management Board of WWI with respect to the matters related thereto in the context of the transactions contemplated by this Agreement. The Management Board of WWI consists of Kent Q. Kreh, Carmen Dubroc, Robert Mallow, Linda Huett, Clive A. Brothers, Daniel DeBolt, Robert W. Hollweg, Stephanie Konecoff, Wayne Perra, Brian Powers and Michael Bull. If any person set forth in the prior two sentences shall cease to serve in the position set forth next to such person's name, such person's successor shall also be deemed to be included as a person for purposes of this definition.

            "Leased Real Property" shall mean the land, buildings and improvements covered by the Real Property Leases.

            "Losses" shall have the meaning specified in Section 11.4(a).

            "Material Adverse Effect" shall mean any material adverse effect on the business, financial condition or results of operations of the Companies (taken as a whole) or the Business (taken as a whole) except for any such adverse effect resulting from (i) changes that affect the weight control industry generally or (ii) changes in general economic conditions.

            "Material Contracts" shall have the meaning specified in Section 3.9(a).

            "New Zealand Reorganization" shall have the meaning described in Exhibit C.

            "Notice of Claim" shall have the meaning specified in Section
      11.4(b).

            "Other Company Intellectual Property Assets" shall have the meaning specified in Section 3.15(a).

            "Other Taxes" means any Taxes, other than Federal Income Taxes, State and Local Income Taxes and Foreign Income Taxes.

            "Other Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Other Taxes.

            "Parent Loss" shall have the meaning specified in Section 11.3.

            "Permit" shall mean any certificate of occupancy, license, certificate, exemption, permit, order or approval of any governmental authority.

            "Permitted Encumbrances" shall have the meaning specified in Section 3.8(b).

            "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

            "Plans" shall have the meaning specified in Section 3.10(a).

            "Preferred Stock" means the $25,000,000 liquidation value of the Series A Preferred Stock of WWI having substantially the terms set forth in Exhibit D hereto.

            "Preliminary Closing Deferred Revenue Balance" shall have the meaning set forth in Section 2.3(a)(i).

            "Price Per Share" shall mean the amount calculated by dividing the sum of the Redemption Amount plus $238,000,000 by 1,000 shares (or such greater number of shares of WWI Common Stock as such shares shall have been converted into as a result of any recapitalization of WWI referred to in Section 5.16 of this Agreement).

            "Purchased Shares" shall mean the number of shares of WWI Common Stock purchased by Purchaser from Parent and is calculated by dividing $223,720,000 by the Price Per Share.

            "Purchaser Loss" shall have the meaning specified in Section 11.2.

            "Purchaser Material Adverse Effect" shall mean any material adverse effect on the business, financial condition or results of operations of Purchaser and its Affiliates, taken as a whole.

            "Purchaser's Knowledge" or words of similar import shall mean with respect to Purchaser the actual knowledge of Raymond Debbane, Sacha Lainovic, Christopher J. Sobecki and Jonas M. Fajgenbaum.

            "Real Property Leases" shall have the meaning specified in Section 3.8(b).

            "Redemption Amount" shall mean $472,000,000 less the Assumed Debt plus the Preferred Stock.

            "Redemption Shares" shall mean the number of shares of WWI Common Stock redeemed by WWI from Parent and is calculated by dividing the Redemption Amount by the Price Per Share.

            "Representatives" shall mean Parent's or any of the Companies' officers, directors or employees or any investment banker, attorney, accountant or other representative or agent retained by Parent or any of the Companies.

            "Reorganization" shall mean the Intellectual Property
      Reorganization, the Australian Reorganization, and the New Zealand Reorganization.

            "Schedules" are the schedules furnished by Parent and WWI to Purchaser in the form attached to this Agreement.

            "Scotiabank" shall have the meaning specified in Section 4.7.

            "State and Local Income Taxes" means all Taxes, however denominated, based upon or measured by net income imposed by any State of the United States or by any political subdivision thereof.

            "State and Local Income Taxes Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any State and Local Income Taxes.

            "Stock Purchase Amount" shall mean $223,720,000.

            "Subsidiary" or "Subsidiaries" shall mean all Persons in which WWI directly or indirectly owns or has the right to acquire 50% or more of the aggregate voting power.

            "Tax" or "Taxes" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income (including, but not limited to, Federal Income Taxes and State Income Taxes), payroll and employee withholding, unemployment insurance, social security, sales and use, excise, profits, value added, ad valorem, occupancy, disability, franchise, gross receipts, occupation, real and personal property, stamp, transfer, license, net worth, workers' compensation, and other taxes of the same or of a similar nature, whether arising before, on or after the Closing Date.

            "Tax Returns" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

            "Third Party Claims" shall have the meaning specified in Section 11.4(c).

             "U.S. Subsidiaries" means any Subsidiary formed under the laws of the United States of America or under the laws of any state in the United States of America or the District of Columbia.

                                   ARTICLE II

                   REORGANIZATIONS; RECAPITALIZATION; SALE AND
                          PURCHASE OF WWI COMMON STOCK

      SECTION 2.0 Reorganizations. Prior to the Closing, Parent shall effect the Australian Reorganization and the New Zealand Reorganization substantially as described in Exhibits B and C (and otherwise in form and substance reasonably satisfactory to Purchaser) so that (i) 100% of the shares of Fortuity Australia will be owned, indirectly, by WWI, and (ii) substantially all of the assets and liabilities of Fortuity NZ's Weight Watchers classroom franchise and business shall be owned by an indirect wholly-owned subsidiary of WWI. The parties agree to reasonably cooperate to create and execute such documents in order to effect the foregoing transactions.

      Following the execution of this Agreement and at or prior to the Closing, Parent and WWI, as appropriate, shall take such actions and undertake such transactions substantially as described in Exhibit A (and otherwise in form and substance reasonably satisfactory to Purchaser) to reorganize the ownership of certain trademark assets of WWI in accordance with the terms and conditions of this Agreement (the "Intellectual Property Reorganization"). The parties agree to reasonably cooperate to create and execute such documents in order to effect the foregoing transactions.

      SECTION 2.1 The Recapitalization. Upon the terms and subject to the conditions of this Agreement, at the Closing:

      (a) Parent shall cause WWI to borrow and Purchaser shall cause certain providers of financing to lend to WWI the Debt Financing Amount; and thereafter

      (b) WWI shall take the actions contemplated by Section 6.7; and thereafter

      (c) WWI shall redeem and Parent shall surrender for cancellation the Redemption Shares held by Parent and any and all rights of Parent or its Affiliates to acquire shares of WWI Common Stock for the Redemption Amount; and thereafter

      (d) Purchaser shall purchase from Parent and Parent shall sell to Purchaser the Purchased Shares (representing 94% of the fully diluted number of shares of WWI Common Stock after giving effect to the transaction set forth in
Section 2.1 (c)), for an amount in aggregate equal to the Stock Purchase Amount.

      SECTION 2.2 Performance of Obligations of WWI. Parent shall cause WWI to discharge all of its obligations under this Agreement to be performed at or prior to the Closing, including without limitation, those under Sections 2.0 and 2.1.

      SECTION 2.3 Closing Deferred Revenue Adjustment.

            (a) Promptly, and in any event within 60 days following the Closing Date, Purchaser shall prepare and deliver to Parent a statement of the actual Closing Deferred Revenue Balance of the Companies on a combined basis (the "Preliminary Closing Deferred Revenue Balance") as of the Closing Date, together with the workpapers of Purchaser used in the preparation thereof. The Preliminary Closing Deferred Revenue Balance shall be prepared on a basis consistent with the information included in the Financial Statements and by applying the same accounting principles, policies and practices utilized in preparing the Financial Statements.

            (b) If Parent disagrees in good faith with the amount of the Preliminary Closing Deferred Revenue Balance delivered pursuant to Section 2.3(a) hereof, Parent may, within 30 days after its receipt thereof, deliver a written notice of disagreement to Purchaser. Any such notice of disagreement shall specify the basis for such objection including identifying any alleged miscalculation, or alleged uncounted or improperly included items, and Parent shall be deemed to have agreed with all other items and amounts contained in the Preliminary Closing Deferred Revenue Balance. If a notice of disagreement shall be timely delivered pursuant to this paragraph (b) hereof, the parties shall, during the 20 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items. In the absence of such agreement, the determination of such Preliminary Closing Deferred Revenue Balance may be referred by either Parent or Purchaser for determination to the Expert and the Expert shall be instructed to notify both Parent and Purchaser of its determination within 14 days of such referral. In connection therewith, the Expert shall consider only those items or amounts in the Preliminary Closing Deferred Revenue Balance as to which Parent has disagreed and those items raised for review by Purchaser in response to the items disputed by Parent. In making its determination, the Expert shall act as expert and not arbitrator and its determination shall, in the absence of manifest error, be deemed to have been accepted and approved by Parent and Purchaser and shall be deemed to constitute the Final Closing Deferred Revenue Balance for all purposes of this Agreement. The Expert shall deliver to Parent and Purchaser a report setting forth its adjustments, if any, to the Preliminary Closing Deferred Revenue Balance and the calculations supporting such adjustments. The fees and costs of the Expert shall be borne equally by Parent and Purchaser. As used herein, "Final Closing Deferred Revenue Balance" shall mean (x) if no notice of disagreement is delivered by Parent within the period provided in this Section 2.3(b), the Preliminary Closing Deferred Revenue Balance as shown in Purchaser's calculation delivered pursuant to Section 2.3(a), or (y) if such notice of disagreement is delivered by Parent, either (i) as agreed in writing by Purchaser and Parent or
(ii) as shown in the Expert's calculation delivered pursuant to this Section 2.3(b).

            (c) If the amount of the Final Closing Deferred Revenue Balance is greater than the Closing Deferred Revenue Maximum Amount, then the Parent shall pay to the Purchaser, as an adjustment to the Purchase Price, an amount equal to the difference between the Final Closing Deferred Revenue Balance and the Closing Deferred Revenue Maximum Amount in the manner and with interest as provided in

Section 2.3(d). If the amount of the Final Closing Deferred Revenue Balance is less than or equal to the Closing Deferred Revenue Maximum Amount, no payment shall be required by Purchaser and no adjustment shall be made to the Purchase Price.

            (d) Payments made pursuant to Section 2.3(c) shall be made by wire transfer (to an account designated by Purchaser) of immediately available funds on the fifth business day following the date the Final Closing Deferred Revenue Balance is determined as provided in Section 2.3(b) above. The amount of any such payments shall bear interest for the period from and including the Closing Date to, but excluding the payment date, at an interest rate of 6%. Such interest will be payable at the same time as the payment to which it relates and shall be calculated and compounded daily on the basis of a year of 360 days and the actual number of days for which interest is due.

            (e) For purposes of determining and agreeing on any Final Closing Deferred Revenue Balance, Purchaser shall cause each Company to give Parent, its accountants, its other representatives and the Expert reasonable access at reasonable times to all relevant personnel, books and records of the Companies.

      SECTION 2.4. Outstanding Indebtedness. Immediately before the Closing, Parent will (i) repay any and all outstanding Indebtedness owed by WWI and the Companies (other than the Assumed Debt and Indebtedness covered by clause (iii) below), in a manner which will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), result in any increase in the Taxes or any other liability of any Company, including, without limitation, the Indebtedness set forth on Schedule 2.4, and will provide evidence of such repayment to Purchaser, (ii) cause all Indebtedness owed to any of the Companies by Parent or any Affiliate of Parent (other than the Companies) to be paid in full or otherwise canceled in a manner which will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), result in any increase in the Taxes or any other liability of any Company, and (iii) cause all Indebtedness owed to Parent and any Affiliate of Parent (other than the Companies) by the Companies to be paid in full or otherwise canceled in a manner which will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), result in any increase in the Taxes or any other liability of any Company.

      SECTION 2.5. [This Section intentionally left blank]

      SECTION 2.6. Closing.

            (a) The Recapitalization and sale and purchase of the Purchased Shares contemplated hereby (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, on the third business day following the satisfaction or waiver of all conditions set forth in Articles IX and X hereof, or at such other place or time as the parties may agree. The Closing will not be deemed to have occurred unless and until all of the steps described in this Article II have occurred, and the parties agree to reverse those steps which have occurred in the event that all such steps do not occur. The day on which the Closing actually takes place is referred to herein as the "Closing Date." The Closing shall be deemed to have occurred as of 11:59 P.M. New York time on the Closing Date; provided that any cash receipts or other revenues received by the Companies on the Closing Date shall be deemed to have been received after the Closing and shall be for the benefit of the Purchaser.

            (b) At the Closing, Parent shall deliver to WWI the certificates representing the Redemption Shares duly endorsed for transfer by Parent or accompanied by duly executed stock powers in blank or share transfer forms, as applicable. At the Closing, WWI shall: (i) pay to Parent the cash portion of the Redemption Amount by wire transfer of immediately available U.S. funds to an account designated in writing by Parent to WWI and Purchaser not less than two business days prior to the Closing Date; (ii) repay all or a portion of the Assumed Debt in an amount determined by Purchaser; (iii) deliver to Parent the releases referred to in Section 6.7 with respect to the unpaid amount, if any, of Assumed Debt; and (iv) deliver to Parent the Preferred Stock. At the Closing, Parent, Purchaser, and WWI will enter into the Preferred Stock Stockholders' Agreement the terms of which are contemplated by Exhibit D. Upon receipt of the Redemption Shares, WWI shall immediately cancel the certificates representing the Redemption Shares.

      (c) At the Closing, Parent shall deliver to Purchaser:

            (i) the certificates representing the Purchased Shares duly endorsed for transfer by Parent, or accompanied by duly executed stock powers in blank or share transfer forms, as applicable; and

            (ii) executed copies of the agreements and licenses in substantially the form attached hereto as Exhibits D through K.

            (d) At the Closing, Purchaser shall pay the Stock Purchase Amount to Parent by wire transfer of immediately available U.S. funds to an account designated in writing by Parent to Purchaser not less than two business days prior to the Closing Date. At the Closing, Purchaser and WWI, as applicable, shall deliver to Parent executed copies of the agreements and licenses in substantially the form attached hereto as Exhibits D through K.

            (e) At the Closing, each of the parties hereto will deliver a copy of all of their corporate resolutions authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, accompanied by the certification of the Secretary or Assistant Secretary of such Person to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

            (f) At the Closing, Parent shall deliver to WWI the minute books, corporate seals and stock transfer records or other corporate records of each of the Companies which are in its or its Affiliates' (other than the Companies') possession.

            (g) On or prior to the Closing, Parent will deliver resignations of the directors and officers of the Companies who are employees or directors of the Parent or of any Affiliate of the Parent (as determined after the Closing).

            (h) At the Closing, Parent, WWI and Purchaser shall deliver (unless previously delivered) such other documents and certificates, duly executed, as may be required to be delivered by Parent, WWI and Purchaser pursuant to the terms of this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to Purchaser as follows:

      SECTION 3.1. Incorporation; Qualification. Parent and WWI are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the Commonwealth of Virginia, respectively. Heinz Australia and Fortuity Australia are corporations duly organized, validly existing and in good standing under the laws of Australia. Fortuity NZ is a company duly incorporated, validly existing and in good standing under the laws of New Zealand. Each of Parent, Heinz Australia, WWI, Fortuity Australia and Fortuity NZ has the corporate power and authority to carry on its business as presently conducted by it and to own, operate and lease the assets and properties that it owns, operates or leases. Each of Parent, Heinz Australia, WWI, Fortuity Australia and Fortuity NZ is duly qualified to do business and is in good standing in each jurisdiction in which its conduct of the business or its ownership or operation of its assets requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not be likely to have a Material Adverse Effect. Schedule 3.1 contains true and complete copies of the certificate of incorporation and by-laws of Parent, Heinz Australia, WWI, Fortuity Australia and Fortuity NZ.

      SECTION 3.2. Authority. Parent, WWI, Heinz Australia (and any successor owner of Fortuity Australia) and Fortuity NZ have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement, the Australian Share Sale Agreement (as referred to in Exhibit B hereto) and the NZ Asset Purchase Agreement (as referred to in Exhibit C hereto), as applicable, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the applicable transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and WWI and no other corporate act or proceeding on the part of Parent or WWI is necessary to approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The consummation of the applicable transactions contemplated by this Agreement have been duly authorized by the shareholders and Board of Directors of Heinz Australia and Fortuity NZ, and no other corporate act or proceeding on the part of Heinz Australia or Fortuity NZ is necessary to approve the consummation of the transactions contemplated hereby.

      SECTION 3.3. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by each of Parent and WWI, constitutes its legal, valid and binding obligation and will be enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization, liquidation or other laws relating to or affecting creditors' rights or by equitable principles.

      SECTION 3.4. No Conflict. Except as set forth in Schedule 3.4, neither the execution and delivery of this Agreement by Parent or WWI, nor the consummation or performance by Parent or WWI of the transactions contemplated hereby, will:

            (a) conflict with or violate any provisions of Parent's or WWI's Articles of Incorporation or By-Laws or any provision of the organizational documents of the Companies;

            (b) result in the creation of an Encumbrance over the WWI Common Stock or any assets of the Companies, require any consent, approval or notice under or conflict with, result in a suspension, termination, violation or breach of, give rise to any right of termination, purchase, amendment or any other right under, increase the liability of any party under, or constitute (with or without notice or lapse of time or both) a default under, or accelerate or permit the acceleration (with or without notice or lapse of time or both) of any obligation required by, any Contract, Real Property Lease, Plan or Permit to which any of the Parent or the Companies is a party or by which any of the Parent or the Companies or any of their assets are bound or subject;

            (c) conflict with or violate any law, statute or ordinance or any rule, regulation, order, writ, injunction, consent or decree of any court or of any public, governmental or regulatory body, agency or authority having jurisdiction over Parent or the Companies or by which any of their assets may be bound or subject; or

            (d) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of notice to, any public, governmental or regulatory body, agency or authority;

      excluding from the foregoing Sections 3.4(b) through (d):

                  (i) Such conflicts, violations, terminations, breaches, defaults, accelerations, filings, declarations, registrations, permits, consents, approvals and notices, the occurrence or absence of which, either individually or in the aggregate, would not be likely to have a Material Adverse Effect; and

                  (ii) the filings required under the HSR Act and the similar legislation in non-U.S. jurisdictions requiring registration or government approval including, without limitation, those set forth on Schedule 3.4(d) (as listed, the "Foreign Governmental Approval Filings") in connection with the proposed transactions and expiration of the applicable waiting periods under the HSR Act or such similar legislation.

      SECTION 3.5. Capitalization. The authorized capital stock of WWI consists solely of 1,000 shares of WWI Common Stock, of which solely 1,000 shares are issued and outstanding, and constitute the WWI Shares. Schedule 3.5 sets forth
(i) the authorized and issued capital stock of each U.S. Subsidiary (other than WWI) and the Principal Foreign Subsidiaries and (ii) the registered owner(s) of all the issued share capital of each such Company. All of the outstanding equity securities of each of the Companies have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights, and with respect to the Companies organized outside of the United States, to the extent the foregoing concepts are applicable. Except as set forth in Schedule 3.5, there are no (i) securities convertible into or exchangeable for the capital stock of any of the Companies or (ii) contracts, agreements, commitments or plans relating to the issuance, voting, sale or transfer of any securities of any of the Companies. Except as set forth in
Schedule 3.5, none of the Companies owns, or has any obligation to acquire, any securities (other than the securities of the Companies) or any direct or indirect equity or ownership interest in any other Person.

      SECTION 3.6. Stock Ownership; Title to Shares. All of the outstanding shares of WWI Common Stock are as of the date hereof and will be on the Closing Date owned beneficially and of record by Parent, free and clear of all Encumbrances. When each of WWI and Purchaser acquires their respective WWI Shares pursuant to the provisions of this Agreement, upon payment of the Redemption Amount and Stock Purchase Amount, as applicable, they will receive their respective WWI Shares free and clear of any Encumbrances other than Encumbrances resulting from acts or omissions of or created by Purchaser. Parent has not granted any option or right, and is not party to any other agreement, and no such option, right or agreement exists, which requires, or which upon the passage of time, the payment of money or the occurrence of any other event, may require Parent to transfer any of the WWI Shares to anyone other than as contemplated by this Agreement. Except as set forth in Schedule 3.6, all of the outstanding securities of each of the Subsidiaries are as of the date hereof, and all of the outstanding securities of each of the Companies (other than WWI) will be on the Closing Date, owned beneficially and of record by one or more of the Companies, free and clear of all Encumbrances.

      SECTION 3.7. Financial Statements; Undisclosed Liabilities.

      (a) Schedule 3.7(a) sets forth a true and correct copy of the Financial Statements. The Financial Statements (i) have been prepared in accordance with the basis of accounting described in Notes 1 and 2 thereto and the books, records, and accounts of the Weight Watchers Classroom Business (as described in the Financial Statements) and (ii) present fairly in all material respects, the assets, liabilities and operating income before taxes and cash flows from operations of the Weight Watchers Classroom Business (as described in the Financial Statements) at the times and for the periods covered thereby, as the case may be, in accordance with the basis described in Notes 1 and 2 to the Financial Statements. Schedule 3.7(a) includes in the case of the Statements of Operating Income Before Income Taxes, a description of all adjustments, and in the case of the Statements of Assets and Liabilities, a description of all categories of adjustments, in each case other than immaterial adjustments, necessary to conform the Financial Statements to financial statements prepared in accordance with GAAP.

      (b) The Companies have no liabilities (whether accrued, absolute, contingent or otherwise and whether known or unknown) that would have been required to be reflected in or reserved against on a balance sheet (or the notes thereto) for the Companies taken as a whole prepared in accordance with GAAP, other than (i) liabilities reflected or reserved against (to the extent of the reserves therefor) in the 1999 Combined Statements of Assets and Liabilities (including the notes thereto), (ii) obligations incurred or arising in the ordinary course of business consistent in all material respects with past practice since April 24, 1999 which, individually or in the aggregate, would not be likely to have a Material Adverse Effect, (iii) the liabilities set forth in
Schedule 3.7(b), (iv) the Excluded Liabilities, and (v) other liabilities which, individually or in the aggregate, would not be likely to have a Material Adverse Effect.

      SECTION 3.8. Title to Assets; Leased Real Property.

            (a) The tangible assets of the Companies constitute all of the tangible assets necessary to carry on the Business as currently conducted, except where the failure to own or have the right to use such tangible assets, individually or in the aggregate, would not be likely to have a Material Adverse Effect. Except for such tangible assets which, individually or in the aggregate, are not material to the Business, each of the Companies has good and valid title to all of the tangible assets purported to be owned by it including, without limitation, those (i) reflected as owned by such Company in the 1999 Combined

Statement of Assets and Liabilities (except for such assets sold, leased or otherwise disposed of since April 24, 1999 in the ordinary course of business consistent with past practice), and (ii) purchased or otherwise acquired by the Companies since April 24, 1999 (except for such properties and assets sold, leased or otherwise disposed of after the acquisition thereof in the ordinary course of business consistent in all material respects with past practice), in the case of each of (i) and (ii) above, free and clear of any Encumbrances, except for any liens securing taxes, assessments, governmental charges or levies which are not yet due and payable or are being contested in good faith.

            (b) None of the Companies owns any real property. Schedule 3.8(b) lists all leases of real property under which any of the Companies is the lessee requiring the payment of $250,000 or more per year as base rent (the "Major Real Property Leases"). Parent has delivered to Purchaser true and complete copies of each Major Real Property Lease and all material amendments and supplements thereto. Except for the matters which, individually or in the aggregate, would not be likely to have a Material Adverse Effect, each lease of real property under which any of the Companies is the lessee requiring the payment of less than $250,000 per year as base rent (the "Minor Real Property Leases") and, to Parent's Knowledge and without qualification as to Material Adverse Effect, each Major Real Property Lease (the Major Real Property Leases and the Minor Real Property Leases are collectively referred to herein as the "Real Property Leases") is a valid and binding agreement enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, liquidation or other laws relating to or affecting creditor's rights or by equitable principles) and is in full force and effect and the applicable Company holds a valid leasehold or subleasehold interest subject to only (i) any and all underlying mortgages, deeds of trust, leases, grants of term or other estates in or interests affecting the landlord's or fee owner's interest in the applicable portion of such property which are superior to the interests of such Company as lessee, (ii) any Encumbrances of title to the Leased Real Property other than those granted by, authorized by or attributable to acts or omissions of any Company, (iii) all applicable building and zoning ordinances, and (iv) liens securing taxes, assessments, governmental charges or levies, or the claims of contractors, materialmen, carriers, landlords, warehousemen, workmen, repairmen, customers, employees and similar persons which are not yet due and payable or are being contested in good faith (the Encumbrances referred to in (i) through (iv) are collectively referred to herein as "Permitted Encumbrances").

            (c) Except as indicated in Schedule 3.8(c) and except for matters that, individually or in the aggregate, would not be likely to have a Material Adverse Effect, (i) no default of the Companies or, to Parent's Knowledge, of any other party, exists under any Real Property Lease and there does not exist any event that, with notice or lapse of time or both, would constitute an event of default on the part of the Companies or, to Parent's Knowledge, any other party thereto, or result in a right to modify, accelerate or terminate or loss of rights under any Real Property Lease, (ii) the applicable Company has not assigned, transferred, licensed, subleased or otherwise encumbered any of its interest in any Real Property Lease, (iii) no notices have been received from any governmental authority (A) requiring the applicable Company to correct any condition with respect to the Leased Real Property by reason of a violation of any laws, codes, ordinances, rules, regulations or orders of governmental authorities that have not been corrected, or (B) regarding a condemnation action with respect to the Leased Real Property,
(iv) the change in ownership pursuant to this Agreement will not result in the termination of, or result in a right of termination under, any such Real Property Lease, require the consent of any party thereto or bring into operation any other provisions thereof, and (v) all real property being used by any of the Companies is being used in compliance in all respects with all zoning and other laws and regulations, deed restrictions, covenants and lease provisions applicable to it.

            (d) SUBJECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN
ARTICLE III AND THE PROVISIONS OF ARTICLE XI, PARENT EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND SELLS OR ASSIGNS ALL ITEMS OF PERSONAL PROPERTY, TANGIBLE ASSETS AND PHYSICAL ASSETS INCLUDING, BUT NOT LIMITED TO, MACHINERY AND EQUIPMENT, STRUCTURES, FIXTURES, IMPROVEMENTS AND OPERATING SYSTEMS IN THE CONDITION "AS IS" AND PURCHASER WAIVES ANY RIGHT TO MAKE ANY CLAIMS WITH RESPECT THERETO.

      SECTION 3.9. Contracts.

            (a) Schedule 3.9(a) discloses a complete list of the following Contracts of any of the Companies, whether written and, to the Knowledge of Parent, oral: (i) Contracts to which any Company is a party or by which it is bound and which involve the payment or receipt of in excess of $500,000 during the remaining term thereof, but excluding purchase or supply orders arising in the ordinary course of business consistent with past practice; (ii) collective bargaining agreements (other than with respect to workers' councils), (iii) agreements containing covenants limiting the freedom of any of the Companies to compete with any Person in any line of business or in any area or territory or confidentiality agreements (other than in the ordinary course of business consistent with past practice), (iv) license, sublicense, royalty or other similar agreements relating to a material use of Intellectual Property, (v) indentures, mortgages, notes and guarantees or other debt instruments evidencing indebtedness of the Companies for borrowed money, in each case exceeding $50,000, (vi) agreements or series of related agreements between any of the Companies, on the one hand, and Parent, any Affiliate of the Companies (other than any Company) or any Affiliate of Parent (other than any Company), on the other hand, in each case exceeding $50,000, (vii) agreements under which any of the Companies have advanced or loaned any amount to any of its directors or officers (other than advances in the ordinary course of business consistent with past practice), (viii) joint venture, partnership (other than in the ordinary course of business consistent with past practice), shareholder, voting trust or similar contracts and agreements relating to the Business, (ix) any material contract with any governmental entity, (x) all third party franchise agreements and (xi) any other Contract or related series of Contracts, which is material to the Companies (taken as a whole) (collectively, the "Material Contracts"). Except as otherwise indicated in Schedule 3.9(a), true and complete copies of each written Material Contract and true and complete written summaries of each such oral Material Contract (together with any and all material modifications, amendments or supplements thereto) have been delivered to Purchaser prior to execution of this Agreement.

            (b) Except as set forth in Schedule 3.9(b) and except for such matters that would not be likely, individually or in the aggregate, to have a Material Adverse Effect, (i) all Material Contracts are valid, binding and enforceable (except as may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, liquidation or other laws relating to or affecting creditor's rights or by equitable principles) and in full force and effect and
(ii) no breach or default of the Companies or, to Parent's Knowledge, of any other party, exists under any Material Contract and (iii) there does not exist any event that, with notice or lapse of time or both, would constitute an event of default on the part of the Companies or, to Parent's Knowledge, any other party thereto, or result in a right to accelerate, or loss of rights under any Material Contract. None of the Companies or Parent has delivered or received written notice of termination of any Material Contract.

      SECTION 3.10. Employee Benefit Plans.

            (a) Schedule 3.10 hereto contains a complete list of each plan, contract, program and arrangement, including, but not limited to, pension, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, redundancy or severance payments, employment contract, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, retirement and each other employee benefit plan, program, policy or arrangement, maintained or contributed to by WWI, Fortuity Australia or each material Subsidiary for the benefit of their respective employees, but excluding any government-sponsored non-U.S. employee benefit programs to which such entities are required to contribute (collectively, "Plans"). Parent has delivered to Purchaser true and complete copies of each of the Plans.

            (b) (i) Each Plan has been established and administered in accordance with its terms, and in compliance, in all material respects, with applicable law. (ii) All Plans for the benefit of Affected Employees which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA are intended to be qualified under Section 401(a) of the Code and have received determination letters from the IRS stating that such Plans are qualified under the Code as amended by the Tax Reform Act of 1986, and each trust created under any such Plan is exempt from tax under Section 501(a) of the Code. Each such Plan has been amended to be in compliance with current law and intends to submit such Plans to the IRS for a determination of their qualified status as amended within the remedial amendment period applicable to such Plans, and further intends to make any changes required by the IRS necessary to maintain the qualified status of such Plans. (iii) No event has occurred and no condition exists that would subject the Companies, either directly or by reason of their affiliation with any member of the "controlled group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code) to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws.

            (c) None of the Plans for the benefit of Affected Employees is a "multiemployer plan" as defined in ERISA Section 3(37).

            (d) Except as set forth on Schedule 3.10(d), no Plan exists that could result in a payment to any present or former Affected Employee (as defined in Section 7.1(a)) as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

            (e) With respect to any Plan being assumed by WWI, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to Parent's Knowledge, threatened and (ii) to Parent's Knowledge, no facts or circumstances exist that could give rise to any such actions, suits or claims.

      SECTION 3.11. Absence of Certain Changes. Except as set forth in Schedule
3.11 and other than the transactions contemplated herein, since April 24, 1999, the Business has been conducted in all material respects in the ordinary course consistent with past practice (including, without limitation, with respect to the management of inventory, collection of accounts receivable and timing of receipts, payment of accounts payable and other disbursements of cash) and the Companies (taken as a whole) and the Business (taken as a whole) have not suffered a Material Adverse Effect, and there has not been any change, occurrence, or development which, individually or in the aggregate, would be likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, since April 24, 1999, except as otherwise disclosed in Schedule 3.11 and other than the transactions contemplated herein, neither WWI nor any Company has:

            (a) permitted or allowed any assets that are material to the Business to be abandoned, invalidated, mortgaged, pledged or subjected to any Encumbrance, other than Permitted Encumbrances;

            (b) purchased, acquired, sold, transferred, leased or otherwise disposed of, any of its property or assets other than in the ordinary course of business consistent in all material respects with past practice;

            (c) other than in the ordinary course of business consistent in all material respects with past practice, and other than any agreements with any senior manager of the Companies relating to compensation or benefits for which Parent is retaining liability, (i) entered into any employment, consulting or severance agreements with any member of senior management of the Business, or any director of any U.S. Subsidiary or any Foreign Subsidiaries listed on
Schedule 3.11(c) (the "Principal Foreign

Subsidiaries"), or materially changed the terms thereof; (ii) increased benefits payable under existing severance or termination pay policies or employment agreements with respect to any member of senior management of the Business or any director of any U.S. Subsidiary or any Principal Foreign Subsidiary, or
(iii) made any increase in, or commitment or plan to increase, the wages, salaries, compensation, pension or other benefits or payments to any directors, officers or employees of the Companies (except for increases in the ordinary course of business consistent in all material respects with past practice or as required under Plans);

            (d) adopted, entered into or agreed to enter into, or amended or agreed to amend or canceled or agreed to cancel any Plan which individually or in the aggregate are material to the Business, other than in the ordinary course of business;

            (e) made any change in any financial reporting or accounting policy or accounting practice, other than such changes required by law or GAAP;

            (f) made or repaid any loan or payment to, or entered into any other transaction with, any of its directors or officers or Parent, other than in the ordinary course of business consistent in all material respects with past practice;

            (g) settled or agreed to settle any legal action or arbitration, which settlements, individually or in the aggregate, would be likely to have a Material Adverse Effect;

            (h) declared, set aside or paid any dividend or other distribution in respect of any capital stock or repaid any intercompany debt other than in the ordinary course of business consistent in all material respects with past practice, or other than pursuant to the transactions contemplated herein;

            (i) waived or released any claims or rights (other than claims or rights in the nature of Indebtedness) which waivers or releases would, individually or in the aggregate, be likely to have a Material Adverse Effect;

            (j) merged or consolidated with, or acquired securities or any equity interest in, any Person;

            (k) made any material loan or advance to any Person, other than a loan or advance between one or more Companies or loans and advances to employees in the ordinary course of business consistent with past practice;

            (l) written down the value of any inventory or any other asset of the Business or sold any amount of its inventory except in the ordinary course of business consistent in all material respects with past practice;

            (m) issued and sold any new debt securities or, other than in the ordinary course of business consistent in all material respects with past practice, entered into any new credit facility;

            (n) entered into any other transaction or agreement which requires any of the Companies to make aggregate payments in excess of $500,000 other than in the ordinary course of business consistent in all material respects with past practice;

            (o) executed, annulled, terminated or materially modified any Material Contract;

            (p) failed to pay any creditor any amount (other than any immaterial amount) owed to such creditor when due (after the expiration of any applicable grace periods), other than in the ordinary course of business consistent with past practice;

            (q) sold, transferred, distributed, leased or otherwise disposed of to Parent or its Affiliates (other than the Companies) any Intellectual Property or any other assets that are material to the Business other than cash or cash equivalents; or

            (r) agreed or committed to, whether in writing or otherwise, to take any of the actions set forth in this Section 3.11.

      SECTION 3.12. Litigation. Except as set forth in Schedule 3.12, there is no claim, cause of action, allegation, action, suit, proceeding, litigation, arbitration, or investigation ("Action") pending or, to Parent's Knowledge, threatened (i) by or against Parent or any of the Companies which would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby, or individually or in the aggregate, would be likely to have a Material Adverse Effect or (ii) with respect to the transactions contemplated hereby, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority which, if adversely determined, would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.12, there is no order, decree, injunction or judgment pending or in effect against any of the Companies which would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby or, individually or in the aggregate, would be likely to have a Material Adverse Effect.

      SECTION 3.13. Compliance with Laws. Except as set forth in Schedule 3.13, each of the Companies is conducting and has conducted for the previous three years its portion of the Business in compliance with all applicable statutes, laws, rules, regulations, ordinances, decrees, settlements, judgments, writs, injunctions, and orders which are and have been in effect and has not received any unresolved notice that it is in noncompliance with any such statutes, laws, rules, regulations, ordinances, decrees, judgments, writs, injunctions or orders, except in any case for instances of noncompliance where enforcement would not, individually or in the aggregate, be likely to (i) have a Material Adverse Effect or (ii) prevent or materially interfere with or materially delay the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 3.13, each of the Companies currently holds and is in compliance with all Permits necessary for the ownership and operation of its portion of the Business, except where the failure to hold any such Permits or comply with the terms thereof would not, individually or in the aggregate, be likely to (i) have a Material Adverse Effect or (ii) prevent or materially interfere with or materially delay the consummation of the transactions contemplated hereby. All such Permits are listed in Schedule 3.13.

            SECTION 3.14. Franchise Agreements. Schedule 3.14 sets forth a list of all third party franchises of the Business granted by WWI and its Affiliates (the "Franchisees"). Except as set forth in Schedule 3.14, since January 1, 1999, neither Parent nor the Companies have received written notification from any Franchisee that such Franchisee has canceled or intends to cancel its applicable agreement with the applicable Company, or, alleging that the applicable Company is in breach of such agreement, and to Parent's Knowledge, there does not exist any event that, with notice or lapse of time or both, would constitute a breach or an event of default by the applicable Company or result in a right to accelerate, or loss of rights under any such agreement. Except as set forth on Schedule 3.14, to Parent's Knowledge, none of the Franchisees is in violation or breach of any material provision of its applicable agreement with the applicable Company which would give rise to a right of termination by the applicable Company.

      SECTION 3.15. Intellectual Property.

            (a) Except for the Excluded Assets, the term "Intellectual Property" shall mean all intellectual property rights of any kind, including, without limitation, all:

            (i) patents, inventions, discoveries, processes, recipes, techniques, designs, developments, technology, know-how and improvements thereto;

            (ii) copyrights and works of authorship in any media, including computer hardware, software, systems, databases, documentation and Internet site content, marketing, advertising, promotional and instructional materials (including all textual and graphic materials);

            (iii) trademarks, service marks, trade names, brand names, fictitious names, corporate names, domain names, URL's, e-mail addresses, logos, slogans and trade dress;

            (iv) trade secrets, drawings, blueprints and all confidential or proprietary information, materials and ways of doing business;

            (v) moral rights, publicity and privacy rights and similar rights of authors and individuals; and

            (vi) all registrations, applications and recordings related thereto.

            Schedule 3.15(a)(i) sets forth a list of all U.S. patented or registered Intellectual Property that is owned by, used by, or licensed for use by any of the Companies ("U.S. Intellectual Property Assets").

            Schedule 3.15(a)(ii) sets forth a list of all non-U.S. patented or registered Intellectual Property that is owned by, used by, or licensed for use by any of the Companies ("Other Company Intellectual Property Assets").

            Schedule 3.15(a)(iii) sets forth a list of all pending patent applications or other applications for registration of Intellectual Property that are owned by, used by, or licensed for use by any of the Companies.

            Schedule 3.15(a)(iv) sets forth a list of all U.S. based copyright registrations that are owned by, used by or licensed for use by any of the Companies.

            (b) Schedule 3.15(b) sets forth a list of (i) all trade names, corporate names, and Internet domain names which in each case are material; and
(ii) all material food licenses ("Food Licenses") covering Intellectual Property to which any Company is a party, including as licensor or licensee. Other material licenses covering Intellectual Property are listed in Schedule 3.9(a).

            (c) Except as disclosed in Schedule 3.15(c) and except for Permitted Encumbrances, the applicable Company owns, or has a valid right to use (in the manner as presently used), free and clear of all Encumbrances, all Intellectual Property necessary to conduct the Business as currently conducted consistent with past practice.

            (d) Except as set forth in Schedule 3.15(d):

                  (i) the U.S. Intellectual Property Assets are valid and subsisting and, to Parent's Knowledge, the Other Company Intellectual Property Assets are valid and subsisting;

                  (ii) no action, order, judgment, decree, injunction or settlement is pending, or to Parent's Knowledge, threatened, that limits or challenges the ownership, use, validity or enforceability of any Intellectual Property owned or used by the Companies;

                  (iii) to Parent's Knowledge, no person is infringing or
                        otherwise impairing any Intellectual Property that is material to the Business of the Companies;

                  (iv) the Companies take all commercially reasonable steps to protect and maintain their Intellectual Property and have taken all necessary actions, made all necessary filings, and paid all necessary fees for all material Intellectual Property;

                  (v) the Food Licenses and material Intellectual Property Contracts are valid and in full force and effect, the Companies are not in default thereunder and, to Parent's Knowledge, the other party is not in default thereunder, and no event exists that, with notice or lapse of time or both, would constitute an event of default on the part of the Companies or, to Parent's Knowledge, the other party thereto.

                  (vi) within the past five years, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property set forth in Schedules 3.15(a)(i), (ii) or (iii) or Schedule 3.15(b) has been made, is currently outstanding or, to Parent's Knowledge, is threatened; and

                  (vii) within the last three years, no third party has, to
                        Parent's Knowledge, infringed any of the U.S. Intellectual Property Assets or Other Company Intellectual Property Assets which likely would have a Material Adverse Effect.

            (e) The applicable Company has to Parent's Knowledge a valid right to use (in substantially the manner as presently used), free and clear of all Encumbrances, except for any Encumbrances which would not, individually or in the aggregate, be likely to have a Material Adverse Effect, the know-how which is used in the Business as of the date hereof.

      SECTION 3.16 Taxes. Except as set forth in Schedule 3.16:

            (a) All Tax Returns required to be filed on or prior to the Closing Date by or with respect to WWI or any of the Companies and any affiliated, consolidated, combined, or unitary group of which WWI or any Company is or has been a member, have been, or will be, timely filed except where the failure to file would not, individually or in the aggregate, be likely to have a Material Adverse Effect, and all such Tax Returns are, or will be, correct and complete in all material respects. All Taxes required to be paid on or prior to the Closing Date by WWI or any Company, or by any affiliated, consolidated, combined or unitary group of which WWI or any Company is or has been a member, whether or not such Taxes are shown as due on such Tax Returns have been, or will be, timely paid, except where the failure to pay would not, individually or in the aggregate, be likely to have a Material Adverse Effect.

            (b) WWI and each Company has, or will, duly and timely withhold any and all Taxes required to be withheld on or prior to the Closing Date by such parties under any applicable law and such parties have paid, or will pay, timely over to the appropriate taxing authorities all amounts required to be so withheld and paid over to such taxing authorities for all periods ending on or prior to the Closing Date under all applicable laws.

            (c) Neither WWI nor any U.S. Subsidiary is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any of its accounting methods, and there is no application pending with any taxing authority requesting permission for any changes in any of its accounting methods. The IRS has not proposed any such adjustment or change in accounting method.

            (d) Neither WWI nor any U.S. Subsidiary is obligated to make any payments and is not a party to any agreements that would obligate it to make any payments that would not be deductible under Section 280G of the Code.

            (e) During all taxable periods beginning in 1986, WWI and all of the U.S. Subsidiaries have been members of the affiliated group of which Parent was a member and have been included in the consolidated federal income tax return of Parent and its subsidiaries for each such period.

            (f) The amounts set up as accruals for Taxes payable on the financial books and records of WWI and each of the Companies as of the Closing Date will be sufficient under GAAP to reflect the liability of each such company for all Taxes payable by, or in respect of, WWI and the Companies, whether or not disputed, for all taxable years or periods (or portions thereof) ended on or prior to the Closing Date.

            (g) No deficiency for the payment of Taxes by WWI or any Company with respect to the business conducted by WWI or any Company prior to the Closing has been asserted or threatened against WWI or the Companies or any affiliated, consolidated, combined or unitary group that includes, or which at any time included, WWI or any Company and for which WWI or any Company could be liable, by the Internal Revenue Service or by any other taxing authority, and which remains unsettled as of the date of this Agreement.

            (h) WWI and the Companies will not owe any amount pursuant to any written or unwritten Tax sharing, allocation or indemnity agreement or arrangement, nor have any liability after the date hereof in respect of any written or unwritten Tax sharing, allocation, or indemnity agreement or arrangement executed or agreed prior to the date hereof.

            (i) There are no Tax liens on any of the assets of WWI or the Companies, other than liens for current Taxes which are not yet due or payable.

            (j) There are no pending or threatened actions or proceedings with respect to the business conducted by WWI or any Company prior to the Closing for the assessment or collection of any Taxes against WWI or any Company, or any affiliated, consolidated, combined or unitary group that includes WWI or any Company and for which WWI or any Company could be liable.

            (k) No consent under Section 341(f) of the Code has been filed with respect to WWI or any Company.

            (l) Fortuity Australia has not sought roll-over relief under Section 160ZZO of the Income Tax Assessment Act 1936 or Subdivision 126-B of the Income Tax Assessment Act 1997 in connection with any transfer of property to Fortuity Australia or any newly formed entity at any time prior to the Closing Date.

      SECTION 3.17. Environmental Matters. Except for such matters which would not be likely, individually or in the aggregate, to have a Material Adverse
Effect:

                  (i) The Companies are and have been in compliance with all Environmental Laws;

                  (ii) None of the Companies has received any Environmental Claim, and to Parent's Knowledge, there are no Environmental Claims threatened against any of the Companies;

                  (iii) Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by any of the Companies, in violation of, or in a manner or to a location that would likely give rise to liability to any of the Companies under any Environmental Laws; and

                  (iv) None of the Companies has contractually assumed any liabilities or obligations under any Environmental Laws.

      SECTION 3.18. Brokers and Finders. Neither Parent nor any Company has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the transactions contemplated by this Agreement other than Warburg Dillon Read LLC, whose fees and expenses will be paid by Parent. No Company nor Purchaser will be responsible or in any way obligated for the payment of any fees, commissions or expenses of Warburg Dillon Read LLC or any other broker, agent, finder or intermediary retained by Parent or any of the Companies in connection with the transactions contemplated hereby.

      SECTION 3.19. Subsidiaries. Except as set forth in Schedule 3.19, each Subsidiary is a corporation or other enterprise duly organized, validly existing and in good standing (to the extent applicable in any such foreign jurisdiction) under the laws of the jurisdiction of its incorporation or organization, has full corporate power and authority to own, lease and operate its assets, properties and businesses and is duly qualified to do business and in good standing (to the extent applicable in any such foreign jurisdiction) in each jurisdiction in which its conduct of the business or its ownership or operation of its assets requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be likely to have a Material Adverse Effect.

      SECTION 3.20. Accounts Receivable. Except as set forth in Schedule 3.20, all outstanding accounts receivable of the Companies reflected on the 1999 Combined Statement of Assets and Liabilities, were, as of such date, bona fide claims for sales made, services rendered, royalties, and franchise commissions in the ordinary course of business.

      SECTION 3.21. Year 2000. Except as set forth in Schedule 3.21, all computer hardware, software, databases, automated systems and other computer and telecommunications equipment owned, licensed, or used by the Companies and essential for its ongoing operations ("Systems") can be used prior to, during and after the calendar year 2000 A.D., and will operate during each such time period (provided that any interdependent third-party Systems and related electrical, communication and other third-party suppliers are also Year 2000 Compliant) without error relating to the processing, calculating, comparing, sequencing or other use of date-related data (the foregoing ability, "Year 2000 Compliant"). Except as set forth on Schedule 3.21, to Parent's Knowledge, all major, essential interdependent third-party Systems have been contacted and have supplied reasonable assurances that the work toward making their systems Year 2000 Compliant is underway. With regard to any systems that are not Year 2000 Compliant, Parent has adequate plans in place to timely correct such non-compliance or take other action so as to avoid a disruption, interruption, liability, or expense to the Companies which, individually or in the aggregate, would be likely to have a Material Adverse Effect.

      SECTION 3.22. Insurance. The Companies have (i) valid and currently effective insurance policies issued in favor of Parent and/or the Companies or
(ii) self-insurance provided by Parent. Through Parent for the benefit of WWI and the Companies, WWI and the Companies have maintained a reasonable and customary program of insurance with respect to the Business. All such policies are in full force and effect, all premiums due thereon have been paid and Parent and the Companies have complied (except for failures to be in full force and effect, to pay premiums and to comply which, individually or in the aggregate, would not be likely to have a Material Adverse Effect) with the provisions of such policies.

      SECTION 3.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Parent, the Companies nor any other Person makes any other express or implied representation or warranty on behalf of the Parent, the Companies or their Affiliates with respect to the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the business or assets of the Companies.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Parent as follows:

      SECTION 4.1. Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg and is a "corporation" as that term is defined in U.S. Treasury Regulation Section 301.7701-2(b).

      SECTION 4.2. Authority. Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by and on behalf of Purchaser by all requisite corporate action, and no other corporate act or proceeding on the part of Purchaser is necessary to approve the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

      SECTION 4.3 Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser and will be enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization, liquidation or other laws relating to or affecting creditors' rights or by equitable principles.

      SECTION 4.4. No Conflict. Except as set forth in Schedule 4.4 and the filing required under the HSR Act and under any non-U. S. jurisdiction requiring registration or governmental approval in connection with the proposed transaction and expiration of the applicable waiting period under the HSR Act or similar foreign legislation, neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance by Purchaser of the transactions contemplated hereby, will:

            (a) conflict with or violate any provisions of Purchaser's charter documents;

            (b) require any consent, approval or notice under or conflict with, result in a termination or breach of, or constitute (with or without notice or lapse of time or both) a default under, or accelerate or permit the acceleration of any performance required by, any note, bond, mortgage, indenture, license, franchise, permit, contract, lease or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or subject;

            (c) violate any law, statute or ordinance or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority having jurisdiction over Purchaser or by which any of its assets or properties may be bound or subject, which in each case are in effect as of the date hereof; or

            (d) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of notice to, any public, governmental or regulatory body, agency or authority;

excluding from the foregoing Sections 4.4(b) through (d) such conflicts, violations, terminations, breaches, defaults, accelerations, filings, declarations, registrations, permits, consents, approvals and notices, the occurrence or absence of which would not be likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect or materially adversely affect the consummation or performance by Purchaser of the transactions contemplated hereby.

      SECTION 4.5. Litigation. There is no claim, action, suit, proceeding or investigation pending or, to Purchaser's Knowledge, threatened by or against Purchaser with respect to the transactions contemplated hereby, at law or in equity, before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority which if adversely determined would prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. There is no order, decree, injunction or judgment pending or in effect against Purchaser with respect to the transactions contemplated hereby.

      SECTION 4.6. Brokers and Finders. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the transactions contemplated by this Agreement.

      SECTION 4.7. Financing. Purchaser has received commitment letters (true and correct copies of which have been furnished to Parent) from The Bank of Nova Scotia and certain of its affiliates (collectively, "Scotiabank") and Credit Suisse First Boston ("CSFB"), dated July 20, 1999 (such letters, together with the related term sheets, the "Commitment Letters") pursuant to which Scotiabank and CSFB have committed, subject to the terms and conditions thereof, to provide financing pursuant to a senior credit facility and subordinated bridge facility (the financing provided thereunder, including if relevant any senior subordinated notes offering made in the capital markets in complete or partial substitution for the bridge facility (the "Financing")) in an amount, together with the other sources of funds provided by or on behalf of Purchaser or its designees, sufficient to consummate the transactions contemplated by this Agreement (including payment of all related fees and expenses).

      SECTION 4.8 Acquisition of Shares for Investment. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Purchased Shares. Purchaser confirms that Parent has made available to Purchaser the opportunity to ask questions of the officers and management employees of WWI and the Companies and to acquire additional information about the business and financial condition of the Companies. Purchaser is acquiring the Purchased Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser acknowledges that the Purchased Shares are not registered under the Securities Act or any applicable state securities law, and that such Purchased Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

                                    ARTICLE V

                               COVENANTS OF PARENT

      Parent, on its own behalf and, prior to the Closing, on behalf of the Companies, covenants and agrees with Purchaser as follows:

      SECTION 5.1. Access. From the date hereof until the Closing Date, Parent shall furnish or shall cause the Companies to furnish to Purchaser and its Representatives all information relating to the business and assets of the Companies reasonably requested by Purchaser and provide access to the properties, assets, employees, books, accountants, work papers and records (including, without limitation, any Tax-related information) of the Companies that Purchaser may reasonably request and Parent will cause the Companies to cooperate with regard to such inspections as Purchaser may reasonably require and will cause the officers of the Companies to furnish Purchaser such financial and operating data and other information (including Tax-related information) with respect to the business and properties of the Companies as Purchaser may from time to time reasonably request; provided, however, that the parties shall reasonably cooperate with respect to Purchaser's access to any information so as not to reduce the scope of or eliminate the attorney-client privilege.

      SECTION 5.2. Confidentiality.

            (a) Any confidential information furnished to Purchaser or made available for visual inspection shall be subject to the terms of the Confidentiality Agreement entered into between Parent and Purchaser dated February 19, 1999. The provisions of such Confidentiality Agreement shall survive any termination of this Agreement.

            (b) Parent recognizes that by reason of its ownership of the Companies, it has acquired confidential information and trade secrets concerning the operation of the Companies, the use or disclosure of which could cause Purchaser, the Companies or their Affiliates substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Parent covenants and agrees with Purchaser that it will not at any time following the Closing Date prior to the third anniversary of the Closing Date, except in accordance with the agreements entered into in connection with the Intellectual Property Reorganization or in performance of its obligations to Purchaser, directly or indirectly, disclose (other than to its directors, employees, accountants, attorneys and other representatives for valid business purposes and other than to defend any claim against it or for which it may be liable) any Intellectual Property or other proprietary, non-public secret or confidential information relating to the Business that it may learn or has learned by reason of its ownership of the Companies, unless (i) such information is or becomes available to the public or becomes part of the public domain other than as a result of a disclosure by Parent, its Affiliates or by their directors, officers or employees in violation of this Section, (ii) the disclosure has been approved by the written authorization of Purchaser or, after the Closing, WWI or (iii) disclosure is required by applicable law, regulation or legal process (including any discovery request or judicial or governmental order) or any securities exchange on which Parent has listed its securities. The parties agree that the covenant contained in this Section imposes a reasonable restraint on Parent in light of the transactions contemplated hereby.

      SECTION 5.3. Conduct of Business.

      Except as set forth in Schedule 5.3, from the date hereof until the Closing Date, and except as expressly contemplated in this Agreement, Parent will and will cause the Companies to (i) operate the Business in all material respects in the ordinary course of business consistent with past practice (including, without limitation, with respect to management of inventory, collection of accounts receivable and timing of receipts, payment of accounts payable and other disbursements of cash), (ii) use their reasonable best efforts to maintain the goodwill of the Business and the continued employment of their executives and other employees who are engaged in the Business, (iii) preserve, in all material respects, their customary relationships with suppliers, franchisees and customers consistent with past practice (but shall not be required pursuant to this provision to settle franchisee litigation, claims or arbitration), and (iv) maintain in force (including necessary renewals thereof) the insurance policies referred to in Section 3.22 which are material to the Business, and to give reasonable prior notice to the Purchaser of any cancellation or expiration of any such insurance policy and to consult in good faith with the Purchaser as to any replacement policy. From the date hereof until the Closing Date, without the written consent of Purchaser (which consent shall not be unreasonably withheld) and except as expressly contemplated by this Agreement, Parent shall not and shall cause the Companies not to:

            (a) amend the certificate of incorporation, articles, by-laws or any other organizational document of the Companies;

            (b) make or revoke any election with respect to Taxes (except for elections by which the entity classifications of the Australian weight control businesses will be changed from corporations to divisions for U.S. tax purposes), change any method of Tax accounting, settle or compromise any audit or other proceeding that may affect the post-Closing Tax liability of WWI or any Subsidiary or file any amended Tax Return for, or on behalf of, WWI or any Subsidiary, in each case, except as may be required under applicable law;

            (c) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of common stock of the Companies, or other equity interest in the Companies, or securities convertible into any such shares or interests or any rights, warrants or options to acquire any such shares or interests or other convertible securities or interests of the Companies or (ii) any other securities in respect of, in lieu of, or in substitution for, the shares of capital stock of any of the Companies outstanding on the date hereof;

            (d) redeem, purchase or otherwise acquire any outstanding shares of any of the Companies;

            (e) enter into any Contract or transaction between any of the Companies, on the one hand, and Parent or any of its Affiliates (other than the Companies), on the other hand, other than operational matters in the ordinary course of business consistent in all material respects with past practice which will not result in any continuing liability or obligation of the Companies after the Closing;

            (f) enter into, amend or cancel any material Real Property Lease or material Permit other than in the ordinary course of business consistent in all material respects with past practice;

            (g) grant any increase in compensation to employees of the Companies or any increase in the rate of commission, bonus or other variable compensation or any increase in any other direct or indirect remuneration (including benefits) payable or to become payable to any such employees other than in the ordinary course of business consistent with past practice;

            (h) perform, agree to, or commit to or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 3.11
(a) through (q); or

            (i) agree or commit, whether in writing or otherwise, to take any of the foregoing actions.

      SECTION 5.4. Reasonable Best Efforts; Notifications. Parent shall use its reasonable best efforts to satisfy the conditions applicable to Purchaser's obligation to close as set forth in Article IX hereof. Prior to the Closing, Parent shall in good faith endeavor to promptly notify Purchaser in writing of the occurrence of any event as to which it obtains Knowledge that would result in the failure of a condition specified in Article IX or X hereof. Without limitation on Parent's obligations under the first sentence of this Section, Parent shall provide, and will cause the Companies and their officers, employees and independent accountants to provide all reasonably necessary cooperation in connection with the Financing with a view to facilitating, as promptly as practicable and at the Closing, the high yield financing contemplated in the Commitment Letters, including (i) assistance in preparing prospectuses, memoranda and other materials; (ii) assistance in the preparation of financial sections of such Financing documents, including appropriate pro forma and interim financial information; (iii) assistance and participation in bank meetings, road shows and other marketing activities for the Financing; and (iv) providing any other information or assistance reasonably requested by Purchaser, Scotiabank or CSFB in connection with the Financing. In addition, Parent shall cause the Companies to execute and deliver such documents that are reasonably required to be executed by the Companies prior to the Closing to facilitate the Financing, including execution and delivery of any commitment letters, pledge and security documents, other definitive financing documents, or other requested agreements, certificates or documents.

      Parent and WWI shall cooperate with the tax or other structural planning undertaken by Purchaser in connection with transactions contemplated hereby; provided that the result of such cooperation shall not involve any significant costs, liabilities, or other detriments to Parent or WWI (prior to Closing), is not inconsistent with Parent's tax strategy or structural planning and does not involve any significant tax risk to Parent, WWI (prior to Closing) or their Affiliates.

      Parent shall use its reasonable best efforts to provide Purchaser as promptly as practicable with the information requested regarding the capital structure of the Companies, including the authorized and issued capital stock of each Company (other than WWI) and the registered owners of the issued share capital of each such Company.

      SECTION 5.5. Consents and Approvals.

            (a) As promptly as is practicable after the date hereof but not later than 10 days after the execution hereof, Parent or its applicable Affiliate shall make all necessary filings applicable to it under the HSR Act and the Foreign Governmental Approval Filings (collectively with the filings under the HSR Act, the "Governmental Approval Filings") and make any amendments to such filings as may be required. In addition, Parent or its applicable Affiliate will cooperate with Purchaser in connection with the

Governmental Approval Filings, will comply promptly with all requests made by the governmental authority and shall furnish to Purchaser all such information in its possession as may be necessary for the completion of the filings or reports to be filed by Purchaser. Parent shall resist in good faith (including the institution or defense of legal proceedings) any assertion that the transactions contemplated hereby constitute a violation of antitrust, noncompetition or similar laws, all to the end of expediting consummation of the transactions contemplated hereby.

            (b) Parent shall use its reasonable best efforts to obtain as promptly as practicable all consents listed on Schedule 3.4.

      SECTION 5.6. Preservation of Records. Parent shall preserve and keep the records pertaining to the Business which are not delivered to WWI or Purchaser wherever located for a period of six years from the Closing Date. During regular business hours and upon reasonable notice, Parent shall make available to WWI and Purchaser and their representatives for inspection and copying all such records pertaining to the Business. Parent may redact from any such records any information relating to any other business of Parent or its Affiliates. If Purchaser determines that it does not want Parent to destroy such agreements, records, books and other documents, Purchaser shall give written notice to Parent 90 days prior to the expiration of such retention period that Purchaser desires to take possession of such agreements, records, books and other documents. Parent shall deliver (subject to any redactions) such agreements, records, books and other documents to Purchaser within 20 days after the date of Purchaser's notice thereunder.

      SECTION 5.7. Signature and Bank Accounts. Prior to or at the Closing, Parent shall deliver to Purchaser, to the extent applicable to WWI and the Principal Foreign Subsidiaries, copies of each of such Companies' Board of Directors' resolutions, certified by their respective Secretary, and evidence of the revocation of all prior authorizations of any employee of the Parent or of any Affiliate of the Parent (as determined after the Closing) with respect to the Companies and any related Parent guarantees and authorizing only the persons to be designated by Purchaser prior to the Closing to sign checks, to deal with the bank accounts and have access to the vaults of such Companies. Further, Parent will use reasonable best efforts to ensure that cash generated by the Companies will not be deposited in Parent's accounts on or after the Closing Date, and if so deposited, will ensure that such cash is forwarded to appropriate accounts designated by the Companies.

      SECTION 5.8. Releases. At or prior to the Closing, Parent shall deliver to Purchaser general releases of all claims that Parent may have against the Companies as of the date of the Closing, except any claims arising in respect of this Agreement and the claims set forth in Schedule 5.8.

      SECTION 5.9 Insurance. Parent shall, at WWI's post-Closing expense for reasonable out-of-pocket expenses, use its reasonable best efforts to retain the right to make claims and receive recoveries, and shall cooperate with Purchaser, WWI, and the Companies, at WWI's expense for reasonable out-of-pocket expenses, in making claims and receiving recoveries, for the benefit of WWI under existing insurance policies of Parent relating to WWI or any Company for actions occurring on or prior to the Closing Date ("Insurance Proceeds") and shall promptly pay the Insurance Proceeds to WWI, net of (i) any unreimbursed out-of-pocket expenses, (ii) any deductibles or self-insured amounts and (iii) the present value of all future (including retrospective adjustments) premium increases reasonably likely to occur as a result of any such claim, and after adjusting for any Tax cost to Parent resulting from its receipt of such Insurance Proceeds.

      SECTION 5.10. Outstanding Indebtedness. Except for the Debt Financing Amount and the Assumed Debt, Parent hereby assumes responsibility for and releases WWI from any and all outstanding Indebtedness owed by WWI and the Companies, including, without limitation, the Indebtedness set forth on Schedule
2.4. Parent will (i) cause all Indebtedness owed to any of the Companies by Parent or any Affiliate of Parent (other than any of the Companies) to be paid in full or otherwise canceled in a manner which will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), result in any increase in the Taxes or any other liability of any Company, and
(ii) cause all Indebtedness owed to Parent or any Affiliate of Parent (other than any of the Companies) by the Companies to be paid in full or otherwise canceled in a manner which will not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), result in any increase in the Taxes or any other liability of any Company.

      SECTION 5.11. Franchisee Guarantees. Parent acknowledges that WWI has entered into the guarantees referred to in Schedule 3.9(a) with respect to the loans made by PNC Bank to Weighco of Florida and Weighco of Southwest, which are franchisees of WWI (the "Franchisee Guarantees"). Parent will use its reasonable best efforts to obtain the release of WWI from the Franchisee Guarantees prior to the Closing and will indemnify WWI against any payment which WWI must make under the Franchisee Guarantees and its reasonable costs and expenses thereunder (including without limitation reasonable legal costs and expenses). In the event that Parent obtains the release of WWI from the Franchisee Guarantees, WWI agrees that upon any default by Weighco of Florida and/or Weighco of Southwest with respect to such PNC Bank loans as provided in the applicable Franchise Agreements set forth in Schedule 3.14, WWI shall use its reasonable best efforts to the extent permitted by the applicable contractual arrangements, including the Franchisee Guarantees and the Franchise Agreements, and under applicable law to terminate such Franchise Agreement and promptly grant such franchise or franchises to Parent and, in accordance with the applicable Franchise Agreement, designate Parent as the transferee of all of the assets of such franchisee used in the business including all leases of real and personal property. For a period of one year after the granting of the franchise to Parent, WWI may, at its option, acquire such franchise or franchises and all such assets from Parent for an amount equal to (i) the amount paid by Parent to PNC Bank pursuant to the guarantees made by Parent in connection with such PNC Bank loans and (ii) Parent's reasonable costs and expenses (including, without limitation, reasonable legal costs and expenses) in connection with obtaining such franchise or franchises.

      SECTION 5.12. No Solicitation. From and after the date of this Agreement, until the earlier of the closing or termination of this Agreement, Parent shall not, and shall not permit any of its Affiliates, or any representatives, officers, employees, agents and Affiliates of any of the foregoing (collectively, "Agents"), to, directly or indirectly (i) solicit, initiate or encourage the submission of any inquiries, indications of interest, proposals or offers from any Person, other than Purchaser (collectively, "Third Parties"), concerning any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or enter into any agreements or understandings (whether or not in writing) relating to, any of the foregoing with, or provide any information concerning the Companies to any Third Parties other than in the ordinary course of business or other than as required by applicable law or securities exchange, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. As soon as is practicable after this Agreement has been executed, Parent will use its reasonable best efforts to cause the destruction or return of all non-public, confidential or proprietary information concerning the Companies provided to potential purchasers of WWI and the Companies. Parent will immediately notify the Purchaser after the receipt by it or any of its Agents of any inquiry, indication of interest, proposal or offer with respect to an Acquisition Proposal by any Third Party and promptly deliver to Purchaser written documentation reflecting the material economic terms thereof. Parent agrees that it and its Agents shall immediately cease and cause to be terminated any activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

      SECTION 5.13. No Solicitation of Employees. Parent shall not, and shall cause its Affiliates not to, within a period of two years after the Closing Date, directly or indirectly, solicit or hire any person who is a senior managerial employee of any of the Companies as of the date hereof or on the Closing Date (each a "Manager"); provided that the foregoing shall not prohibit Parent or any of its Affiliates from hiring any Manager whose employment has been terminated by the Companies. The foregoing restriction shall also prohibit Parent and its Affiliates from entering into any employment, consulting or similar arrangements with Richard Penn or any entity controlled by him for a period of two years after the Closing Date.

      SECTION 5.14. Additional Financial Statements. As soon as practicable after the date hereof but in no event later than three weeks from the date of this Agreement, Parent shall furnish to Purchaser audited combined financial statements of the Companies as at and for each of the years ended April 24, 1999, April 25, 1998 and April 26, 1997. Parent will use its reasonable best efforts to cause WWI to prepare and deliver to Purchaser as promptly as practicable the combined financial statements of the Companies as at and for the three month periods ended July 24, 1999 and July 25, 1998. Such financial statements shall (i) comply with GAAP and (ii) meet the requirements of Regulation S-X under the United States Securities Act of 1933.

      SECTION 5.15. Transition Services. Parent will provide transition services to the Companies (to the extent in scope and nature such services are currently being rendered by Parent to the Companies) for a period, at WWI's option, not to exceed one year after the Closing, at a cost equal to Parent's direct cost of such services (without any allocated overhead) with such costs being reimbursed by WWI after the cessation of such transition services.

      SECTION 5.16. WWI Articles of Incorporation. At or prior to the Closing, Parent shall cause WWI to amend WWI's articles of incorporation in accordance with Purchaser's instructions as is reasonably appropriate in furtherance of the transactions contemplated by this Agreement, including, without limitation, with respect to an equity recapitalization of WWI.

      SECTION 5.17. Heinz Australia-WWI Agreement. On or prior to the Closing, Parent shall cause WWI and Heinz Australia to terminate the agreement by and between such parties dated August 5, 1982.

                                   ARTICLE VI

                       COVENANTS OF THE PURCHASER AND WWI

      Purchaser and WWI, as applicable in each Section under this Article VI, covenant and agree with Parent as follows:

      SECTION 6.1. Preservation of Records. WWI shall preserve and, during regular business hours and upon reasonable notice, make available to Parent and its representatives for inspection and copying all agreements, records, books and other documents furnished to Purchaser by Parent pursuant to this Agreement pertaining to the Business wherever located for a period of six years from the Closing Date, for (i) the purposes of preparing tax returns and financial statements and responding to tax audits, (ii) the purposes of prosecuting or defending any claim, litigation, proceeding or investigation which arises out of or relates to the Business or this Agreement and (iii) any other reasonable business purpose. If Parent determines that it does not want WWI to destroy such agreements, records, books and other documents, it shall give written notice to WWI 90 days prior to the expiration of such retention period that it desires to take possession of such agreements, records, books and other documents. WWI shall deliver such agreements, records, books and other documents to Parent within 20 days after the date of Parent's notice to WWI hereunder.

      SECTION 6.2. Reasonable Best Efforts; Notifications. Purchaser shall use its reasonable best efforts to satisfy the conditions applicable to Parent's obligations to close as set forth in Article X. Prior to the Closing, Purchaser shall in good faith endeavor to promptly notify Parent in writing of the occurrence of any event as to which it obtains Knowledge that would result in the failure of a condition specified in Articles IX or X hereof.

      SECTION 6.3. Governmental Approval Filings. As promptly as is practicable after the date hereof but not later than 10 days after the execution hereof, Purchaser or its applicable Affiliate shall make all necessary filings applicable to it under the Governmental Approval Filings, and make any amendments to such filings as may be required. In addition, Purchaser or its applicable Affiliate will cooperate with Parent in connection with all Governmental Approval Filings, will comply promptly with all requests made by the governmental authority and shall furnish to Parent all such information in its possession as may be necessary for the completion of the filings or reports to be filed by Parent. Purchaser shall resist in good faith (including the institution or defense of legal proceedings) any assertion that the transactions contemplated hereby constitute a violation of antitrust, noncompetition, or similar laws, all to the end of expediting consummation of the transactions contemplated under this Agreement.

      SECTION 6.4. Acknowledgment of Exclusivity; Projections. Purchaser acknowledges that neither Parent nor any other Person acting on behalf of Parent or its Affiliates or any Affiliate of Parent has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business, except as expressly set forth in this Agreement. Purchaser further agrees that, except as expressly set forth in this Agreement and in the absence of fraud, neither Parent nor any other person or any Affiliate of either will have or be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser's use of, any such information, and any information, document or material made available to Purchaser in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

      In connection with Purchaser's investigation of the Business, Purchaser may have received or may receive from or on behalf of Parent or its Affiliates certain projections, including projected statements of operating revenues and income from operations. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), that Purchaser has not relied upon any estimates, projections and other forecasts and plans received from or on behalf of Parent or its Affiliates and that Purchaser, in the absence of fraud, shall have no claim against Parent or any Affiliate of Parent or any other person or entity acting on their behalf with respect thereto. Accordingly, neither Parent nor its Affiliates makes any representation or warranty with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans).

      SECTION 6.5. Financing. Purchaser will use its reasonable best efforts to cause the Financing Condition to be satisfied as promptly as practicable, and to cause Scotiabank and CSFB to provide the Financing to WWI in an amount equal to the Debt Financing Amount (including, if applicable, by (i) using its best efforts to enforce its rights and remedies with respect to any breach of obligation under the Commitment Letters and (ii) agreeing to changes proposed by Scotiabank or CSFB, as the case may be, in accordance with the fifth paragraph of the Commitment Letter for the senior credit facility); provided that

Purchaser and WWI shall have no obligation to draw on the bridge Financing contemplated by the Commitment Letters until September 30, 1999 (or October 15, 1999, if by September 30, 1999 Purchaser is actively marketing the high yield Financing (which, without limitation, shall be deemed to be occurring if preliminary offering memoranda have been delivered or a road show in connection therewith has been commenced) and the Commitment Letters have been amended so that such letters terminate no earlier than the end of the day on October 15,
1999). If for any reason Purchaser is advised that Scotiabank, or CSFB, as the case may be, is unwilling to provide the Financing (regardless of the satisfaction or failure of any condition in the Commitment Letters), notwithstanding Purchaser's compliance with the immediately preceding sentence, Purchaser shall use its reasonable best efforts to obtain, from one or more other leading financial institutions, alternative financing in an amount equal to the Debt Financing Amount, provided that Purchaser shall not be required to obtain alternative financing on terms financially less favorable to Purchaser and WWI, in the aggregate, than those contemplated by the Financing.

      Promptly after receipt from Parent of the certificate referred to in
Section 9.1(c) of this Agreement, Purchaser shall provide a copy of the certificate to each of Scotiabank and CSFB.

      SECTION 6.6. Guarantees. Purchaser acknowledges that Parent has entered into the guarantees in respect of leases of WWI, Fortuity Australia or Fortuity NZ set forth in Schedule 6.6 (the "Guarantees"). After the Closing, WWI will use its reasonable best efforts to assist Parent in obtaining the release of Parent from each Guarantee; provided WWI, Fortuity Australia, and Fortuity NZ shall not be required to modify any of the leases or provide any substitute guaranty or similar financial assistance. WWI agrees that for so long as a Guarantee remains in force, it will use its reasonable best efforts to cause, following the Closing, the applicable Companies to duly and punctually perform all of the obligations which are the subject of the Guarantee, and will indemnify Parent against any payment which Parent must make under a Guarantee and its reasonable out-of-pocket expenses thereunder.

      SECTION 6.7. Assumed Debt. At the Closing, WWI shall either (i) repay the Assumed Debt in full or (ii) deliver to Parent a full release of any obligations or guarantees of Parent or its Affiliates (other than the Companies) in connection with any portion of the Assumed Debt which is not repaid at the Closing.

                                   ARTICLE VII

                                EMPLOYEE MATTERS

      SECTION 7.1. Affected Employees. WWI will offer employment, effective immediately following the Closing, to all active employees of Parent permanently assigned to WWI as identified on Schedule

7.1(a)(1). All employees of the Companies on the Closing Date together with any employees of Parent as identified on Schedule 7.1(a)(i) and who accept WWI's offer of employment are hereinafter referred to as "Affected Employees." WWI will pay severance to all Affected Employees (other than Affected Employees who are members of the Management Board of WWI as of the date hereof) who are terminated by WWI other than "for cause" during the one year period following the Closing in an amount not less than would have been payable to such employees under Parent's severance policies as set forth in Schedule 7.1(a)(2). Parent will pay all severance obligations of Parent or WWI (other than any severance obligations put in place by WWI after Closing) for the Affected Employees who are members of the Management Board of WWI as of the date hereof and who are terminated by WWI within six months of the Closing Date. If such Affected Employees who are members of the Management Board of WWI as of the date hereof are terminated by WWI after six months following the Closing, WWI's then existing severance policy covering such employees would be applicable. For 12 months after the Closing, WWI shall provide Affected Employees with the same base salary (but not including bonuses payable under Parent's incentive compensation plan or any stock options granted by Parent) received by them immediately prior to the Closing. The term "Affected Employees" shall not include any employees or former employees of the Companies who (i) prior to the Closing Date have retired or otherwise terminated employment without re-employment rights or (ii) as of the Closing Date, are on long-term disability or who are on short term disability unless they return to work within six (6) months of the Closing.

      SECTION 7.2. Employee Benefit Transition.

            (a) With respect to the Affected Employees, WWI shall waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any employee benefit plan or compensation arrangements maintained or sponsored by or contributed to by WWI for such individuals after the Closing Date to the extent they are waived under Parent's Plans. WWI shall also apply towards any deductible requirements and out-of-pocket maximum limits under its employee welfare benefit Plans any amounts paid (or accrued) by each Affected Employee under Parent's welfare benefit Plans during the 1999 plan year.

            (b) With respect to the Affected Employees, Parent shall be responsible for any health, life, short term disability, long term disability, and accident claims incurred on or prior to the Closing Date, whether or not then known or payable. WWI shall assume responsibility for all health and accident claims incurred by Affected Employees after the Closing Date. For purposes of this Section 7.2(b), a claim shall be incurred when the event giving rise to the submission of a claim for benefits occurs; provided, however, that with respect to all Affected Employees not actively employed on the Closing Date, all medical, life, and disability costs relating to the event resulting in their absence from work (including any medical, life and/or disability costs incurred after the Closing Date), shall be deemed to have been incurred on the last date on which such Employee was actively employed by the Companies.

            (c) With respect to pension, savings, severance, vacation, health and welfare, disability benefits, executive compensation, incentive and bonus arrangements including with respect to

Fortuity Australia any long service leave, annual leave and holiday leave, WWI shall recognize under its Plans and compensation arrangements the service of any Affected Employee with the Companies for purposes of participation, eligibility and vesting (but not for purposes of benefit accrual or calculation).

            (d) With respect to Parent's severance plans, prior to Closing, Parent shall cause the plan administrator of the Parent Severance Pay Plan and the Parent Special Severance Program for Nonbargaining Hourly Employees to determine that each Affected Employee that is a participant in such plans and that has received an offer of employment not requiring relocation and commencing promptly following the Closing, shall not be eligible for severance benefits under such plans.

      SECTION 7.3. COBRA. Parent will be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Affected Employee in accordance with law with respect to any "qualifying event" occurring on or before the Closing Date. WWI will be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code, to provide continuation coverage to or with respect to any Affected Employee in accordance with law with respect to any "qualifying event" which occurs after the Closing Date.

                  SECTION 7.4. Vacation. WWI will assume all obligations to Affected Employees for any vacation entitlement and vacation pay entitlement after the Closing Date. Parent will have no obligation to make any payment to Affected Employees after the Closing Date with respect to any vacation entitlement or vacation pay entitlement.

      SECTION 7.5. Pension Plans. Prior to the Closing, Affected Employees are covered under one or more employee benefit pension Plans (as defined in Section 3(2) of ERISA or otherwise) consisting of defined contribution plans for salaried and hourly employees ("Parent's Defined Contribution Plans") and defined benefit plans for salaried and hourly employees including but not limited to H. J. Heinz Australia Superannuation Scheme ("Parent's Defined Benefit Plans") (collectively with the Parent's Defined Contribution Plans, the "Pension Plans"). Parent and WWI agree to the following arrangements with respect to the Pension Plans of Parent covering any Affected Employee prior to the Closing:

            (a) Accounts of any Affected Employee held under Parent's Defined Contribution Plans, after being credited with all contributions due through the Closing Date and adjusted for investment experience through the Closing Date, shall become fully vested. Accounts shall be distributed to the Affected Employees to the extent permitted by applicable law.

            (b) Benefits accrued by any Affected Employee before the Closing under Parent's Defined Benefit Plans shall become fully vested. The Shareholders shall treat any Affected Employee as having incurred a termination of employment on the Closing Date for purposes of determining the Affected Employee's eligibility for benefits under Parent's Defined Benefit Plans. Parent shall expressly retain the assets and liabilities under the Parent Defined Benefit Plans in respect of the Affected Employees.

      SECTION 7.6. Workers' Compensation. Parent shall be responsible for all workers' compensation benefits, occupational diseases claims and employer liability claims payable to Affected Employees with respect to claims filed through the Closing Date. WWI shall be responsible for all workers' compensation benefits, occupational diseases claims and employer liability claims payable to Affected Employees with respect to claims filed after the Closing Date. With respect to Fortuity Australia, all premiums which are due and payable under any applicable workers' compensation legislation have been paid.

      SECTION 7.7. No Third Party Beneficiaries. Neither Purchaser, WWI nor Parent, intends this Article VII to create any rights or interest, except as between the parties hereto and no present or future employees of either party (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement.

      SECTION 7.8. Documents and Forms. Parent and WWI agree to use their reasonable efforts to execute all necessary documents, file all required forms with any governmental agencies and to undertake all actions that may be necessary or desirable to implement expeditiously any actions contemplated herein.

      SECTION 7.9. Applicability. The foregoing provisions in Article VII apply to the U.S. employees of the Companies and, to the extent applicable, the non-U.S. employees of the Companies.

      SECTION 7.10 Assumption of Employment Agreements; Retention of
Liabilities.

            (a) Parent shall assign, and WWI shall assume, such employment agreements (other than any sale or retention bonus or similar agreements relating to any Affected Employee's continued employment through the Closing and a transition period thereafter) between any Affected Employee and Parent as Purchaser shall designate in writing to Parent prior to the Closing. Parent shall take all actions as may be necessary to effect the foregoing.

            (b) Parent shall retain all obligations and liabilities under the Pension Plans, Parent's supplemental retirement Plan, Parent's excess benefit Plan, and Parent's retiree medical and life insurance Plans including, but not limited to, obligations and liabilities under Parent's supplemental retirement Plan, Parent's excess benefit Plan and Parent's retiree medical and life insurance Plans with respect to retirees and any active employee who has qualified as of the Closing to receive benefits thereunder. With respect to the Deemed Retiree Eligible Employees, on or after the Closing, to the extent that WWI shall request and to the extent permitted under applicable law, Parent shall administer, and make payment of the retiree medical and life insurance benefits under, the applicable retiree medical and life insurance Plans. In the event and to the extent that WWI does so request, WWI shall pay to Parent, at its actual cost, the amounts incurred in (i) administering such Plans and (ii) providing such benefits for all such Deemed Retiree Eligible Employees. In addition, with respect to the retiree life insurance benefits, Parent shall, to the extent requested by WWI and permitted under applicable law: (i) assign all rights and obligations under all life insurance policies covering the Deemed Retiree Eligible Employees under which Parent has, immediately prior to the Closing, any such rights or obligations; (ii) cooperate with WWI in respect of establishing any new retiree life insurance arrangements for Deemed Retiree Eligible Employees; and (iii) provide WWI with access to the current administrator of Parent's retiree life insurance Plan for hourly Parent employees (including WWI employees). For purposes of this provision, a "Deemed Retiree Eligible Employee" is any Affected Employee who, as of the Closing, would be within five years of becoming eligible for such benefits under such Plans if such employees had remained employed by Parent (or by any affiliate of Parent) for those five years (or such other fewer number of years remaining until they would have become eligible for such benefits under such Plans, as applicable) following the Closing, and who remains employed with WWI (or an affiliate of WWI) through the date on which they would become eligible for such benefits.

                                  ARTICLE VIII

                         EXCLUDED ASSETS AND LIABILITIES

      SECTION 8.1. Excluded Assets and Liabilities. At the Closing, Parent shall cause WWI to transfer to Parent (in a manner substantially as set forth in Exhibit A) the assets listed on Schedule 8.1 (which includes without limitation the trademark "Smart Ones") (collectively, the "Excluded Assets"), and WWI shall take all steps consistent with this Agreement which Parent deems reasonably necessary to assure the tax-free, (to both Parent and the Companies) transfer of such assets. Notwithstanding the fact that WWI operates (it being understood that WWI will not continue to operate the Fitness Business (as defined below) after the Closing) the businesses conducted by Cardio-Fitness Corp. and Fitness Institute Limited, WWI does not own any equity in Cardio-Fitness Corp. and Fitness Institute Limited and the capital stock of such corporations and all the assets, liabilities and business of such corporations (the "Fitness Business") are excluded from the transactions contemplated hereunder. Prior to or simultaneously with the Closing, Parent shall assume the obligations of WWI to pay under certain promissory notes issued by WWI in connection with certain franchise repurchases and certain other liabilities, each as identified on
Schedule 8.1 (the "Excluded Liabilities").

      SECTION 8.2. No Violation. Notwithstanding any provision to the contrary contained in this Agreement, no disposition or transfer of the Excluded Assets will be deemed to violate any covenant, representation, condition or other provision contained herein so long as Parent assumes any such related liability for all periods until any such Excluded Assets may have been retransferred to WWI, including as contemplated by Section 8(a) of Exhibit A attached hereto (which liabilities shall be deemed to constitute "Excluded Liabilities" hereunder).

                                   ARTICLE IX

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

      The obligation of Purchaser to effect the transactions contemplated by this Agreement is subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions, any of which may be waived in whole or in part by Purchaser:

      SECTION  9.1.  Accuracy  of  Representations   and  Warranties;
Performance of Agreements; Certificates and Opinion of Counsel.

            (a) The representations and warranties of Parent contained herein shall be true and correct (in each case without regard to any "Material Adverse Effect" or (except for the representations contained in Sections 3.7(a), 3.9(a), 3.11 and 3.15(b), the term GAAP and all specified dollar thresholds) other materiality qualifier contained therein) in each case as of the date of this Agreement and as of 5:00 p.m. (New York time) on August 23, 1999 (except that the representations and warranties that are made as of a specific date need be true and correct only as of such date) except in each case for such failures which, individually or in the aggregate, would not be likely to have a Material Adverse Effect. Notwithstanding the foregoing, Parent shall have the right on or prior to 5:00 p.m. (New York time), on August 23, 1999 to cure any breach or breaches thereof in which event if such breach or breaches are so cured such that such representation and warranty is true and correct (without giving effect to any "Material Adverse Effect" or, to the extent set forth above, other materiality qualifiers) with respect to such matters at 5:00 p.m. (New York time) on August 23, 1999 and none of the Companies has any continuing liability or other financial detriment with respect thereto (after giving effect to any stand-alone, unconditional indemnification of Purchaser and the Companies by Parent with respect to any such financial liability or detriment which shall not be subject to any basket, cap, or other limitation), this condition shall be deemed to be satisfied solely with respect thereto as of the date of this Agreement and as of 5:00 p.m. (New York time) on August 23, 1999.

            Notwithstanding the foregoing, the parties acknowledge that neither
(i) any claim, litigation or arbitration proceeding brought against WWI or the Companies by any Franchisee after the date of this Agreement and prior to the Closing, which shall be deemed to include item 3 of Schedule 3.12 notwithstanding its actual date of filing (collectively, the "Post Signing Franchisee Claims"), nor (ii) the trademark and related litigation brought by Linda Evans Fitness Centers, Inc. against WWI, will be taken into account for purposes of determining whether the conditions to Purchaser's obligation to close are satisfied.

            Notwithstanding the foregoing, this condition shall not be deemed to have been satisfied and shall be a condition of the Closing, subject to the provisions of the second sentence of Section 9.1(c), if the certificate delivered by Parent referred to in Section 9.1(c) fails to identify any matter of which Parent had Knowledge which would have caused this condition not to be satisfied.

            (b) Parent shall have performed and complied in all material respects with all of its agreements, covenants and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing Date and shall have delivered a certificate of its President, Executive or Senior Vice President or the Vice President - Business Development certifying that Parent has performed and complied in all material respects with all of its agreements, covenants, and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

            (c) No later than 6:00 p.m. New York time on August 23, 1999, Parent shall have delivered to Purchaser a certificate of its President, Executive or Senior Vice President or the Vice President - Business Development, certifying the satisfaction of the condition set forth in Section 9.1(a) (which, if such certification cannot be made, shall set forth any exceptions to the satisfaction of such condition of which Parent has Knowledge). Parent shall have the right on or prior to the Closing to cure any breach or breaches giving rise to the failure of the condition set forth in Section 9.1(a), in which event if such breach or breaches are so cured such that such representation and warranty becomes true and correct (without giving effect to any "Material Adverse Effect" or, to the extent set forth above, other materiality qualifier) with respect to such matters as of the Closing and none of the Companies has any continuing liability or other financial detriment with respect thereto (after giving effect to any stand-alone, unconditional indemnification of Purchaser and the Companies by Parent with respect to any financial liability or detriment which shall not be subject to any basket, cap, or other limitation), such condition shall be deemed to be satisfied solely with respect thereto at all applicable dates. If Parent has so delivered the certificate pursuant to this Section 9.1(c) containing such certification (without any exceptions), then the condition set forth in Section 9.1(a) shall be conclusively deemed to have been satisfied (notwithstanding the preamble to this Article IX), subject to the last paragraph of Section 9.1(a), unless Parent receives by 11:59 p.m. New York time on August 23, 1999 written notice from Purchaser that Purchaser believes that such condition has not been satisfied specifying the basis for its conclusion; provided, that receipt of such written notice from Purchaser shall not prejudice or restrict Parent from contesting Purchaser's conclusion.

            (d) Parent shall have delivered to Purchaser (i) a certificate of its President, Executive or Senior Vice President or the Vice President - Business Development dated the Closing Date and certifying that all representations and warranties set forth in Article III are true and correct as of the date of this Agreement and as of the Closing (except that the representations and warranties that are made as of a specific date need be true and correct only as of such date) or if such certification cannot be made, setting forth all exceptions to the truth and correctness of such representations and warranties as of such dates of which Parent has Knowledge, and such certificate as of the Closing shall be deemed to be a separate representation by Parent for purposes of Section 11.2(a), subject to the stated exceptions and (ii) an opinion of the General Counsel or an Associate General Counsel of Parent as to Pennsylvania law containing assumptions, qualifications and exceptions as are customary in transactions such as the transactions contemplated hereunder and separate opinions of a New York qualified law firm confirming the validity, binding effect and enforceability of the Agreement (including Exhibits A, B and C but not (A) any documents relating to the transactions contemplated by such Exhibits or (B) the other Exhibits to the Agreement) under the laws of the State of New York containing such assumptions, qualifications and exceptions as such law firm deems appropriate in good faith, and of a Virginia qualified law firm confirming due organization and existence of WWI and the requisite authorization and execution of the Agreement by WWI (including Exhibits A, B and C but not (A) any documents relating to the transactions contemplated by such Exhibits or (B) the other Exhibits to the Agreement) under the laws of the Commonwealth of Virginia containing such assumptions, qualifications and exceptions as such law firm deems appropriate in good faith, each dated the Closing Date.

            (e) (i) If any representation and warranty set forth in Article III is true and correct on the date of this Agreement and (A) Parent acknowledges in the certificate it delivers pursuant to Section 9.1(d) the failure of such representation and warranty to be true and correct as of the Closing or (B) Purchaser identifies in writing at Closing the failure of any such representation and warranty to be true and correct at Closing (each, a "Post-Signing Breach") and (ii) such Post-Signing Breach, together with all other Post-Signing Breaches, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, then Parent may deliver to Purchaser a written notice (the "New Condition Notice") identifying such Post-Signing Breaches with reasonable specificity and acknowledging that the Companies (taken as a whole) and the Business (taken as a whole) shall have suffered a Material Adverse Effect as a result of the specified Post-Signing Breaches and irrevocably granting Purchaser the option of not being obligated to close the transactions contemplated hereby; provided if Purchaser closes the transactions contemplated hereby notwithstanding the delivery of the New Condition Notice, Parent shall have no right to indemnification under Article XI for the Specified Post-Signing Breaches.

            (f) Parent shall have delivered to Purchaser (i) incumbency certificates from the Secretary or an Assistant Secretary of Parent and (ii) a copy of the Board of Directors' resolutions of Parent certified by the Secretary or an Assistant Secretary, authorizing and approving the transactions contemplated herein.

            (g) Absent fraud, the certificate delivered pursuant to Section 9.1(c) does not constitute a representation by Parent for purposes of this Agreement and shall not in and of itself give rise to any indemnification obligation hereunder.

      SECTION 9.2. Consents. Any notices to, and declarations, filings and registrations with, and consents, approvals and waivers from third parties (including, without limitation, governmental and regulatory agencies) as set forth on Schedule 3.4 which are marked with an asterisk, shall have been given, made or obtained as applicable.

      SECTION 9.3. Financing. WWI shall have received proceeds of the Financing at least equal to the Debt Financing Amount on the terms contemplated by the Commitment Letters; provided that this will not be a condition to Purchaser's obligation unless Purchaser and/or its designees are willing and able to provide the cash common equity specified in the Commitment Letters (or other equity or debt that is subordinated to the Financing). Notwithstanding the foregoing sentence, Purchaser and WWI shall not be required to draw down on the bridge Financing contemplated by the Commitment Letters until September 30, 1999 (or October 15, 1999, if by September 30, 1999, Purchaser is actively marketing the high yield Financing (which, without limitation, shall be deemed to be occurring if preliminary offering memoranda have been delivered or a road show in connection therewith has been commenced) and the Commitment Letters have been amended so that such letters terminate no earlier than the end of the day on October 15, 1999).

      SECTION 9.4. [This Section intentionally left blank]

      SECTION 9.5. No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, or by any governmental or regulatory body, which remains in effect and invalidates any or all of the provisions of this Agreement or prohibits or enjoins the consummation of any of the transactions contemplated in this Agreement.

      SECTION 9.6. Governmental Approvals. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated. The approvals from the governmental authorities set forth on Schedule 9.6 shall have been obtained.

      SECTION 9.7. Closing Deliveries. Parent shall have delivered to Purchaser all deliveries to be made to it pursuant to Sections 2.6(b), 2.6(c), 2.6(e), 2.6(f), 2.6(g), and 2.6(h).

                                    ARTICLE X

                       CONDITIONS TO PARENT'S OBLIGATIONS

      The obligation of Parent to effect the transactions contemplated by this Agreement is subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in whole or in part by Parent:

      SECTION 10.1. Accuracy of Representations and Warranties; Performance of Agreements; Certificates and Opinion of Counsel.

            (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct on the date hereof and as of the Closing in all material respects.

            (b) Purchaser shall have performed and complied in all material respects with all of its agreements, covenants and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

            (c) Purchaser shall have delivered to Parent (i) a certificate of its President or any Vice President dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 10.1(a) and (b) and (ii) an opinion of Simpson Thacher & Bartlett dated the Closing Date containing opinions and other terms as are reasonable and customary in transactions such as the transactions contemplated hereunder.

            (d) Purchaser shall have delivered to Parent (i) an incumbency certificate from the Secretary or an Assistant Secretary of Purchaser and (ii) a copy of the resolutions of the Board of Directors of Purchaser certified by the Secretary or an Assistant Secretary, authorizing and approving the transactions contemplated herein.

      SECTION 10.2. Consents. Any notices to, and declarations, filings and registrations with and consents, approvals and waivers from governmental and regulatory agencies as set forth on Schedule 3.4 which are marked with an asterisk, shall have been given, made or obtained, as applicable.

      SECTION 10.3. No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, or by any governmental or regulatory body, which remains in effect and invalidates any or all of the provisions of this Agreement or prohibits or enjoins the consummation of the transactions contemplated in this Agreement.

      SECTION 10.4. Governmental Approvals. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated. The approvals from the governmental authorities set forth on
Schedule 9.6 shall have been obtained.

      SECTION 10.5. Closing Deliveries. Purchaser shall have delivered to Parent all deliveries to be made to it pursuant to Sections 2.6(d), 2.6(e) and 2.6(h).

                                   ARTICLE XI

                                 INDEMNIFICATION

      SECTION 11.1. Survival of Representations and Warranties and Obligations. All representations, warranties, agreements, covenants and obligations made or undertaken by the parties in this Agreement or in any document or instrument executed and delivered pursuant hereto (including the exceptions to any representations or warranties) shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect unless, in respect of any agreement or covenant, some specified period is set forth in this Agreement or in any document or instrument executed and delivered pursuant hereto, and except that all representations and warranties (other than the representations and warranties set forth in Sections
3.1 (Incorporation; Qualification), 3.2 (Authority), 3.3 (Execution and Binding Effect), 3.5 (Capitalization), 3.6 (Stock Ownership; Title to Shares), 3.16 (Taxes) and 3.19 (Subsidiaries)(or in a certificate relating to the accuracy of such representations)) made by Parent and contained herein or in any Exhibit, Schedule or certificate delivered under this Agreement shall remain in effect only until the date which is 20 months after the Closing Date. The representations and warranties set forth in (i) Sections 3.1 (Incorporation; Qualification), 3.2 (Authority), 3.3 (Execution and Binding Effect), 3.5 (Capitalization), 3.6 (Stock Ownership; Title to Shares) and 3.19 (Subsidiaries)(or in a certificate relating to the accuracy of such representations) shall have no expiration date and (ii) Section 3.16 (Taxes) (or in a certificate relating to the accuracy of such representations) shall survive until 30 business days after the expiration of the applicable statute of limitations with respect to the subject matter thereof. If written notice of a claim for breach of a representation or warranty has been given by Purchaser within the applicable survival period, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.

      SECTION 11.2. Indemnification by Parent. Except as otherwise limited by this Agreement, Purchaser and its Affiliates (including, without limitation WWI and the Companies) and their respective officers, directors and employees (as to such employees, other than lost wages or salary) shall be indemnified, defended and held harmless by Parent from, against and in respect of any and all liabilities, losses, damages, claims, costs, charges, actions, suits, proceedings, deficiencies and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses)

(hereinafter a "Purchaser Loss"), imposed on, sustained, incurred or suffered by any such Person arising out of:

            (a) the breach of any representation or warranty made by Parent contained herein or in the certificate to be delivered pursuant to Section 9.1(d).

            (b) the breach of any covenant or agreement made by Parent contained herein;

            (c) the Fitness Business, Excluded Assets or Excluded Liabilities ;

            (d) in lieu of indemnification under Section 11.2(a) or (e), any and all Post Signing Franchisee Claims and the trademark and related litigation brought by Linda Evans Fitness Centers, Inc. against WWI, up to the first $500,000 in the aggregate, plus the excess of such Purchaser Losses over $500,000; provided, however, that Parent's indemnification obligation hereunder for such excess shall be reduced by applying the amount of any remaining Basket (after giving effect to any other reductions or applications under this Agreement) up to $5,000,000 against 50% of such excess Purchaser Loss incurred in connection therewith; provided further that any amount so applied shall reduce the Basket accordingly;

            (e) in lieu of indemnification under Section 11.2(a), (i) any matter identified by Parent as an exception to the truth and correctness of any representation or warranty in the certificate to be delivered by Parent at Closing pursuant to Section 9.1(d) or (ii) any matter identified by Purchaser in writing at Closing that constitutes a breach of any representation or warranty made by Parent contained in this Agreement or in the certificate to be delivered pursuant to Section 9.1(d); provided, however, that Parent's indemnification obligation hereunder shall be reduced by applying the amount of any remaining Basket (after giving effect to any other reductions or applications under this Agreement) against 50% of the Purchaser Loss incurred in connection therewith; provided further that any amount so applied shall reduce the Basket accordingly; and/or

            (f) the franchisee profit-sharing claims relating to royalties for food products set forth in the Demand for Arbitration which is identified as
Item 4 on Schedule 3.12.

      SECTION 11.3. Indemnification by Purchaser and WWI. Except as otherwise limited by this Agreement, Parent and its Affiliates and their respective officers, directors and employees shall be indemnified and held harmless by Purchaser (prior to the Closing) and WWI (after the Closing) from any and all liabilities, losses, damages, claims, costs, charges, actions, suits, proceedings, deficiencies and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses), (hereinafter a "Parent Loss") imposed on, sustained, incurred, or suffered by any such Person arising out of:

            (a) the breach of any representation or warranty made by Purchaser contained herein; and/or

            (b) the breach of any covenant or agreement made by Purchaser contained herein.

      SECTION 11.4. Indemnification Procedures.

            (a) For the purposes of this Section 11.4, the term "Indemnitee" shall refer to the Person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 11.2 or 11.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Parent Losses" or the "Purchaser Losses," as the case may be.

            (b) An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within 10 business days after the Indemnitee has knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could reasonably be expected to give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim within 10 business days as aforesaid shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

            (c) The obligations and liabilities of an Indemnitor under this
Article XI with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article XI ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that Indemnitor shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnitee within 20 days of its receipt of the Notice of Claim. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor, and the Indemnitee may participate by its own counsel and at its own expense in defense of such Third Party Claim; provided, however, that if the defendants in any Action shall include both the Indemnitee and the Indemnitor and such Indemnitee shall have reasonably concluded in good faith that counsel selected by the Indemnitor has a conflict of interest because of the availability of different or additional defenses to such Indemnitee, such Indemnitee shall have the right to select separate counsel to participate in the defense of such Action on its behalf, at the expense of the Indemnitor; provided, further, that such Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). Notwithstanding the foregoing, the Indemnitee, during the period the Indemnitor is determining whether to elect to assume the defense of a matter covered by this Section 11.4, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnitee's rights to defense and indemnification pursuant to this Agreement. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by its own counsel and at its own expense in the defense of such Third Party Action. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim may be settled or judgment entered by consent by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No Third Party Claim may be settled or judgment entered by consent by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

      SECTION 11.5. Limits on Indemnification. Except for any claims for or in respect of Taxes ("Tax Claims") (which shall be governed solely by Article XII of this Agreement), no claim may be made against Parent for indemnification with respect to the matters contained in Section 11.2(a) unless and only to the extent the aggregate of all Purchaser Losses incurred under this Agreement exceeds $7,350,000 (as such amount may be reduced in accordance with Sections 11.2(d) and (e)) (the "Basket") and then only with respect to that portion of Purchaser Losses which exceed the Basket; provided further, however, that Parent shall have no liability hereunder for any individual such item where the Purchaser Loss relating to such item is less than $50,000 (and such items shall not be aggregated for purposes of determining whether Purchaser Losses exceed the Basket); provided the foregoing provisions shall not be applicable to any Purchaser Loss resulting from a breach of Sections 3.1 (Incorporation; Qualification), 3.2 (Authority), 3.3 (Execution and Binding Effect), 3.5 (Capitalization), 3.6 (Stock Ownership; Title to Shares) or 3.19 (Subsidiaries) (or in a certificate relating to the accuracy of such representations). In no event shall Parent be required to indemnify Purchaser for Purchaser Losses with respect to the matters contained in Section 11.2(a) which individually or in the aggregate exceed $183,750,000; provided the foregoing provision shall not be applicable to any Purchaser Loss resulting from a breach of Sections 3.1 (Incorporation; Qualification), 3.2 (Authority), 3.3 (Execution and Binding Effect), 3.5 (Capitalization), 3.6 (Stock Ownership; Title to Shares) or 3.19 (Subsidiaries) (or in a certificate relating to the accuracy of such representations).

      Except as otherwise provided in Article III and Article XI, after the Closing, neither Parent nor any officer or director of the Companies who resigns at or about the time of Closing shall have any liability to the Companies or their successors or assigns for any breach or alleged breach of any duty of care or loyalty whatsoever (exclusive of any such breach constituting an act of malfeasance, willful misconduct or acts


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

taken in bad faith or in fraud) which occurred or are alleged to have occurred on or prior to the Closing.

      SECTION 11.6. General Provisions on Indemnification. Whenever an Indemnitor is required to indemnify an Indemnitee against, and hold the Indemnitee harmless from, or to reimburse an Indemnitee for, any item of Loss, Indemnitor will pay the Indemnitee the amount of the Loss, including all Federal (but not state or local) corporate income or gains taxes, or similar Taxes, resulting from the receipt of the payment net of (i) the Net Proceeds of any insurance policy paid to Indemnitee with respect to such Loss prior to the indemnification payment and (ii) any Tax Benefit actually received by Indemnitee with respect to such Loss prior to the indemnification payment. For purposes of this Section 11.6, (A) "Net Proceeds" shall mean the insurance proceeds actually received, less any actual, additional, or increased premium, deductibles, co-payments, other payment obligations (including attorneys' fees and other costs of collection) or the present value of any future cost which is quantifiable with reasonable certainty, that relates to or arises from the making of the claim for indemnification and (B) "Tax Benefit" shall mean any refund of income Taxes paid or any actual reduction in the amount of income Taxes which would otherwise be paid currently, in each case computed by assuming that the Tax attribute resulting from such Loss results in a refund or in an actual reduction in income Taxes only after all the other tax attributes of Indemnitee have been utilized and no Tax Benefit shall be deemed to have occurred while a reasonable possibility exists of a challenge by any federal, state or local tax authority. If any Indemnitee receives a Tax Benefit or Net Proceeds after an indemnification payment is made which relates thereto, Indemnitee shall promptly repay to Indemnitor such amount of the indemnification payment as would not have been paid had the Tax Benefit or Net Proceeds reduced the original payment (any such repayment shall be a credit against any applicable indemnification cap set forth in this Article XI) at such time or times as and to the extent that such Tax Benefit or Net Proceeds is actually received. In no event shall an Indemnitor be liable for punitive damages sustained or claimed by an Indemnitee except to the extent such damages arise from a Third Party Claim. An Indemnitee shall take all reasonable steps to mitigate Losses upon becoming aware of any event which could reasonably be expected to give rise to such Losses. Losses shall be determined after taking into account any indemnity, contribution or other similar payment received by the Indemnitee from any third party with respect thereto.

      SECTION 11.7. Exclusive Remedy. Except in the case of fraudulent misrepresentation, from and after the Closing, no party hereto shall be liable or responsible in any manner whatsoever to the other parties, whether for indemnification or otherwise, except for indemnity as expressly provided in
Article XII (with respect to Tax Claims) or this Article XI, which provide the exclusive remedies and causes of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement or any opinion or certificate delivered in connection herewith. After the Closing, except in the case of fraudulent misrepresentation, Purchaser shall not be entitled to a recision of the sale of the Purchased Shares.

                                   ARTICLE XII


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

                                   TAX MATTERS

      SECTION 12.1. Section 338(h)(10) Election.

            (a) Parent, Purchaser, WWI and each U.S. Subsidiary agree that, in connection with the sale contemplated hereby, the parties shall make timely elections pursuant to Sections 338(g) and 338(h)(10) of the Code (and pursuant to any comparable state and local tax provisions) (collectively, the "Section 338(h)(10) Elections") with respect to (i) Parent's sale of the WWI stock, and
(ii) the resulting deemed sale of the stock of each U.S. Subsidiary of WWI.

            (b) For purposes of executing the Section 338(h)(10) Elections, not earlier than 90 days before the last day for filing the election, Purchaser and Parent shall mutually agree on and prepare and execute two copies (one for Purchaser and one for Parent) of IRS Form 8023 and all such forms, schedules and attachments as are necessary or required to be filed therewith pursuant to applicable U.S. Treasury Regulations and Parent (and/or the relevant U.S. Subsidiary) shall timely execute any and all forms that it is required to execute in order to make a valid Section 338(h)(10) Election and it shall perform such other acts as are necessary to make or perfect the Section 338(h)(10) Elections. The forms relating to the Section 338(h)(10) Elections for federal, state and local Tax purposes hereinafter shall be referred to as the "Section 338 Forms." Purchaser and Parent agree that the Section 338 Forms shall be filed with the appropriate tax authorities not earlier than 60 days before the last date for the filing thereof. Purchaser and Parent agree to consult and resolve in good faith as expeditiously as possible any disputes regarding the contents of the Section 338 Forms prior to their filing.

            (c) For purposes of making the Section 338(h)(10) Elections, Purchaser and Parent shall mutually agree on an allocation of a portion of the Purchaser's "adjusted grossed-up basis" in the shares, respectively, of WWI and each of its U.S. Subsidiaries (within the meaning of the U.S. Treasury Regulations under Section 338(h)(10) of the Code) and to the investment in Foreign Subsidiaries owned by WWI and each of its domestic U.S. Subsidiaries existing as of the Closing Date (the "Mutual Allocation"). The Purchaser shall allocate the remaining "adjusted grossed-up basis" to the other tangible and intangible assets of WWI and each of its domestic U.S. Subsidiaries existing as of the Closing Date (the "Unilateral Allocation"). Both the Mutual and Unilateral Allocations shall be binding upon Purchaser and Parent for purposes of allocating the "modified aggregate deemed sale price" (within the meaning of the U.S. Treasury Regulations) among the assets of WWI and each of its U.S. Subsidiaries. Neither party shall file any Tax Return, or take a position with any Tax authority, that is inconsistent with the Mutual and Unilateral Allocations without the written consent of the other party. Purchaser and Parent agree to cooperate in good faith in an effort to resolve any dispute concerning the appropriate Mutual Allocation.

            (d) Except as otherwise provided in this Section 12.1(d), Purchaser also may make an election under Section 338(g) of the Code in connection with the deemed purchase of the stock of a Company that is not a U.S. Subsidiary, provided that WWI pays to Parent, and/or agrees to indemnify Parent against, any additional Taxes that are actually imposed on Parent or any Affiliate of Parent (other than WWI or any Subsidiary) and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants incurred in contesting or otherwise in connection with such Taxes as a result of Purchaser or any Affiliate of Purchaser making any such election under Section 338(g) of the Code. Notwithstanding the immediately preceding sentence, the Purchaser shall not make an


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

election under Section 338(g) of the Code with respect to Weight Watchers Australia Pty. Ltd. (or if a new company is formed to acquire the Fortuity Australia shares, such new company).

      SECTION 12.2. Liability for Taxes; Tax Indemnity.

            (a) From and after the Closing Date, Parent shall indemnify and hold harmless Purchaser, WWI, the Companies and any other Affiliate of Purchaser (each a "Purchaser Indemnified Person") against the following Taxes and, against any loss, damage, liability or expense, including, but not limited to, reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on any Purchaser Indemnified Person with respect to taxable years or periods ending on or before the Closing Date; (ii) with respect to taxable years or periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on WWI or any Company that are allocable, pursuant to Section 12.3 below, to the portion of such taxable year or period ending on the Closing Date (an "Interim Period") (Interim Periods and any taxable years or periods that end on or prior to the Closing Date are referred to collectively hereinafter as "Pre-Closing Periods"); (iii) Taxes imposed on any member of any affiliated, consolidated, combined or unitary group (other than WWI or any Company) with which WWI or any Company files or has filed a Tax Return on an affiliated, consolidated, combined, unitary or other similar basis for a Pre-Closing Period;
(iv) Taxes required to be paid or reimbursed by Parent under Section 12.4,
Section 12.5, Section 12.6, Section 12.7 and Section 13.14 of this Agreement (to the extent such Taxes have not been paid by Parent); (v) Taxes or additional Taxes imposed on a Purchaser Indemnified Person as a result of a breach of the representations and warranties set forth in Section 3.16 of this Agreement or of the covenants contained in Article V or this Article XII; (vi) Taxes or other payments required to be made after the date hereof by WWI or any Company to any person under any Tax sharing, indemnity, allocation or other similar agreement (whether or not written); or (vii) any Taxes imposed on WWI or any Company in respect of, or as a result of, executing the Reorganization.

            (b) WWI shall be solely responsible for all Taxes of WWI and any Company for any taxable year or period or portion thereof that begins on the day after the Closing Date. If any tax authority seeks to collect from the Parent or any Affiliate of Parent any Tax for which WWI is responsible hereunder, WWI shall indemnify and hold harmless Parent or such Affiliate from any liability for such Tax, and against any loss, damage, liability or expense, including but not limited to, reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with such taxes and incurred as a result of the failure of WWI to pay any Taxes that are its responsibility under this Section 12.2(b).

      SECTION 12.3. Partial Period Taxes. In order to apportion appropriately any Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of WWI and each of the Companies, as the case may be, and such


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

Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this Article XII. In any case where applicable law does not permit WWI or one or more of the Companies, as the case may be, to treat the Closing Date as the last day of the taxable year or period with respect to Taxes that are payable with respect to an Interim Period, the portion of any such Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be:

            (a) in the case of Taxes that are either (i) based upon or related to income or receipts, or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than any Taxes imposed on any sales conveyances made pursuant to this Agreement or contemplated by transactions described herein, the payment of which is governed by Section 13.14 of this Agreement), deemed equal to the amount which would have been payable had the relevant taxable year or period ended on the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to the income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Taxes); and

            (b) in the case of Taxes not included in subparagraph (a) above that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Interim Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant period.

      SECTION 12.4. Federal Income Tax Returns. For the purposes of Federal Income Taxes, WWI and any U.S. Subsidiary shall close its books as of the Closing, determined in accordance with Section 2.6(a). All items of income, deduction, or credit for the period ending as of such Closing shall be reported by Parent on its consolidated federal income tax return for its Taxable year including the Closing Date. All items of income, deduction, or credit for the period beginning on the day after the Closing Date shall be reported on the consolidated federal income tax return of the Affiliated Group that will include WWI and its U.S. Subsidiaries. Parent shall be liable for and shall pay, or cause to be paid, all Taxes shown as due and owing on such consolidated federal income tax return.

      SECTION 12.5. State and Local Income Tax Returns Where Books Closed. For the purposes of State and Local Income Taxes with respect to which it is required or permitted to do so, WWI and any U.S. Subsidiary shall close its books in a manner comparable to that described in Section 12.4. With regard to any such State and Local Income Tax with respect to which WWI or such U.S. Subsidiary closes its books:

            (a) Parent shall be responsible for the preparation of all such State and Local Income Tax returns for the period ending as of the Closing, determined in accordance with Section 2.6(a). For any separate return that must be filed by WWI or such U.S. Subsidiary (as distinguished from a combined or unitary return in which WWI or such U.S. Subsidiary is included), Parent shall furnish each such separate return to Purchaser, together with a check or checks for the payment of any Tax shown due on such return. Purchaser shall cause each such return to be executed by an officer of WWI or such U.S.


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

Subsidiary and filed, together with the check or checks furnished by Parent, in accordance with the reasonable instructions of Parent. Parent shall be liable for and shall pay, or cause to be paid, all Taxes shown as due and owing on such Tax Returns and Parent shall indemnify and hold harmless Purchaser and its Affiliates (including WWI and any Subsidiary) and their agents, officers and employees for any liability arising from the execution and filing of such State and Local Income Tax returns; and

            (b) Purchaser shall be responsible for the preparation and filing of all State and Local Income Tax Returns for any taxable year or period that begins after the Closing Date.

      SECTION 12.6. State and Local Income Tax Returns for Interim Periods.

            (a) With respect to a State and Local Income Tax Return of WWI or any U.S. Subsidiary for a tax period that includes but does not end on the Closing Date with respect to which WWI or such U.S. Subsidiary does not close its books as set forth in Section 12.5, not less than 30 days before the due date of such return, Purchaser shall furnish Parent a copy of the Tax Return and a statement of the amount of income tax that is Parent's responsibility. Such Tax Return shall be prepared in accordance with the tax law and regulations of the applicable jurisdiction and, subject to the foregoing, in a manner consistent with prior practice. Parent's liability for the Taxes shown as due and owing on any such Tax Return shall be determined in accordance with Section
12.3 above after crediting Parent with any estimated tax payments made by Parent, WWI or any U.S. Subsidiary on or prior to the Closing Date. If the estimated tax payments exceed Parent's responsibility for such Taxes, the excess shall be paid by WWI to Parent no later than the due date for the relevant Tax Return. If Parent does not agree with Purchaser's statement, Parent shall give to Purchaser not later than 20 days before the due date of the return (A) notice of specific reason or reasons Parent does not so agree and (B) a statement of income tax liability that in Parent's opinion is Parent's responsibility. In such case, Parent and Purchaser promptly shall confer and attempt to resolve the disagreement and, not later than five days before the due date of the return, Parent shall pay to WWI the full amount of its Tax liability shown as due and owing on the relevant Purchaser's statement at least five days before the date on which the related Tax Return is required to be filed and nothing in this
Section 12.6(a) shall relieve Parent of its responsibility for such income tax because Parent has disagreed with Purchaser's statement.

            (b) If Parent and Purchaser are not able to resolve a disagreement described in paragraph (a) above, the matter shall be submitted as promptly as practicable for dispute resolution as described in Section 13.18 of this Agreement. If it is subsequently determined that Parent paid more than its allocable share of any Tax liability, Purchaser shall notify Parent, in writing, of such overpayment and within 10 days of such notice WWI shall refund to Parent the amount of such overpayment, together with the interest that would be due on an overpayment of Taxes (as determined in accordance with Section 6611 of the Code).

      SECTION 12.7. Foreign Income Tax Returns and All Other Tax Returns. Parent also shall prepare and file, or cause to be prepared and filed, all Foreign Income Tax Returns and any and all Other


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Tax Returns required to be filed by WWI or any Company for any taxable year or period ending on or before the Closing Date or the due date of which (after giving effect to any extensions) is on or prior to the Closing Date. All such Tax Returns shall be prepared and filed in a manner that is consistent with the provisions set forth in Section 12.5 of this Agreement. Parent shall be liable for and shall timely pay (or cause to be timely paid) all Taxes shown as due and owing on all such Tax Returns. Purchaser shall prepare and file, or cause to be prepared and filed, all Foreign Income Tax Returns and any and all Other Tax Returns required to be filed by WWI or any Company for any taxable year or period that begins prior to the Closing date and ends after the Closing Date or the due date of which (after giving effect to any extensions) is after the Closing Date. All such Tax Returns shall be prepared and filed, and the liability for, and payment of, all Taxes shown as due and owing thereon shall be determined, in a manner that is consistent with the provisions set forth in
Section 12.6 above.

      SECTION 12.8. Tax Refunds. Any refunds or credits of Taxes of, or with respect to, WWI or any Company that are attributable or allocable to a Pre-Closing Period shall be for the account of Parent. Any refunds or credits of Taxes of, or with respect to, WWI, or any Company that are attributable or allocable to any period (or portion thereof) beginning after the Closing Date (treating such date as the beginning of a short taxable year for this purpose) shall be for the account of Purchaser. Purchaser shall, if Parent so requests and at Parent's expense, cause the relevant entity (Purchaser, WWI, any Company or any other Affiliate of Purchaser, or any successor to any of these parties) to file for and obtain any refunds or credits to which Parent is entitled hereunder, including, without limitation, through the prosecution of any administrative or judicial proceeding which Parent, in its sole and absolute discretion, chooses to direct such entity to pursue. Purchaser shall permit Parent to control (at Parent's expense) the prosecution of any such refund or credit claim, and when deemed appropriate by Parent, shall cause the relevant entity to authorize by appropriate power of attorney such person as Parent shall designate to represent such entity with respect to such refund claim. Parent shall indemnify Purchaser and/or any Affiliate of Purchaser for any costs, expenses or other losses incurred by Purchaser or any Affiliate of Purchaser in connection with the prosecution of any such Tax refund or credit claim. WWI shall pay over to the Parent the amount of any such Tax refund or credit, minus the amount of any Taxes payable in respect of such amount by Purchaser or any Affiliate of Purchaser, promptly after the Tax refund is received or any such credit of Taxes is granted; provided, however, that if any such refund or credit of Taxes is subsequently disallowed or redetermined, Parent shall repay promptly to WWI the amount of such disallowed, or the amount of the reduction in such redetermined, Tax refund or credit. Notwithstanding the foregoing, the control of the prosecution of a claim for Tax refund or credit of Taxes pursuant to a deficiency assessed subsequent to the Closing Date as the result of an audit shall be governed by the provisions of Section 12.11 below.

      SECTION 12.9. Cooperation. The Parent and the Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information as may be reasonably required by the Parent or the Purchaser for the preparation of any Tax Returns required to be prepared and filed by the Parent or the Purchaser hereunder, or in connection with the preparation or filing of any election, consent or certification. The Parent and the Purchaser will provide to each other, and the Purchaser will cause WWI, and any Company to provide to the Parent, full access, at any reasonable time


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and from time to time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data of WWI and any Company as the Parent or the Purchaser, as the case may be, may from time to time reasonably request.

      SECTION 12.10. Tax Agreements and Arrangements. Effective as of the Closing Date, all agreements and arrangements or Tax sharing practices pursuant to which WWI or any Company makes a payment of Tax with respect to a consolidated, combined, or unitary group that includes a corporation other than WWI and the Companies are terminated with respect to WWI and the Companies, and Parent covenants to Purchaser that neither WWI nor any Company shall have any liability under any such agreement or arrangement.

      SECTION 12.11. Contests.

            (a) Purchaser shall promptly notify Parent in writing if Purchaser or any Affiliate of Purchaser receives, after the Closing Date, any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving WWI, any Company or any other Affiliate of Purchaser which, if determined adversely to the relevant taxpayer, would be grounds for indemnification under Section 12.2(a) of this Agreement; provided, however, that a failure to give such notice will not affect a Purchaser Indemnified Person's right to indemnification hereunder, except to the extent, if any, that, but for such failure, Parent could have avoided the Tax liability in question. In the case of an audit or administrative or judicial proceeding that relates to any Pre-Closing Period, provided that within 60 days after Parent receives the written notice from Purchaser required under Section 12.11(a) and prior to taking any action with respect to such audit or administrative or judicial proceeding, Parent acknowledges in writing its liability under Section 12.2(a) of this Agreement to hold the relevant Purchaser Indemnified Person (or Persons) harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding, Parent shall have the right at its own expense to control the conduct of such audit or proceeding; provided, however, that Parent shall not settle or otherwise compromise any issue or matter without the Purchaser's prior written consent if such issue or matter could have a material adverse effect on the Tax liability of Purchaser, WWI, any Company or any other Affiliate of Purchaser for a post-Closing taxable year or period. Purchaser also may participate in any such audit or proceeding at its own expense and, if Parent does not assume the defense of any such audit or proceeding, Purchaser may, without any effect to its or any other Purchaser Indemnified Persons' right to indemnification under
Section 12.2(a) of this Agreement, defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding. In the case of an audit or administrative or judicial proceeding that relates to any period that begins before and ends after the Closing Date, Parent and Purchaser shall jointly control the conduct of such audit or proceeding, each to bear its own expenses. Except as expressly set forth in this Section 12.11(a), Purchaser shall control at its own expense the conduct of any and all audits or the proceedings related to the Taxes, or the Tax liability, of WWI and the Companies.

            (b) Parent and Purchaser shall cooperate, and after the Closing Purchaser shall cause


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

WWI and each Company to cooperate, to the extent that it is reasonable and helpful in any Proceeding, including making available relevant records and documents in their possession. Neither Parent, Purchaser, WWI nor any Company shall be required to disclose a consolidated, combined, or unitary Tax Return including a corporation that is not WWI or any of the Companies, but if information with respect to WWI or any Company contained in such a Tax Return is relevant to a Proceeding, such information shall be furnished as a pro forma separate return of WWI, or any Company.

      SECTION 12.12. Timing of Payments. Payment of any amounts due in respect of Taxes for any Interim Periods shall be made by Parent at least five days before the due date of the applicable estimated or final Tax Return required to be filed by Purchaser on which is required to be reported income for such Interim Period and for which Parent is responsible under Sections 12.6 or 12.7 of this Agreement without regard to whether the Tax Return shows overall net income or loss for such period. With respect to indemnity payments due under
Section 12.2(a) or Section 12.2(b) of this Agreement, payment by Parent or WWI shall be made within five Business Days after the date that such party has been notified by the other that it has a liability for a determinable amount under this Article XII and is provided with calculations or other materials supporting such liability.

      SECTION 12.13. Termination of Parent's Indemnity Obligations. Notwithstanding any provision herein to the contrary, the obligations of Parent to indemnify and hold harmless any Purchaser Indemnified Person pursuant to this
Article XII shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (after giving effect to any waiver, mitigation or extension thereof).

      SECTION 12.14. Miscellaneous Tax Matters.

            (a) Parent's Affiliated Group has not elected or applied for permission, and shall not elect or apply for permission, to discontinue filing consolidated Federal Income Tax Returns.

            (b) On or before the Closing Date, Parent shall provide Purchaser with a statement meeting the requirements of Treas. Reg. Section
1.1445-2(b)(2)(i).

            (c) After the Closing Date, Purchaser shall cause WWI or any Company to elect where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution, or other item arising after the Closing Date that would, absent such election, be carried back to a taxable period of WWI or such Subsidiary ending on or before the Closing Date.

            (d) Parent shall not file and shall cause each corporation that is an Affiliate of Parent after the Closing Date not to file, any claim for refund or credit, of Tax paid by WWI or any Company. The preceding sentence shall not restrict Parent from (i) filing a claim for refund or credit, or filing an amended return claiming a refund or credit, of income tax paid with respect to a consolidated, combined, or unitary tax return of Parent, notwithstanding the fact that WWI or such Company is included in such a return, (ii) filing a claim for refund for any Tax paid by Parent as a result of its indemnity obligations under this Article or (iii) filing with any state or local taxing authority a report required by law of federal changes.

            (e) To the extent that Purchaser does not make a Section 338(g) election with respect to one or more Foreign Subsidiary (a "Non-338(g) Foreign Subsidiary"), Purchaser agrees that after the


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

Closing and during the taxable year of any such Non-338(g) Foreign Subsidiary in which the deemed sale of the stock of such Non-338(g) Foreign Subsidiary occurs pursuant to an election under Section 338(h)(10) of the Code, the Purchaser will not cause such Non-338(g) Foreign Subsidiary and such Non-338(g) Foreign Subsidiary will not (i) make distributions from its current or accumulated earnings and profits; (ii) make an investment in United States property as that investment is described in Section 956 of the Code, (iii) become a party to a Code Section 304 transaction, or (iv) enter into transactions outside the ordinary course of business that would result in any such Non-338(g) Foreign Subsidiary deriving subpart F income as that term is defined in Section 952(a) of the Code.

            (f) In filing its Federal Income Tax Return for the period that includes the Closing Date, WWI will elect, pursuant to Section 197(f)(9)(B) of the Code and to U.S. Proposed Treasury Regulation Section 1.197-2(h)(9) (or such regulation as then shall be left in effect), by a statement filed with such Tax Return, to recognize gain on the deemed disposition of its entire shareholding in the LLC (as defined in Exhibit A attached hereto). Notwithstanding the foregoing, WWI will not be required to file such statement if Proposed Treasury Regulation Section 1.197-2(h)(9), as adopted in final form, or the preamble thereto, explicitly provides that such statement is not required.

      SECTION 12.15. Purchase Price Adjustment. Any indemnification payment made by WWI to Parent or by Parent to Purchaser or to WWI, or any Company on behalf of Purchaser pursuant to this Agreement shall be treated by Purchaser and Parent as an adjustment to the Purchase Price for Tax purposes.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing only as follows:

            (a) by mutual written consent of Purchaser and Parent; or

            (b) by either Purchaser or Parent if the Closing shall not have occurred by the day which is five months after the date hereof, provided however, that the right to terminate this Agreement under this Section 13.1(b) shall not be available to Parent or Purchaser, as the case may be, if the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled in a material respect any of its obligations under this Agreement; or

            (c) by either party upon the occurrence of any of the adverse events described in

Section 9.5 or Section 10.3 applicable to its obligation to close which has become a nonappealable final order, decree or judgment.

            In the event of termination of this Agreement by either or both of the parties pursuant to this Section 13.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and of no further force and effect, and no party hereto shall have any liability to the other party or its respective Affiliates, directors, officers or employees, except for the obligations set forth in Sections 5.2, 13.2, 13.9, 13.12, 13.13, 13.14, 13.15, 13.17 and 13.18 and this Section 13.1 hereof, which shall survive such termination; provided nothing in this Section 13.1 shall relieve any party from any liability for any breach of such party's covenants or agreements contained in this Agreement prior to such termination or, to the extent of reimbursement of the other party's expenses, for any breach of such party's representations and warranties under this Agreement.

      SECTION 13.2. Expenses. Unless otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, consultants and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided Parent will pay all costs incurred by the Companies (other than those caused to be incurred by Purchaser on or after the Closing) in connection with, and shall insure that there is no diminution in the value to be transferred hereunder to the Purchaser as a result of, the transactions which are the subject of this Agreement, including, without limitation, legal and accounting fees.

      SECTION 13.3. Waiver. The accuracy of any representation or warranty, the performance of any covenant or agreement or the fulfillment of any condition of this Agreement by Purchaser on the one hand or Parent on the other, may be expressly waived in writing by Purchaser or Parent, as appropriate. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of Purchaser or Parent in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      SECTION 13.4. Consents. Whenever this Agreement requires a permit or consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 13.3.

      SECTION 13.5. Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, provided, however, that neither this Agreement nor any of the rights, interests or obligations herein may be assigned, including by operation of law or otherwise, by any party hereto without the prior written consent of the other party, except that the Purchaser may assign its rights and obligations under this Agreement to a lender in connection with the financing referred to in Section 4.7 hereof and to any Affiliate of Purchaser, including a corporation which is wholly-owned by Purchaser or by Persons or entities which own all the outstanding stock of Purchaser, if Purchaser unconditionally guarantees that such Affiliate to which Purchaser's rights and obligations are assigned will perform fully all the obligations of Purchaser under this Agreement.

      SECTION 13.6. Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of any other party hereto and without further consideration, such party will promptly execute, acknowledge and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement.

      SECTION 13.7. Entire Agreement. This Agreement, the Confidentiality Agreement referred to in Section 5.2, the other Exhibits to this Agreement, and the agreements specifically referred to herein or delivered pursuant hereto or executed on the date hereof between the parties contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements with respect thereto.

      SECTION 13.8. Amendment. This Agreement may be amended or modified in whole or in part only by a duly authorized written agreement that refers to this Agreement and is signed by each of the parties hereto or by their duly appointed representatives or successors.

      SECTION 13.9. Limitations on Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      SECTION 13.10. Captions. The captions in this Agreement are inserted for convenience of reference only, do not constitute part of this Agreement and shall not affect the construction or interpretation of any provision of this Agreement.

      SECTION 13.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      SECTION 13.12. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered or telecopied or on the date of receipt indicated on the return receipt if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:


      (a) If to Parent:

                    H. J. Heinz Company
                    600 Grant Street
                    Pittsburgh, Pennsylvania 15219

                    Telecopy Number: 412-456-6102
                    Attention: Senior Vice President and General Counsel

      (b) If to Purchaser and/or Guarantor:

                    c/o Artal Luxembourg S.A.
                    39 Boulevard Royal
                    Luxembourg City, Luxembourg 2449

                    Facsimile No.:  352-22-42-66
                    Attention:  Managing Director

            with copies to:

                    The Invus Group, Ltd.
                    135 East 57th Street - 30th Floor
                    New York, NY 10022

                    Facsimile No.:  (212) 371-1829
                    Attention:  Raymond Debbane


                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, NY 10017

                    Facsimile No.:  (212) 455-2502
                    Attention: Robert E. Spatt, Esquire

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

      (c) Purchaser and Guarantor hereby irrevocably and unconditionally designate and direct Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as their agent to receive service of any and all process and documents on their behalf in any legal action or proceeding related to this Agreement and agree that service upon such agent shall constitute valid and effective service upon Purchaser and Guarantor and that failure of such agent to give any notice of such service to Purchaser and Guarantor shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

      SECTION 13.13. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

      SECTION 13.14. Transfer Taxes and Governmental Approvals Filing Fees. Notwithstanding the provisions of Article XII, (i) all excise, sales, value added, use, registration, stamp, transfer and other similar excise or conveyance taxes, levies, charges and fees incurred in connection with this Agreement and the transactions contemplated hereby, and (ii) the fees for the Governmental Approvals Filings, shall be borne equally by Parent and Purchaser. Purchaser and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation.

      SECTION 13.15. Public Announcements. All public announcements relating to this Agreement or the transactions contemplated hereby shall be made at such time and in such manner as the parties hereto shall mutually agree, except that nothing in this Agreement shall prevent a party hereto from making any disclosure in connection with the transactions contemplated by this Agreement to the extent required by law or to the extent required by any securities exchange on which a party has listed its securities provided that prior notice of such disclosure is given to the other party.

      SECTION 13.16. Schedules. Any item disclosed in the Schedules attached hereto, under any specific Schedule number hereof, shall be deemed to have been disclosed for all purposes of any other Schedule but only to the extent that the applicability of the information disclosed to such other representation and warranty or Schedule is reasonably apparent. Disclosure of any fact or item in any Schedule hereto shall not necessarily mean that such fact or item is material.

      SECTION 13.17. Guaranty.

            (a) Guarantor hereby guarantees the performance of each of the obligations (financial or otherwise) of the Purchaser and any assignee Affiliate under this Agreement including, without limitation, any obligation to indemnify Parent pursuant to Article XI hereof or otherwise, provided that (i) the aggregate liability of Guarantor under this paragraph will not exceed $25 million and (ii) the guarantee of Guarantor will terminate upon completion of the Closing.

            (b) Guarantor hereby represents and warrants to Parent that (i) it is a corporation duly organized and validly existing under the laws of the Grand Duchy of Luxembourg; (ii) it has all corporate power and authority necessary to authorize Purchaser to enter into this Agreement and to perform its obligations hereunder; (iii) all corporate actions necessary to authorize Purchaser to enter into this Agreement and to perform its obligations hereunder have been taken; and (iv) the agreement of Guarantor contained in this Section 13.17 is a valid and binding agreement of Guarantor, enforceable against it in accordance with its terms.

      SECTION 13.18. Jurisdiction; Venue. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

      SECTION 13.19. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      SECTION 13.20. Joint Promotion. Parent and Purchaser acknowledge and agree to use their reasonable best efforts to negotiate the form of a Joint Promotional Agreement with respect to cross-promotional activities between WWI after the Closing and Parent and its Affiliates and to attach the Joint Promotional Agreement to this Agreement as Exhibit K, no later than August 23, 1999 as a document to be executed and delivered at Closing; provided, however, that there shall be no requirement that the parties agree upon the Joint Promotional Agreement as a condition to the Closing of the transactions contemplated under this Agreement and the failure to so agree shall not affect or limit any party's obligation to close hereunder.

                  (Remainder of page intentionally left blank)

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Parent, WWI, Purchaser and Guarantor as of the date first above written.


                                    H. J. HEINZ COMPANY

                                    By:    /s/ Mitchell A. Ring
                                    Name:  Mitchell A. Ring
                                    Title: Vice President--Business Development

                                    WEIGHT WATCHERS INTERNATIONAL,
                                    INC.

                                    By:    /s/ Mark V. Matera
                                    Name:  Mark V. Matera
                                    Title: Vice President


                                    ARTAL INTERNATIONAL S.A.

                                    By:    /s/ Darimont Bernard
                                    Name:  Darimont Bernard
                                    Title: Managing Director


                                    ARTAL LUXEMBOURG S.A., only as to
                                    Section 13.17

                                    By:    /s/ Darimont Bernard
                                    Name:  Darimont Bernard
                                    Title: Managing Director

Kerry's Version

                       LICENSING KEY TERM SHEET

     All capitalized terms are defined in the Operating Agreement unless otherwise indicated.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             TRADEMARK
                                                                                                             LICENSING
                        HEINZ LICENSE AGREEMENT                         WWI LICENSE AGREEMENT                AGREEMENT
------------------------------------------------------------------------------------------------------------------------------------
Parties
     Licensor            LLC                                            LLC                                  WWI
     Licensee            Heinz                                          WWI                                  Heinz
------------------------------------------------------------------------------------------------------------------------------------
Licensed                 All food and beverage products in those        All food and beverage products in    All food and
Products                 categories set forth in Schedule A to the      categories other than those          beverage products in
                         Operating Agreement                            set forth in Schedule A to the       those categories set
                                                                        Operating Agreement                  forth in Schedule A
                                                                                                             to the Operating
                                                                                                             Agreement
------------------------------------------------------------------------------------------------------------------------------------
Licensed Rights          Food Trademarks and Program Information        Food Trademarks and Program          Food Classes in
                         (except Just 2 Points)                         Information Improvements             Multiclass
                                                                                                             Trademarks,
                                                                                                             Associated Food
                                                                                                             Trademarks, Non-
                                                                                                             Recognition Food
                                                                                                             Trademarks, Non-
                                                                                                             Transferable Food
                                                                                                             Applications
------------------------------------------------------------------------------------------------------------------------------------
Territory                World, except as set forth on Schedule A       World                                Ditto Heinz License
                         to the Operating Agreement
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Grant                    Exclusive right to use the Licensed Rights on  Exclusive right to use the           Ditto Heinz License
                         the Licensed Products.                         Licensed Rights on the Licensed
                                                                        Products.
                         Licensee may sublicense the use of the
                         Licensed Rights to a person located in any     Licensee may sublicense the use of
                         country in the world in which Licensee or      the Licensed Rights in any country
                         Licensee's Affiliates are manufacturing,       in the world. There is no limit to
                         marketing, distributing or selling any food    the number of levels of sublicense
                         or beverage products; provided, however, that  that may be authorized by Licensee
                         this sentence will not be interpreted as a     to an Affiliate. Licensee and its
                         limitation on the territory that any such      Affiliates may grant a sublicense
                         Sublicensee is authorized under such           to a person who is not an
                         sublicense to distribute and sell the          Affiliate, but any such sublicense
                         Licensed Products. There is no limit to the    shall not include any right to
                         number of levels of sublicense that may be     sublicense to any person not an
                         authorized by Licensee as long as such         Affiliate of the first
                         sublicensee is an Affiliate of Licensee.       sublicensee.
                         Licensee may sublicense to one level only
                         outside of its Affiliates.                     Non-exclusive, irrevocable and
                                                                        renewable, royalty free right to
                                                                        use the Licensed Rights in
                                                                        connection with sale of food and
                                                                        beverage products permitted under
                                                                        Section 2.03(f) of the Operating
                                                                        Agreement.
------------------------------------------------------------------------------------------------------------------------------------
                         Non-exclusive right to use the Licensed
                         Rights in connection with food and beverage
                         products other than the Licensed Products
                         ("Other Products") throughout the world only
                         in respect to and to the extent necessary to
                         fulfill obligation pursuant to the (i)
                         licenses by Weight Watchers to parties
                         including Heinz or its Affiliates granting
                         rights to manufacture, market, distribute or
                         sell Other Products under the Food Trademarks
                         ("Direct Food Trademark Licenses"), which
                         have been assigned to Heinz and to which
                         Heinz has assumed the obligations of Weight
                         Watchers on the Effective Date and (ii) all
                         sublicenses by Heinz or its Affiliates to
                         third parties granting the right to
                         manufacture, market, distribute or sell Other
                         Products, under the Food Trademarks ("Heinz
                         Sublicenses"). License to apply to Other
                         Products on the same terms and conditions as
                         if they were Licensed Products for five (5)
                         years from the Effective Date.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Consideration;           Licensee will grant access and a right to      Licensee will grant access and a
Cross-License            sublicense to Licensor's other licensee a      right to sublicense to Licensor's
                         non-exclusive right to use on its Licensed     other licensee a non-exclusive
                         Products any and all Program Information       right to use on its Licensed
                         Improvements, including a right of use on new  Products the Program Information, applications and any new Program Information,  including a right of use on new
                         including calculation of Points values,        applications and any new Program
                         developed or adopted by or on behalf of        Information, including calculation
                         Licensee, Licensee's Affiliates or             of Points values, developed or
                         Sublicensees after the Effective Date.         adopted by or on behalf of
                                                                        Licensee, Licensee's Affiliates or
                                                                        Sublicensees after the Effective
                                                                        Date. All such new information
                                                                        shall automatically be included in
                                                                        the definition of Program
                                                                        Information and shall be made
                                                                        available to Licensor.
------------------------------------------------------------------------------------------------------------------------------------
Quality Control          All products manufactured, marketed,           All products manufactured,           Same as Heinz
Grandfathering           distributed and sold prior to the Effective    marketed, distributed and sold and   License on its
                         Date utilizing Food Trademarks or Program      products of a quality comparable     Licensed Products.
                         Information are deemed to be approved by       to those manufactured, marketed,
                         Licensor and in compliance with the Quality    distributed, and sold by
                         Control Requirements as defined in the LLC     Licensor's other licensee prior to
                         Agreement.                                     the Effective Date utilizing Food
                                                                        Trademarks are deemed to be
                         Quality control provisions relating to the     approved by Licensor and in
                         Food Trademarks in third party manufacturing   compliance with the Quality
                         agreements existing on the Effective Date are  Control Requirements as defined in
                         deemed to be approved by the Licensor.         the LLC Agreement.

                                                                        Quality control provisions
                                                                        relating to the Food Trademarks in
                                                                        third party manufacturing
                                                                        agreements entered into by
                                                                        Licensee and comparable to such
                                                                        provisions in said agreements
                                                                        entered into by Heinz and existing
                                                                        on the Effective Date are deemed
                                                                        to be approved by the Licensor.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Quality Control          All Licensed Products and uses of the Food     All Licensed Products and uses of    Substantively same
Enforcement              Trademarks shall conform to the Quality        the Food Trademarks shall conform    as Heinz License.
                         Control Requirements.                          to the Quality Control               Quality control
                                                                        Requirements.                        exercised by LLC
                         All Licensed Products and uses of the Program                                       with regard to Food
                         Information Trademarks shall conform to        Licensee shall submit reports        Trademarks and by
                         quality control requirements to be adopted by  regarding quality control            WWI with regard to
                         the licensor of Licensor's rights therein      procedures and regarding             Program Information
                         (i.e. WWI) ("Program Information Trademark     compliance with the Quality          Trademarks.
                         Standards") and enforced by the LLC            Control Requirements on a
                         substantially similar to the Quality Control   quarterly basis.
                         Requirements as defined in the LLC Agreement.
                                                                        All sublicenses to conform to
                         Licensee shall submit reports regarding        license with respect to quality
                         quality control procedures and regarding       control provisions. Licensee to
                         compliance with the Quality Control            have primary responsibility for
                         Requirements and Program Information           policing sublicenses.
                         Trademark Standards on a quarterly basis.
                                                                        Mechanisms for enforcing quality
                         All sublicenses to conform to license with     control as set forth in the LLC
                         respect to quality control provisions.         Agreement.
                         Licensee to have primary responsibility for
                         policing sublicenses.

                         Mechanisms for enforcing quality control as
                         set forth in the LLC Agreement.
------------------------------------------------------------------------------------------------------------------------------------
Review of New            Licensor may object to any proposed new        Licensor may object to any           Same as Heinz
Products                 Licensed Product only on the grounds that      proposed new Licensed Product only   License.
                         such proposed new Licensed Product does not    on the grounds that such proposed
                         conform to the Quality Control Requirements.   new Licensed Product does not
                                                                        conform to the Quality Control
                         Licensor on behalf of the Program Information  Requirements.
                         licensor (i.e. WWI) may object to the use of
                         Program Information Trademarks only on
                         grounds of nonconformance with Program
                         Information Trademark Standards. WWI may
                         object to use of Program Information
                         terminology only on grounds of substantial
                         inaccuracy in the presentation, application
                         or calculation.
------------------------------------------------------------------------------------------------------------------------------------
Quality Control          On twenty-one (21) days prior written notice   On twenty-one (21) days prior        Ditto
Audit                    from Licensor and not more than once per .     written notice from Licensor
                         calendar year                                  and not more than once per
                                                                        calendar year.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Proprietary              "WEIGHT WATCHERS is the registered trademark   "WEIGHT WATCHERS is the registered   "[TRADEMARK] is the
Rights Notice            of WW Foods, LLC" on Licensed Products         trademark of WW Foods, LLC" on       registered trademark
                                                                        Licensed Products                    of Weight Watchers
                         "[PROGRAM INFORMATION TRADEMARK] is the                                             International, Inc."
                         registered service mark [or trademark] of      "[PROGRAM INFORMATION TRADEMARK]
                         Weight Watchers International, Inc." on        is the registered service mark [or   "[PROGRAM INFORMATION
                         Licensed Products                              trademark] of Weight Watchers        TRADEMARK] is the
                                                                        International, Inc." on Licensed     registered service
                                                                        Products                             mark [or trademark] of
                                                                                                             Weight Watchers
                                                                        "WEIGHT WATCHERS is the registered   International, Inc."
                                                                        trademark of Weight Watchers         on Licensed Products
                                                                        International, Inc." with respect
                                                                        to Weight Watchers Business
                                                                        products, other than Licensed
                                                                        Products. "WEIGHT WATCHERS is the
                                                                        registered service mark of Weight
                                                                        Watchers International, Inc." with
                                                                        respect to Weight Watchers
                                                                        Business services.
------------------------------------------------------------------------------------------------------------------------------------
Confidentiality          Information exchanged to be treated as         Information exchanged to be          Same as Heinz
                         confidential as per Section 2.12 of Operating  treated as confidential as per       license.
                         Agreement.                                     Section 2.12 of Operating
                                                                        Agreement.
                         Program Information know-how to be deemed
                         Confidential Information.                      Program Information Improvements
                                                                        to be deemed Confidential
                                                                        Information.
------------------------------------------------------------------------------------------------------------------------------------
Term                     An initial term of twenty-five (25) years at   An initial term of twenty-five       Ditto
                         which time this Agreement will automatically   (25) years at which time this
                         renew for consecutive terms of twenty-five     Agreement will automatically renew
                         (25) years each, terminable as per Section     for consecutive terms of
                         2.16 of Operating Agreement..                  twenty-five (25) years each,
                                                                        terminable as per Section 2.16 of
                                                                        Operating Agreement.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Preservation of          All trademarks used by Licensee that are       All trademarks used by Licensee      Licensor and
Trademarks               derived from, identical or confusingly         that are derived from, identical     licensee to share
                         similar to any Formation Trademark must be     or confusingly similar to any        costs of renewals and
                         registered in the name of and contributed to   Formation Trademark must be          maintenance.
                         the LLC as New Food Trademarks.                registered in the name of and        Licensee to bear cost
                                                                        contributed to the LLC as New Food   of splitting
                         Licensor to maintain registrations and to      Trademarks.                          Multiclass
                         file and prosecute applications for New Food                                        Trademarks.
                         Trademarks as per LLC Agreement.               Licensor to maintain registrations   Licensor to file and
                                                                        and to file and prosecute            prosecute
                                                                        applications for New Food            applications for new
                                                                        Trademarks as per LLC Agreement.     Associated Food
                                                                                                             Trademarks at
                                                                                                             Licensee's request
                                                                                                             and expense.
------------------------------------------------------------------------------------------------------------------------------------
Infringement             Either party may, but shall not be obligated   Either party may, but shall not be   Same as Heinz
                         to, bring or cause to be brought, at its own   obligated to, bring or cause to be   License.
                         cost and expense, any proceeding for           brought, at its own cost and
                         infringement, unauthorized use, or             expense, any proceeding for
                         interference with any Food Trademark           infringement, unauthorized use, or
                         hereunder to the extent permissible under      interference with any Food
                         local law. Other party to join as may be       Trademarks to the extent
                         required by local law. WWI as Licensor's       permissible under local law. Other
                         licensor to have sole discretion regarding     party to join as may be required
                         infringement of Program Information.           under local law.

                         With respect to any infringement,              With respect to any infringement,
                         unauthorized use, interference with or         unauthorized use, interference
                         violation of the Food Trademarks by a third    with or violation of the Food
                         party which does not primarily affect          Trademarks by a third party which
                         Licensed Products, Licensee may, at its cost   does not primarily affect Licensed
                         and expense, bring or cause to be brought any  Products, Licensee may, at its
                         prosecution, lawsuit, action, or proceeding    cost and expense, bring or cause
                         for infringement, unauthorized use, or         to be brought any prosecution,
                         interference with or violation of any of the   lawsuit, action, or proceeding for
                         rights of Licensee or Licensor, provided none  infringement, unauthorized use, or
                         of Licensor's other licensees whose licensed   interference with or violation of
                         uses of the Food Trademarks are primarily      any of the rights of Licensee or
                         affected brings prompt legal action.           Licensor, provided none of
                                                                        Licensor's other licensees whose
                         Program Information Trademarks not to be used  licensed uses of the Food
                         as brands or sub-brands.                       Trademarks are primarily affected
                                                                        brings prompt legal action.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Indemnification          Licensee shall indemnify Licensor from claims  Licensee shall indemnify Licensor    Ditto.
                         arising out of the use of the Food             from claims arising out of the use
                         Trademarks, and shall indemnify WWI as         of the Food Trademarks and shall
                         Licensor's licensor from claims arising out    indemnify Heinz from claims
                         of the use of the Program Information, after   arising out of use of the Program
                         the Effective Date.                            Information Improvements, after
                                                                        the Effective Date.
------------------------------------------------------------------------------------------------------------------------------------
Insurance                As per Operating Agreement.                    As per Operating Agreement.          Ditto.

------------------------------------------------------------------------------------------------------------------------------------
Assignment;              As per Operating Agreement.                    As per Operating Agreement.          Ditto.
Transfer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT 2d

                             DISCLOSURE SCHEDULES

                                      TO

                RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                                    AMONG

                     WEIGHT WATCHERS INTERNATIONAL, INC.

                                     and

                             H. J. HEINZ COMPANY

                                     and

                           ARTAL INTERNATIONAL S.A.

                                JULY 22, 1999

                             DISCLOSURE SCHEDULES

      Attached hereto are the Disclosure Schedules of the Parent referred to in the Recapitalization and Stock Purchase Agreement dated as of July 22, 1999 (the "Agreement").

      Capitalized terms used herein have the meanings attributed to them in the Agreement unless the context indicates otherwise. The inclusion of any agreement or other matter as part of these Schedules or any attachment hereto should not be interpreted as indicating that the Parent has determined that such agreement or other matter is necessarily material to the Business or required to be disclosed under such Schedule or agreement.

      Any item disclosed in the Schedules attached hereto, under any specific Schedule number hereof, shall be deemed to have been disclosed for all purposes of any other Schedule but only to the extent that the applicability of the information disclosed to such other representation and warranty or Schedule is reasonably apparent.

                               LIST OF SCHEDULES

1.1               Food Products

2.4               Indebtedness for Borrowed Money to be Discharged

3.1               Incorporation; Qualification

3.4               No Conflict

3.5               Capitalization

3.6               Stock Ownership; Title to Shares

3.7(a)            Financial Statements

3.7(b)            Undisclosed Liabilities

3.8(b)            Real Property Leases

3.8(c)            Disclosures relating to Real Property Leases

3.9(a)            Material Contracts

3.9(b) Exceptions to Validity, Force and Effect of Material Contracts; Events of Default

3.10              Employee Benefit Plans

3.11              Absence of Certain Changes

3.12              Litigation

3.13              Compliance with Laws; Permits

3.14              Franchise Agreements

3.15(a)(i)        U. S. Intellectual Property Assets

3.15(a)(ii)       Other Company Intellectual Property Assets

3.15(a)(iii)      Patent Applications and Applications for Registration of
                  Intellectual Property

3.15(a)(iv)       U. S. Copyright Registrations

3.15(b)           Food Licenses

3.15(c)           Intellectual Property - Encumbrances

3.15(d)           Exceptions to Intellectual Property

3.16              Taxes

3.19              Subsidiaries

3.20              Accounts Receivable

3.21              Year 2000

4.4               No Conflict (Purchaser)

5.3               Conduct of Business

5.8               Claims

6.6               Guarantees

7.1(a)(1)         Parent Employees Permanently Assigned to WWI

7.1(a)(2)         Parent's Severance Policies

8.1               Excluded Assets and Liabilities

9.6               Governmental Approvals

                                  SCHEDULE 1.1

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                                  Food Products

            See the attached list of Heinz Licensed Products as that term is defined in the Operating Agreement.

                                  SCHEDULE 2.4

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

               Indebtedness for Borrowed Money to be Discharged

1.    Name of Entity Type of Debt                    Balance (as of April, 1999)
      ---------------------------                    ---------------------------

      WW UK            Line of Credit and Overdraft                 0
      WW France        Line of Credit                               0
      WW Germany       Line of Credit                      $6,239,000
      WW Switzerland   Line of Credit                      $  451,000

2. Set-Off Agreement - Standard Guarantee and Indemnity - Company - Interlocking between H. J. Heinz Company Australia Group and National Australia Bank Limited dated October 9, 1996

                                 SCHEDULE 3.1

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                         Incorporation; Qualification

True and complete copies of the certificates of incorporation and by-laws of Parent, Heinz Australia, WWI, Fortuity Australia and Fortuity NZ have been previously delivered to Purchaser.

                                  SCHEDULE 3.4

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                                   No Conflict

            (a) Subject to any amendments to WWI's Articles of Incorporation that are required pursuant to Section 5.16 of the Agreement

            (b)     (i) Management Agreement dated March 18, 1997 between
                        Fortuity Pty Limited, Logo Incorporated Pty Limited, Richard Lawrence Penn, H. J. Heinz Company Australia Limited and GutBusters Pty Limited and related Agreement dated April 12, 1999

                  (ii) The transfer of assets including employees from Fortuity New Zealand to NZ Newco terminates the employment arrangement with the Fortuity New Zealand employees. The current employment agreements require notice of termination of employment. A conditional notice of termination and letter of offer will be given to the employees prior to the Closing in connection with the New Zealand Reorganization.

            (c)   None

            (d)   (i)   Foreign Governmental Approval Filings
                        *Australia (Foreign Investment Review Board); provided
                              this consent must be received prior to Closing and cannot be waived as a condition to Closing
                        Belgium
                        European Union
                        Estonia
                        *Finland
                        *Germany
                        Italy
                        Latvia
                        Netherlands
                        *New Zealand (Overseas Investment Commission) with
                             regard to the New Zealand Reorganization

                        Poland
                        *Sweden
                        Switzerland

                  Note: In the event that, after the execution of the Agreement,
                        Purchaser's counsel and Parent's counsel mutually agree that any of the foregoing consents are not required, then neither party will be required to obtain such consents pursuant to Section 5.5(b) and Section 6.3, as applicable.

                  (ii) Notice of the transaction must be given to Federal Trade Commission pursuant to In the Matter of Weight Watchers International, Inc., United States of America Before Federal Trade Commission, Docket No. 9261

                                  SCHEDULE 3.5

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                                 Capitalization

1. Stock Purchase Agreement and related agreements between WWI and/or Weight Watchers Sweden and L. Arvidsson dated March 31, 1995

2. Stock Purchase Agreement and related agreements between WWI and/or Weight Watchers Finland and T. Havola effective May 1, 1996

3.    Share Mortgage dated May 9, 1990 between Logo Incorporated Pty Ltd and H.
      J. Heinz Company Australia Limited

4. Management Agreement dated March 18, 1997 between Fortuity Pty Limited, Logo Incorporated Pty Limited, Richard Lawrence Penn, H. J. Heinz Company Australia Limited and GutBusters Pty Limited and related Agreement dated April 12, 1999

5. Management Deed between Fortuity New Zealand Limited, Ultra-Six Pty Limited, Richard Lawrence Penn and Heinz-Wattie Holdings Limited dated January 16, 1998 and related Amendment dated March 18, 1999

6. Shareholder Deed between Fortuity New Zealand Limited, Ultra-Six Pty Limited, Richard Lawrence Penn and Heinz-Wattie Holdings Limited dated January 16, 1998 and related Amendment dated March 18, 1999

7. Letter Agreement between H. J. Heinz Company, Richard L. Penn, Logo Incorporated Pty Ltd and Ultra-Six Pty Ltd dated July 19, 1999 (agreement pursuant to which (i) Richard Penn agreed to sell his shares to the buyer of the Business or to Heinz or its designee in conjunction with Heinz Australia's sale of its Fortuity Pty Ltd shares and (ii) employment and/or consulting arrangements with Richard Penn, Heather Penn or companies controlled by Richard Penn will be terminated as of the Closing including the agreements listed in Items 3, 4, 5 and 6 above).

8. See the attached chart as to the capital structure of the U.S. Subsidiaries and the Principal Foreign Subsidiaries.

9. The first sentence of Section 3.5 is qualified by the amendments, if any, to WWI's Articles of Incorporation required pursuant to Section 5.16 of the Agreement.

                       Weight Watchers International, Inc.
                              Domestic Subsidiaries
                    Authorized, Issued and Outstanding Stock

            WWI is the registered owner of all of the following issued stock:

                               Active Subsidiaries

                                Authorized Stock*

                                  Issued Stock

                                Outstanding Stock

W.W. Inventory Service Corp

                                  1,000 Shares
                                  1,000 Shares
                                  1,000 Shares

W.W. Weight Reduction Services, Inc.

                                   200 Shares
                                   200 Shares
                                   200 Shares

W.W.I. European Services, Ltd.

                                   200 Shares
                                   200 Shares
                                   200 Shares

W/W Twentyfirst Corporation

                                   200 Shares
                                   200 Shares
                                   200 Shares

Weight Watchers Direct, Inc.

                                  1,000 Shares
                                  1,000 Shares
                                  1,000 Shares

Weight Watchers North America, Inc.

                                  1,000 Shares
                                  1,000 Shares
                                  1,000 Shares

                              Inactive Subsidiaries
                                Authorized Stock*
                                  Issued Stock
                                Outstanding Stock

58 WW Food Corp.

                                   200 Shares
                                   100 Shares
                                   100 Shares

Waist Watchers, Inc.

                                   200 Shares
                                   200 Shares
                                   200 Shares

Weight Watchers Camps, Inc.

                                   200 Shares
                                   200 Shares

W.W. Camps and Spas, Inc.

                                   200 Shares
                                   200 Shares
                                   200 Shares

*The "Authorized Stock" with respect to each Subsidiary consists solely of common stock.

                       Weight Watchers International, Inc.
                         Principal Foreign Subsidiaries
                    Authorized, Issued and Outstanding Stock

                                   Subsidiary
                                Authorized Stock
                                  Issued Stock
                                Outstanding Stock

Weight Watchers (U.K.) Limited

                            100,000 Ordinary Shares;
                     1,900,000 Redeemable Preference Shares
                             50,000 Ordinary Shares
            49,999 Ordinary Shares - W.W. Weight Reduction Services;
                      1 Ordinary Share - W/W Twentyfirst Corporation

Weight Watchers France

                                   2,500 Parts
                                   2,500 Parts
                               2,000 Parts - WWI;
                      500 Parts W/W Twentyfirst Corporation

Weight Watchers Sweden Vikt-Vaktarna Akiebolag

                                  20,000 Aktier
                                  5,000 Aktier
                               4,500 Aktier - WWI;
                           500 Aktier - Lena Arvidsson

Fortuity New Zealand Limited

                                2,600,000 Shares
                                2,600,000 Shares
             1,950,000 Ordinary Shares - Heinz-Wattie Holdings Ltd.;
       650,000 Non-participating Ordinary Shares - Ultra-Six Pty. Limited

Fortuity Australia Pty Ltd

                           18,000,000 Ordinary Shares
                           2,000,000 "B" Class Shares
                           11,495,428 Ordinary Shares;
                           1,277,270 "B" Class Shares

        11,495,428 Ordinary Shares - H. J. Heinz Company Australia Ltd.;
            1,277,270 "B" Class Shares - Logo Incorporated Pty. Ltd.

                                 SCHEDULE 3.6

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                       Stock Ownership; Title to Shares

      The representations in Section 3.6 are subject to the Reorganization, the Redemption and the Recapitalization contemplated by the Agreement.

                                SCHEDULE 3.7(a)

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                             Financial Statements

                               See the attached.

                                 SCHEDULE 3.7(b)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                             Undisclosed Liabilities

                                      None.

                                 SCHEDULE 3.8(b)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                      and
                            ARTAL INTERNATIONAL S.A.

                              Real Property Leases

1.    Agreement of Lease - 175 Crossways Park West, Woodbury, NY (WWI
      Headquarters)

2.    Head office Lease (Maidenhead, Berkshire, U.K.)

                                 SCHEDULE 3.8(c)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                  Disclosures relating to Real Property Leases

1. A certain number of the Real Property Leases for the classroom meetings premises may require the consent of the landlord as a result of the change of control definitions in such leases.

                                 SCHEDULE 3.9(a)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                               Material Contracts

1.    See the franchise agreements listed in Schedule 3.14

2.    License Agreement between Warnaco, Inc. and WWI dated January 8, 1999

3. Agreement between Simon & Schuster, Inc. through its Prentice Hall General Reference Division and WWI dated December 24, 1992, and the Modification Agreement dated April 25, 1996 and the Amendment dated May 12, 1999

4. License Agreement between Healthy Living, Inc., Southern Progress Corporation and WWI dated April 25, 1996

5.    See Schedule 3.15(b) as to material food licenses.

6.    See the real property leases in Schedule 3.8(b).

7. Co-Pack Agreement between WWI and Nellson Nutraceutical, Inc. dated February 8, 1999 (nutritional bars)

8.    Exclusive Distribution Agreement with Novartis Nutrition Export AG

9. Service Agreement between Weight Watchers North America, Inc. and Forms Distribution Corporation d/b/a Distribution 2000 dated June 1, 1998

10. Agreement between WWI and William Strickland dated September 11, 1974 (partnership agreement for Brazil)

11. Agreement between WWI and the Duchess of York dated August 27, 1998 and Letter Agreement between WWI and The Duchess of York dated August 14, 1998.

12. Letter Agreement with Howard J. Rubinstein Associates, Inc. dated November 18, 1998.

13.   Letter Agreement between WWI and The Seiden Group dated January 7, 1999

14. Agreement between Weight Watchers (UK) Ltd. and PS Direct Communications Limited (Payne Stracey)

15.   Research Agreements (collectively)

      a. Research Agreement among WWI, Frank Greenway and Pennington Biomedical Research Center dated December 27, 1997

      b. Research Agreement among WWI, Xavier Pi-Sunyer, M.D. and St. Luke's/Roosevelt Hospital Center, The Obesity Research Center dated January 9, 1998

      c. Research Coordination Agreement between WWI and St. Luke's/Roosevelt Hospital Center, The Obesity Research Center dated January 12, 1998

      d. Research Agreement among WWI, James Hill and University of Colorado Health Sciences Center, Center for Human Nutrition dated January 26, 1998

      e. Research Agreement among WWI, James W. Anderson, M.D. and University of Kentucky Research Foundation dated January 26, 1998

      f. Research Agreement among WWI, Richard Atkinson and Beers-Murphy Clinical Nutrition Center, University of Wisconsin/Madison Medical School dated March 20, 1998

      g. Research Agreement among WWI, Stephen Phinney and the University of California at Davis dated March 5, 1998

16. See the list of promissory notes issued by WWI in connection with certain franchise repurchases set forth in Schedule 8.1.

17. WWI has guaranteed the following loans made by PNC Bank to a Weight Watchers franchisee in connection with such franchisee's purchases of various third party Weight Watchers franchises:

    Debtor                                      Principal Amount       Maturity
    ------                                      Outstanding as of        Date
                                                 April 28, 1999          ----
                                                 --------------
1. Weighco of Florida                              $         0         3/31/00
2. Weighco of Florida                              $ 2,488,000         3/31/00
3. Weighco of Florida                              $   725,000         9/30/01
4. Weighco of Florida                              $ 2,100,000         3/31/04
5. Weighco of Florida                              $ 2,000,000         3/31/04
6. Weighco of Southwest                            $12,691,000         10/31/05
7. Weighco of Southwest                            $ 2,209,000         10/31/O5
8. Weighco of Southwest                            $ 2,350,000         10/31/05

With respect to each borrowing, Heinz has agreed with PNC Bank to cause WWI to perform all of the terms and conditions and meet all of its obligations under the respective agreements between WWI and PNC Bank regarding the borrower's repayment of the loans.

Note: The foregoing guarantees of WWI are the guarantees referred to in Section
      5.11, "Franchisee Guarantees" in the Agreement.

18.   See the guarantees listed in Schedule 6.6.

19.   See the agreements set forth in Schedule 3.5, Capitalization.

20. Gutbusters Pty Ltd. has granted several franchise agreements covering the Gutbusters program. The Management of Gutbusters advises that the terms contained in the Agreements are not followed in practice. Instead, the practice has been for agents of Gutbusters to pay Gutbusters Pty Ltd upfront for Gutbusters kits and make their margin when they onsell the kits to clients.

21.   See the items listed in Schedule 2.4.

      22. a) See the attached "Related Parties and Related Party Transactions" with respect to transactions involving Fortuity Australia, Fortuity New Zealand and Affiliates of Parent.

      b) Parent provides certain legal, accounting, tax, insurance and employee benefits services for WWI. H. J. Heinz Australia and Heinz Watties provide similar services to Fortuity Australia and Fortuity New Zealand.

      23. Agreement between MBS/Multimode, Inc. and WWI dated as of July 24, 1998 (database management).

                                 SCHEDULE 3.9(b)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                        Exceptions to Validity, Force and
                          Effect of Material Contracts;
                                Events of Default

                                      None.

                                SCHEDULE 3.10

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                            Employee Benefit Plans

(a)   List of Plans

A.    Weight Watchers International

      1. H. J. Heinz Company Employees' Retirement System -- Plan A for Salaried Employees

      2.    H. J. Heinz Company Employees Retirement and Savings Plan

      3.    H. J. Heinz Company SAVER Plan

      4.    Heinz Common Stock Investment Program

      5.    Heinz Premier Life Plan

      6.    Executive Split Dollar Life Insurance Program

      7.    Heinz Managed Care Benefits Program

      8.    Heinz Universal Benefits Plan

      9.    Heinz Budget Accounts (flexible spending accounts)

      10. H. J. Heinz Company Voluntary Employees' Beneficiary Association Long Term Disability Plan

      11. WWI Group Long Term Disability Insurance Policy Non-Participating with UNUM Life Insurance Company

      12.   H. J. Heinz Company Severance Pay Plan

      13. H. J. Heinz Company Special Severance Program for Nonbargaining Hourly Employees

      14.   The H. J. Heinz Group Long Term Care Insurance Plan (John Hancock)

      15.   Tuition Assistance Plan

      16.   WWI Policy regarding fitness benefit

      17.   Summary of post-retirement benefits

      18.   WWI Vacation Policy

      19.   H. J. Heinz Company Incentive Compensation Plan

      20.   Letter Agreement with Carmen DuBroc dated July 8, 1997

      21.   Letter Agreement with Jim Getty dated November 11, 1996

      22.   Letter Agreement with Robert Mallow dated August 30, 1996

      23.   Letter Agreement with Eliot Glazer dated November 6, 1998

      24. WWNA, Inc. Human Resources - Policies and Procedures for Service Providers - Revised April, 1999

      25. WWNA, Inc. Human Resources -- Policies and Procedures for Field Employees - dated April 26, 1999

      26. Summary of benefits payable to Service Providers (benefit eligible) and full-time Salaried Employees

      27.   Employee handbook - WWI headquarters

      28.   H. J. Heinz Company Stock Option Plans

      29.   H. J. Heinz Company Supplemental Executive Retirement Plan

      30.   H. J. Heinz Company Deferred Compensation Plan

      31.   1986 Deferred Compensation Plan

      32.   WWI Regional Director Compensation Plan effective May 1, 1998

      33.   Weight Watchers NACO Diet Season Bonus Plan (field management) -
            FY99

      34.   WW NACO (Central Region) FY 98 Winter Diet Season Bonus

      35.   WWI At Work & Community - Sales Commission Plan dated May 31, 1994

      36.   Description of "Meeting Pay for Leaders"

      37.   New Hire Package - Administrative

      38.   New Hire Package - Field

B.    Weight Watchers U.K.

      1.    Retirement and Death Benefits Plan (Standard Life)

      2.    American Life Insurance Company Group Policy

      3.    American Life Insurance Company Group Permanent Health Insurance

      4.    Weight Watchers Healthcare Plan

      5.    FY 98 Bonuses

      6. Statement of Principal Terms and Conditions of Employment for Full-time Employees (head office line manager; head office staff; administrative assistant; area service manager)

      7.    Form of Memorandum of Agreement for Student Leader

      8.    Conditions Relating to Weight Watchers Lecturers

C.    Weight Watchers France

      1.    Employee Manual

      2.    1999 Bonus for Executive Managers

      3.    Form of employment contract for office employees and area managers

      4.    Form of employment agreement for leaders

      5.    Form of employment agreement for receptionists and weighers

      6. Agreement with Main Works Council to equalize social payments for salaried employees and field employees

D.    Weight Watchers Sweden

      1. Form of Employment Contracts with office staff, warehouse personnel, field staff

      2.    Sample employment contract with individual senior managers

      3.    Salary agreement for leaders, clerks and weighers

      4.    Leaders' Manual

      5.    Receptionists' Manual

      6.    At Work Manual

      7. Bonus Plan for FY 99 for Senior Management (General, Finance and Marketing Managers), Area Managers and Class Operating Manager

      8. Collective Agreements with office staff, warehouse personnel and cleaning personnel

E.    Fortuity Pty Ltd (Australia)

      1.    H. J. Heinz Superannuation Fund

      2.    The Australian Retirement Fund

      3.    Weight Watchers Australia Bonus Scheme for FY 99

      4.    Heinz Wattie's Australasia/Druids Health Cover for Managers

      5.    Heinz Wattie's Australasia Human Resources Policy Manual

      6.    Leaders' Reference Manual

      7.    A-Z Procedures Manual

      8.    Employment Contract with Scott Penn effective July 1, 1998

      9.    Employment Contract with Mark Penn effective July 1, 1998

      10.   Employment Contracts with four administrative personnel

      11.   Consulting Agreement with Rosemary Stanton dated November 29, 1984

      12. Management Deed between Fortuity Pty Ltd., Centre for Health Promotion and Research Pty Limited and Garry James Egger dated May 27, 1994 (A letter from Fortuity Australian management to Garry Egger has been sent expressing intention to renew the Agreement.)

      13. Management Deed between Fortuity Pty Ltd. and Allan Bolton dated July 27, 1994

      14.   Weight Watchers Foods - Leader Information Manual

      15.   Arrangements with Head Office and other office staff

      16.   Arrangements with Recorders and Weighers

      17.   Arrangements with leaders (lecturers)

F.    Fortuity New Zealand

      1.    Employment Contract with Jeanette Clark (General Manger)

      2.    Employment Contract with Karen Church (Business Development Manager)

      3.    Standard employment contracts with managers and office staff

      4.    Consulting agreement with John Birkbeck

      5.    Consulting agreement with Jude Buckley

      6.    Bonus Scheme for FY 99

      7.    Heinz Wattie's Australasia Human Resources Policy Manual

      8.    Leaders Individual Employment Contracts

      9. Individual Employment Contracts for Meeting Room Recorders, Weighers and Assistants.

G.    Other

      1.    Bonus Schemes for Weight Watchers Continental Europe Country
            Managers

      2. The Continental European Companies are subject to agreements with local workers' councils and similar employee representatives.

(b)   None.

                                  SCHEDULE 3.11

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                           Absence of Certain Changes

      See the litigation listed under Schedule 3.12-A.

(a)   None

(b)   None

(c)   (i)   Parent and/or WWI has entered into agreements with certain senior managers of the Business granting them incentives to stay through the closing of the sale of the Business and for a period thereafter for which Parent is retaining all liability with respect to these incentives.

      (ii) The Principal Foreign Subsidiaries are: Weight Watchers U.K. Ltd., Weight Watchers France SARL, Weight Watchers Sweden AB Vikt-Vaktarna, Fortuity Pty Ltd and Fortuity New Zealand Ltd.

(d)   None

(e)   None

(f) None, other than the transactions described in Section 2.4 of the Agreement.

(g)   None

(h)   The Weight Watchers Germany borrowing was repaid in June, 1999.

(i)   None

(j)   None

(k)   None

(l)   None

(m)   None

(n)   None

(o)   None

(p)   None

(r)   None

      The reference in the first and second sentences of Section 3.11 of the Agreement to "the transactions contemplated herein" includes without limitation the consummation of the transactions contemplated by the Agreement including Purchaser's access as described in Section 5.1 of the Agreement; the Reorganization and the Recapitalization of WWI and the Companies; and Purchaser's and WWI's activities contemplated in Section 5.4 of the Agreement relating to the Financing including, without limitation, the high yield Financing.

                                  SCHEDULE 3.12

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                                   Litigation

A.    PENDING LITIGATION OR CLAIMS

      1. Weight Watchers of Palm Beach County Inc., et al v. Weight Watchers International, Inc., American Arbitration Association dated March 23, 1999 (alleged breach of contract regarding membership mailing list)

      2. Weight Watchers of Palm Beach County Inc., et al v. Weight Watchers International, Inc., dated May 18, 1999 (alleged breach of contract and legality of WWI charging interest on past-due royalties and payments for purchases)

      3. Weight Watchers of Palm Beach County Inc., et al v. Weight Watchers International, Inc., dated June 26, 1999 (alleged breach of contract regarding amounts spent for national advertising, costs charged for advertising materials and for materials to produce classroom materials and other costs)

      4. Independent Weight Watchers Franchisees Demand for Arbitration dated July 14, 1999, American Arbitration Association (alleged breach of contract regarding franchisee profit sharing fund, sources of income and computations; rights to conduct At Home pursuant to existing franchise agreements and impact of Personal Connection)

      5. Weight Watchers International, Inc. v. Weight Watchers of Philadelphia, Inc. et al, U.S. District Court, Eastern District of New York, Case No. 96 Civ. 5753 (NG) (JMA) (suit against several franchisees alleging trademark infringement and breach of contract arising out of franchisee's establishment of Internet web sites). This claim is also the subject of demands for arbitration filed by WWI against certain of these franchises. On July 14, 1999, franchisees sent notice terminating standstill stipulation entered into in December, 1996 in view of the settlement discussions.

      6. Linda Evans Fitness Center, Inc. v. Weight Watchers International, Inc. United States District Court, Northern District of California, C-99-2497, May 27, 1999. (action for trademark infringement and unfair competition arising out of the plaintiff's asserted rights to the registered trademark "A New You"; plaintiff is seeking injunctive relief as well as damages).

      7. Refrigerated Construction Services, Inc. v. Weight Watchers International, Inc. and Mike Webb, Circuit Court of Jefferson County, Alabama, September 1998 (alleged breach of agreement and fraud by WWI; Refrigerated alleges that it was to retrieve approximately 240 freezers owned by WWI at various locations in the U.S. Approximately 100 freezers were released by WWI and Refrigerated alleges that it suffered unspecified compensatory damages as a result of not being able to retrieve the balance of the units and included a claim for unspecified punitive damages.

            Note: Prior to the Closing, Parent will and will cause WWI to use their reasonable best efforts, and take such actions as may be reasonably requested by Purchaser, to protect WWI's rights in each of the foregoing matters.

B.    THREATENED OR POSSIBLE LITIGATION OR CLAIMS

      None.

C.    ORDER, DECREE OR JUDGMENT IN EFFECT

      1. In the Matter of Weight Watchers International, Inc., United States of America Before Federal Trade Commission, Docket No. 9261 (Decision and Order, Compliance Report and Correspondence, Notification Letters)

                                 SCHEDULE 3.13

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                        Compliance with Laws; Permits

A.    EXCEPTIONS

      None.

B.    LIST OF PERMITS

            None.

                                SCHEDULE 3.14

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                             Franchise Agreements

1.    See the attached list of domestic third party franchise agreements.

2.    See the attached list of foreign third party franchise agreements.

3. The franchisees for Hawaii and West Virginia are in arrears with respect to their franchise fees and WWI has established a reserve in the Financial Statements. There is a dispute regarding franchise fees with regard to Italy and Greece for which WWI has established a reserve in the Financial Statements.

4.    See also the franchisee litigation set forth in Schedule 3.12.

                                                                            3.14

                    Domestic Third Party Franchise Agreement

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Amendment
    Fran #       Area                Owner                        Address                          Date of Agmt.           Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1/9/79(4);
1     11    Massachusetts/RI     Mark/WWWGroup     PO Box 9072, Farmington Hills, MI 48333-9072        1/9/79            12/31/88;
                                                                                                                        6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
2     12      Philadelphia           Blmhak            PO Box 2300, 245 New York Drive, Ft            4/14/72            12/31/88;
                                                               Washington, PA 19034                                      6/15/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       3/28/72(3);
3     13        Suffolk               Rubin             80 Burt Drive, Deer Park, NY 11729            10/16/69           12/31/88;
                                                                                                                        7/16/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        4/10/73(2);
4     15    Washington DC/VA    Friedland/Wolfson   11119 Rockville Pike, Rockville, MD 20852         4/10/73            12/31/88;
                                                                                                                        6/22/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         11/29/72;
5     18        E. Penn.         Brooks/Schwager    433 W. Emmaus Avenue, Allentown, PA 18103         11/29/72           9/20/84;
                                                                                                                         12/31/88;
                                                                                                                         7/6/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        1/9/79(3);
6     20        Michigan         Mark/WWWGroup     PO Box 9072, Farmington Hills, MI 48333-9072       10/4/72            12/31/88;
                                                                                                                        6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         9/30/83;
                                    Greenfield-                                                                          7/18/88;
7     22         Miami               Braunstein          9580 Bird Road, Miami, FL 33165              9/29/69            12/31/88;
                                                                                                                        6/18/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        1/25/73(2);
                                                                                                                         12/31/88;
8     23   Illinois/Missouri     Mark/WWWGroup     PO Box 9072, Farmington Hills, MI 48333-9072       1/25/73           6/15/92(2);
                                                                                                                          8/29/96
------------------------------------------------------------------------------------------------------------------------------------
                                                   WW Professional Centre, 2459 Congress Avenue                          4/26/76;
9     24   Palm Beach County     Gorman-Gordley    So., Suite 201, W. Palm Beach, FL 33406-7644       4/26/73           12/31/1988;
                                                                                                                        6/19/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          2/8/72;
                                                  5006 S. Maryland Parkway, Suite 6, Las Vegas,                         3/18/72(2);
10    28    Las Vegas/Utah      Schwartz-Stockman                    NV 89119                         8/28/70            12/31/88;
                                                                                                                        7/10/92(2)
------------------------------------------------------------------------------------------------------------------------------------
           North Florida and
11    30     South Georgia           Peacock       6111 Beach Boulevard, Jacksonville, FL 32216  Restated 1/15//97        1/15/97
------------------------------------------------------------------------------------------------------------------------------------
                                                    185 So. Livingston Avenue, Livingston, NJ                            12/31/88;
12    31       N. Jersey              Fein                          07039-4090                        10/26/73          6/22/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         7/31/75;
                                                   Westchester Place, 8400 Westchester, Dallas,                          6/13/80;
13    33         Dallas         Silberman/Siegel                     TX 75225                         6/20/73            12/31/88;
                                                                                                                        7/15/92(2)
------------------------------------------------------------------------------------------------------------------------------------
            Santa Barbara/S.                                                                                              3/20/98;
14   37/86    TX/Oklahoma            Lipman         7045 Southwest Freeway, Houston, TX 77074    Restated 11/19/98       11/19/1998
------------------------------------------------------------------------------------------------------------------------------------
              Adirondacks/                                                                                               12/31/88;
15    38        Vermont             Rothstein        376 Broadway, Saratoga Springs, NY 12866         10/8/73           6/23/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        12/21/1992;
16    39          Ohio           Mark/WWWGroup     PO Box 9072, Farmington Hills, MI 48333-9072  Restated 12/21/92      04/24/92
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        2/24/73(2);
                                                                                                                          3/1/76;
17    40    Indiana/Kentucky     Mark/WWWGroup     PO Box 9072, Farmington Hills, MI 48333-9072       2/24/73            5/24/77;
                                                                                                                         12/31/88;
                                                                                                                        8/30/92(2)
                                                                                                                          4/7/98
------------------------------------------------------------------------------------------------------------------------------------

                    Domestic Third Party Franchise Agreement

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         7/20/70;
                                                                                                                         5/1/79(3);
18    44    Western Michigan         Branoff           9430 Malby Road, Brighton, MI 48116            9/11/69           4/23/84(3);
                                                                                                                         12/31/88;
                                                                                                                         6/30/92(2)
                                                                                                                          7/27/93
------------------------------------------------------------------------------------------------------------------------------------
                                                   Vaxa Capital Management, Overlook Executive
             Central Fl./N.                       Park, 109 Laurens Road, Suite 1D, Greenville,
19   47/105     Alabama              Peacock                         SC 29607                     Restated 4/15/97        4/15/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        3/29/77(4);
20    50      Pureto Rico             Visco        PO Box 912, Bayamon Puerto Rico, 00960-0912        3/29/77            12/31/88;
                                                                                                                        6/26/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        8/14/73(2);
21    54     Mid/East Tenn.           Kalil           601 Thompson Lane, Nashville, TN 37024          8/14/73            12/31/88;
                                                                                                                        7/14/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                   Vaxa Capital Management, Overlook Executive
                                                  Park, 109 Laurens Road, Suite 1D, Greenville,
22    55    Greater Atlanta          Peacock                         SC 29607                     Restated 6/2/97         3/2/88
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5/17/77;
23    56     Oneida County            Tamm              109 Patricia Lane, Utica, NY 13501            7/25/69            12/31/88;
                                                                                                                          6/30/92
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        2/27/73(2);
24    58    Washington State          Bode           9700 Lake City Way NE, Seattle WA, 98115          2/2/73            3/31/74;
                                                                                                                         2/2/96(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         3/15/74;
                                                                                                                         12/31/88;
25    60         NY/NH                Smith          128 South River Road, Bedford, NH 03110          3/15/74           7/10/92(2);
                                                                                                                          7/23/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        2/23/73(4);
                                                                                                                         2/27/76;
26    61        Arizona              Appell          1608 East Earll Drive, Phoenix, AZ 85016         2/23/73            12/31/88;
                                                                                                                        6/19/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                   Vaxa Capital Management, Overlook Executive
                                                  Park, 109 Laurens Road, Suite 1D, Greenville,
27    62   Southwest Florida         Peacock                         SC 29607                     Restated 1/3/97         1/3/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        9/30/70(2);
                                                                                                                         11/30/70;
                                                                                                                         4/21/71;
                                                    PO Box 20401, 4500 Mobile Drive, Columbus,                           3/31/74;
28    63      Central Ohio            Adams                         Ohio 43220                        12/29/69            2/3/84;
                                                                                                                         12/31/88;
                                                                                                                        6/16/92(2);
                                                                                                                          4/30/98
------------------------------------------------------------------------------------------------------------------------------------
29    64     Central Penn.            Mark         PO Box 9072, Farmington Hills, MI 48333-9072   Restated 12/31/92      12/31/92;
                                                                                                                          4/7/98
------------------------------------------------------------------------------------------------------------------------------------
                                                   Vaxa Capital Management, Overlook Executive                           4/24/92;
                                                  Park, 109 Laurens Road, Suite 1D, Greenville,   Restated 1/26/88      7/13/92(2);
30    66     Southeast /FLA          Peacock                         SC 29607                                             7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5/24/77;
31    70        Michigan         Mark/WWWGroup       PO Box, Farmington Hills, MI 48333-9072          10/4/72           6/30/92(2);
                                                                                                                          4/7/98
------------------------------------------------------------------------------------------------------------------------------------
              Pennsylvania/                                                                                              3/16/88;
32    73         WVirg.               Mark           PO Box, Farmington Hills, MI 48333-9072      Restated 3/16/88        4/7/98
------------------------------------------------------------------------------------------------------------------------------------

                    Domestic Third Party Franchise Agreement

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         9/18/70;
33    75     Syracuse/Penn       Goldberg/Shanks       6716 Joy Road, E. Syracuse, NY 13057           4/15/69            6/28/88;
                                                                                                                         12/31/88;
                                                                                                                        6/25/92(2);
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5/20//75;
                                                                                                                         12/31/88;
34    77     New Hampshire            Smith          128 South River Road, Bedford, NH 03110          5/20/75           7/10/92(2);
                                                                                                                          7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          1/8/92;
             North Carolina/                                                                                             4/24/92(2);
35   78/110   S. Carolina             Peacock        8700-D Red Oak Blvd., Charlotte, NC 28217    Restated 12/30/91      6/30/92(2)
                                                                                                                         7/13/93;
                                                                                                                          7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                    Falmouth Shopping Center, 251 US Route 1,                          5/29/72 (2);
36    79         Maine               Ludwick                    Falmouth, ME 04195                    11/29/69           12/31/88
                                                                                                                        6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         12/14/89;
37    80         Hawaii             Chicoral        98-025 Hakaha, Suite 203A, Alea, HI 96701    Restated 12/14/89      7/17/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                   9502 Angola Court, Suite 4, Indianapolis, IN                          1/17/74;
38    81    Central Indiana           Sachs                           46268                           1/17/74            12/31/88;
                                                                                                                          6/24/92
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         12/31/88;
39    82        Michigan         Mark/WWWGroup       PO Box, Farmington Hills, MI 48333-9072      Restated 6/25/84      6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
40    83         Oregon              Cowies       9200 S. W. Barnes Road, Portland OR 97225-6693      2/27/73             2/27/73
------------------------------------------------------------------------------------------------------------------------------------
41    85    Southern Tier/NY     Goldberg/Shanks       6716 Joy Road, E. Syracuse, NY 13057           11/30/86          6/25/92(2)
------------------------------------------------------------------------------------------------------------------------------------
42    90     South Carolina       Smith/At Goal      128 South River Road, Bedford, NY 03110          10/29/96          10/29/96(3)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         6/20/73;
                                                                                                                         7/31/75;
43    92      Forth Worth          Oppenheimer        404 North Collins, Arlington, TX 76011          6/20/73            12/31/88;
                                                                                                                          6/26/92
------------------------------------------------------------------------------------------------------------------------------------
              S. Alabama/                                                                                                4/26/73;
44    94       Panhandle             Jacobs            PO Box 16483, Jackson, MS 39236-6463           4/26/73           6/19/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        6/27/73(2);
                                                   10220 West Markham, Suite 215, Little Rock,                           6/23/75;
45    95    Greater Arkansas          Taxer                          AR 72205                         6/27/73            6/24/88;
                                                                                                                         12/31/88;
                                                                                                                        6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          1/2/74;
              West Virginia/                                                                                              9/2/81;
46    97         Ohio                Snyder           PO Box 6400, Charleston WV, 25362-0400           1/2/74            12/31/88;
                                                                                                                        7/15/92(2);
                                                                                                                        6/29/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        5/15/74(2);
               Salt Lake                                                                                                6/12/85(2);
47    98       City/Utah            Trentman       750 E. 3300 South, Salt Lake City, UT 84106        5/15/74            12/31/88;
                                                                                                                        6/30/92(2);
                                                                                                                          7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        2/21/73(2);
48    99      El Paso/NM             Wilmot          10618 Montwood Drive, El Paso, TX 79935          2/21/73            4/30/73;
                                                                                                                         12/31/88;
                                                                                                                        7/14/92(2)
------------------------------------------------------------------------------------------------------------------------------------

                    Domestic Third party Franchise Agreement

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         11/17/70;
                                                                                                                        3/24/72(2);
                                                                                                                         9/30/75;
49    100      Mid South             Abraham           6207 Summer Avenue, Memphis TN 38134           8/30/69            11/1/75;
                                                                                                                         4/29/83;
                                                                                                                         12/31/88;
                                                                                                                        7/13/92(2)
------------------------------------------------------------------------------------------------------------------------------------
              St. Lawrence                        4th Floor, The Sterling Buliding, 283 Portage
50    101        County               Reich             Avenue, Winnipeg, Manitoba R38 2B7             8/8/69              None
------------------------------------------------------------------------------------------------------------------------------------
              Albuquerque,                                                                                               5/17/73;
51    102       NM/Okl.               White          1717 San Mateo NE, Albuquerque, NM 87110         5/17/73            12/31/88;
                                                                                                                        7/15/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                Greater                              PO Box 362, 1933 West Maple, Wichita KS                             3/1/73(4)
52    109     Wichita/Okl.           Harton                         67201-0362                         3/1/73            5/16/73;
                                                                                                                         11/26/73
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        8/18/75(4);
53    112    Raleigh-Durham       Reddish/Azis       4106 Wake Forest Road, Raleight NC 27609         8/18/75            12/31/88;
                                                                                                                        6/22/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        9/30/74(2);
                Greater                                                                                                  11/1/75;
54    113     Mississippi            Jacobs            PO Box 16483, Jackson, MS 39236-6463           9/30/74            12/1/88;
                                                                                                                        7/10/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        5/15/74(2);
55    116    Southern Idaho         Trentman       750 e. 3300 South, Salt Lake City, UT 84106        5/15/74           6/12/85(2);
                                                                                                                         12/31/88;
                                                                                                                          7/25/97
------------------------------------------------------------------------------------------------------------------------------------
56    121        Alaska               Bode           9700 Lake City Way NE, Seattle WA, 98115         2/27/73           2/27/73 (2)
------------------------------------------------------------------------------------------------------------------------------------
               Southwest                                                                                                7/17/75(3);
57    122     Counties/ORE            Wein                 PO Box 7188, Eugene OR 97401               7/17/75            7/17/81;
                                                                                                                          10/6/87
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        5/9/80(4);
                                                                                                                         12/31/88;
58    124   Northern Nevada           Adams                PO Box 7043, Reno, NV 89510                7/17/75           6/16/92(2);
                                                                                                                          4/30/98
------------------------------------------------------------------------------------------------------------------------------------
59    132       Michigan         Mark/WWWGroup       PO Box, Farmington Hills, MI 48333-9072           6/1/84             4/7/98
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         4/27/67;
                                                                                                                          5/4/68;
                                                                                                                          3/9/73;
                                                                                                                          3/8/76;
                                                                                                                         2/19/79;
                                                                                                                         5/20/81;
            San Diego/Inland                                                                                             3/22/82;
60    443        Empire              Cutler            PO Box 9045, Carlsbad, CA 92018-9684            4/2/67            9/30/83;
                                                                                                                         1/29/85;
                                                                                                                         1/20/88;
                                                                                                                         12/31/88;
                                                                                                                         12/2/89;
                                                                                                                         12/18/89;
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          1/8/90;
                                                                                                                         1/11/90;
                                                                                                                        7/14/92(2)
------------------------------------------------------------------------------------------------------------------------------------

                     Foreign Third Party Franchise Agreements

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Amendment
    Fran #       Area                Owner                        Address                          Date of Agmt.           Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          10/30/86;
1     49        Alberta         Osten/Victor       10177 104th St., Edmonton, Alberta T5J 0Z9         1/19/71             12/31/86;
                                                                                                                        6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
2     53        Quebec          Walmar/Ludwick      5160 Decarie Blvd. Suite 520 Montreal             8/29/86             12/31/86;
                                                              Quebec, H3X 2HB                                           6/30/92(2);
                                                                                                                           7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           4/24/92;
                                                      Vaxa Capital Management, Overlook                                   12/25/93;
3     65    British Columbia     Peacock/Bode         Executive Park, 109 Laurens Road               4/24/1992              8/3/94;
                                                       Suite 109, Greenville, SC 29607               (Restated)            11/4/94;
                                                                                                                           4/24/95;
                                                                                                                           7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          12/31/88;
4     87                        Mark/WW Group   PO Box 9072, Farmington Hills, MI 48333-9072           8/25/84           6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                     4th Floor, The Sterling Building, 283
5     91       Manitoba             Reich              Portage Avenue, Winnipeg, Manitoba             7/23/89
                                                                 R3B 287
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          10/30/88;
6     103    Saskatchewan       Osten/Victor       10177 104th St., Edmonton, Alberta T5J 0Z9         1/19/71             12/31/86;
                                                                                                                        6/30/92(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           8/23/72;
                                                                                                                          12/22/72;
             Nova Scotia,                                                                                                  3/31/75;
7     111/     Ontario,                                                                               8/23/72              6/15/76;
      118/   Newfoundland,      Walmar/Ludwick       11 Morris Drive Suite 205, Dartmouth,                                 8/18/76;
      128    Nova Scotia,                                   Nova Scotia B3B 1M2                                           12/15/80;
            New Brunswick                                                                                                 12/31/88;
                                                                                                                        6/30/92(2);
                                                                                                                           7/25/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           6/27/72;
              Ottowa and                              329 Churchill Avenue North, Ottawa                                  12/31/88;
8     114   Eastern Ontario    Slangora/Allen                 Ontario, K1Z 5B8                        7/26/71           6/26/92(2);
                                                                                                                           7/27/97
------------------------------------------------------------------------------------------------------------------------------------

                     Foreign Third Party Franchise Agreements

------------------------------------------------------------------------------------------------------------------------------------
 9    28         Israel       Silverman/Romem         99 Medinal Hayebudim Street, PO               2/3/75
                                                        12441, Hertzilz 48766, Israel
------------------------------------------------------------------------------------------------------------------------------------
10    54       Austraila     WW of Australia (Rick    98 Arthur Street, 10th Floor, North           10/1/78               10/29/85;
                               Penn)/ HJ Heinz            Sydney, NSW, 2060 Australia                                    3/3/89(2)
------------------------------------------------------------------------------------------------------------------------------------
11    93        Bahamas        Lydia Ferguson         8th Terrace, Centraville, PO Box EE           Restated
                                                            17750, Nassau, Bahamas                  4/26/90
------------------------------------------------------------------------------------------------------------------------------------
                                                      1) Denross LTD, Constitution House,
                                                      1 Philosturo Rd., Dublin 7, Ireland           3/10/89;               3/10/89;
12    136       Ireland                                2) Javil Limited Weight Watchers             3/10/89                12/4/95
                                                      Northern Ireland, 15/17 Edward St.
                                                             Portadown, Co. Armagh
------------------------------------------------------------------------------------------------------------------------------------
                                                         First Floor, Athena Tower, 2-4                                   10/21/77;
13    144       Greece            Branoff             Mossoghion Street, Building A, 115-27        12/30/76                4/23/84;
                                                                Athens, Greece                                             7/27/93
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          12/29/72;
14    184     New Zealand      Rick Penn/Heinz         24-26 Pollen Street, Gray Lynn,             12/29/72                 3/3/75;
                                                           Auckland, New Zealand                                       10/23/76(2);
                                                                                                                           8/31/77
------------------------------------------------------------------------------------------------------------------------------------
15    210       Austria        Evaline Hejick         Dr. Kurt Lueger - Ring 6, A-1010              Restated
                                                             Vienna, Austria                        8/24/93
------------------------------------------------------------------------------------------------------------------------------------
16    251      Hong Kong       Rinan Services        4D Caperidge Drive, Discovery Bay,             10/1/76                4/23/79;
                                                          Lantau Island, Hong Kong                                         6/28/91
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Amended
17    300   Cayman Islands     Brijo/Aufscher          PO Box 1234, Georgetown, Grand               Restated
                                                        Cayman, Cayman Islands                     12/1/1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           10/9/74;
                                                                                                                            1/3/76;
                                                                                                                           5/30/75;
18    301       Mexico     Florine Mark (Cuida Kloa)  Barranca del Muerto, 210 P.B., Co.            10/4/72            10/17/75(2);
                                                       Guadalupe Inn, Mexico, DF 01020                                     6/10/77;
                                                                                                                           6/23/77;
                                                                                                                        6/15/79(2)
------------------------------------------------------------------------------------------------------------------------------------
                                                     Mr. Rick Srickland, Av. Alsulfo de
19    350       Brazil        Rick Srickland         Palva, 135/502, Rio de Janeiro, RJ,            9/11/74
                                                            Brazil 22440-030
------------------------------------------------------------------------------------------------------------------------------------
                                                    Braamfontein Centre, 11th Floor, Cnr.                                 10/11/95;
20    378     South Africa   Lippert/RAFK/Kerafeal   Jorissen & Bertha St., Braamfontein,          10/11/95               12/11/96;
                                                            2001, South Africa                                                6/98;
                                                                                                                           8/30/98
------------------------------------------------------------------------------------------------------------------------------------
21    444        Italy             Branoff           Via Trivuixio 1, 20148 Milano, Italy            3/1/84
------------------------------------------------------------------------------------------------------------------------------------
22    800    Central America  Lippert/Juan Cueva       PO Box 3731, Tegucigalpa, M.D.C.,            6/23/97
                                                          Honduras, Central America
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.15(a)(i)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                       U. S. Intellectual Property Assets

1.    See the attached.

2.    Internet Domain Names

      a.    weight-watchers.com

      b.    weightwatchers.com

      c. In addition to the foregoing, the Companies have registered certain other Internet Domain names in the United States.

      3.    Tradenames

            a.    Weight Watchers

            b.    Waist Watchers

                             SCHEDULE 3.15(a)(ii)

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                  Other Company Intellectual Property Assets

1.    See the attached.

2.    Internet Domain Names

      a.    weight-watchers.co.UK

      b.    weight-watchers.co.AU

      c.    Vikt-Vaktarna.com.SE

      d.    Painonvartijat.fi

3.    Trade names

      a.    Weight Watchers

      b.    Vikt-Vaktarna

      c.    Painonvartijat

      d.    Vigilantes do Peso

      e.    Gutbusters

      f.    Estonia - BECOHAGADAATEAN Kaalujalgijad

      g.    Poland - Straznicy Wagi

      h.    Latvia - SVARA VEROTAJI

                              SCHEDULE 3.15(a)(iii)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

Patent Applications and Applications for Registration of Intellectual Property

                               See the attached.

                                SCHEDULE 3.15(b)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                                  Food Licenses

1. See the attached list of the Food Licenses.

Direct Food Trademark Licenses

AUSTRALIA

PARTIES                                                        DATE OF AGREEMENT
-------                                                        -----------------

Epicurean Foods and Beverages Pty. Ltd, (now H.J. Heinz
Company Australia Ltd.) and Weight Watchers
International, Inc. (and amendments thereof)
                                                                   1/28/90

Ardmona Foods Limited and Weight Watchers
                                                                   2/1/89
International, Inc.

Ardmona Fruit Products Co-Operative Co Limited
                                                                   2/13/93
and Weight Watchers International, Inc.

  -  Letter dated 6/7/94 from Ardmona Foods Limited to
     Weight Watchers International, Inc.

  -  Letter dated 6/17/94 from Weight Watchers International
     Inc. to Ardmona Foods Limited

  -  Letter dated 6/26/95 from Ardmona Foods Limited to
     Weight Watchers International

  -  Letter dated 8/2/95 from Weight Watchers International,
     Inc. to Ardmona Foods

November 23, 1999

Australia Cooperative Foods Limited and Weight
                                                                   12/18/98
Watchers International, Inc.

Meadow Lea Foods Ltd (formerly Goodman Fielder
                                                                   3/6/90
Foods Ltd) and Weight Watchers International, Inc.

  -  Letter of Renewal
                                                                   11/11/92

Meadow Lea Foods Ltd (formerly Goodman Fielder                     -- of -- 1997
Foods Ltd) and Weight Watchers International, Inc.

November 23, 1999

PARTIES                                                        DATE OF AGREEMENT
-------                                                        -----------------

Searle Australia Pty Ltd and Weight Watchers
                                                                   3/1/91
International, Inc.

Mainland Dairies (A Division of Dairy Enterprises
                                                                   1/1/93
Pty Ltd) and Weight Watchers International, Inc.

 -- Renewal letter from Mainland to Dairies to WWI
                                                                   7/31/95

 -- Reply letter from WWI to Mainland
                                                                   8/8/95

Mainland Dairies (A Division of Dairy Enterprises                  -- of -- 1997
Pty Ltd) and Weight Watchers International, Inc.

Lowans Whole Food Pty Ltd. and Weight Watchers
                                                                   7/24/95
 International, Inc.

 -- Renewal letter from Lowans to Weight Watchers Food Division

SPC Limited and Weight Watchers International, Inc.                -- of -- 1997

SPC Limited and Weight Watchers International, Inc.
                                                                   2/13/99

Sunburst Foods Ltd and Weight Watchers
                                                                   11/1/96
International, Inc.

Pacific Beverages Australia Pty Ltd and Weight
                                                                   10/1/98

November 23, 1999

Watchers International, Inc.

Weight Watchers International, Inc. and Fortuity
Pty Ltd and Nestle Echuca Pty Ltd
                                                                   1999

Weight Watchers International, Inc., National Foods
                                                                   5/21/98
Juice Limited, and Henry Jones Foods Pty Limited
  -  Deed of Assignment

Weight Watchers International, Inc. and Dairy Farmers
                                                                   8/31/79
Cooperative Limited

Weight Watchers International, Inc. and Dairy Farmers
                                                                   12/18/79
Cooperative Limited

Weight Watchers International, Inc. and Dairy Farmers
                                                                   9/29/82
Cooperative Limited


AUSTRIA, HUNGARY, CZECH REPUBLIC and SLOVAKIA

PARTIES                                                        DATE OF AGREEMENT
-------                                                        -----------------

Weight Watchers International, Inc., Weight Watchers
                                                                   8/24/93
GmbH, Eveline Hejlek and Eva-Marie Hejlek

November 23, 1999

CANADA

PARTIES                                                        DATE OF AGREEMENT
-------                                                        -----------------

George Weston Ltd. (now H.J. Heinz Company
Canada Ltd.) and Weight Watchers International,
Inc. (and amendments thereof)
                                                                   4/6/76


CENTRAL EUROPE

PARTIES                                                        DATE OF AGREEMENT
-------                                                        -----------------

Weight Watchers Foods Central Europe, BV and
                                                                   5/1/87
Weight Watchers International, Inc.


ITALY

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

Weight Watchers International, Inc. and Plada, S.p.A.
                                                              1/24/80 as amended

                                                              6/1/85 and 9/1/85

Weight Watchers International, Inc. and Plada, S.p.A.
                                                              1/24/80

Fattoria Scaldasole S.p.A. and Weight Watchers
                                                              12/3/96
International, Inc.

Societa Di Esportazione Polenghi Lombardo
                                                              10/1/87
S.p.A. and Weight Watchers International, Inc.

November 23, 1999

NETHERLANDS

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

H. J. Heinz B.V. and Weight Watchers International, Inc.
                                                              1/1/82

November 23, 1999

NEW ZEALAND

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

Weight Watchers International, Inc. and Hansells (N.Z.)           9/89
Ltd. and Tip Top Ice Cream Company Limited

Weight Watchers International, Inc. and Tip Top Ice               1/13/97
Cream Company, Inc. and Heinz-Wattie Limited
(Novation Agreement)

Letter from Tip Top Ice Cream Company, Inc. to Weight             4/16/97
Watchers International, Inc.

Weight Watchers International, Inc. and Hansells (N.Z.)           9/89
Ltd. and Capital Dairy Products Ltd.

Weight Watchers International, Inc. and Hansells (N.Z.)           9/89
Ltd. and Canterbury Dairy Farmers Ltd.

Weight Watchers International, Inc. and Hansells (N.Z.)           8/29/89
Ltd.

Weight Watchers International, Inc. and Hansells (N.Z.)           8/20/90
Ltd. and Tui Sales & Marketing Ltd.

Weight Watchers International, Inc. and Hansells (N.Z.)           6/3/92
Ltd. and Tasti Products Limited


UNITED KINGDOM

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

Weight Watchers International, Inc. and H. J. Heinz
                                                                  9/1/85
Company, Ltd.

November 23, 1999

Weight Watchers International, Inc. and H. J. Heinz
                                                                  8/7/95
Company, Ltd.

November 23, 1999

UNITED STATES

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

Camargo Foods, Inc. and The Drackett Company
                                                                  7/3/69
(now Heinz Frozen Food Company) and Weight
Watchers International, Inc.

Foodways National, Inc. and Foodways New York,
                                                                  5/9/78
Inc. (now Heinz Frozen Food Company) and Weight
Watchers International, Inc.

November 23, 1999

                               Operating Agreement

                                   Schedule E

Heinz Sublicenses

CANADA

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

H. J. Heinz Company of Canada Ltd. and
                                                                  9/3/91
and Weston Bakeries Limited

H. J. Heinz Company of Canada Ltd. and Ault
                                                                  11/1/93
Foods Ltd.

H. J. Heinz Company of Canada Ltd. and River
                                                                  1/15/98
Ranch Fresh Foods, Inc.

H. J. Heinz Company of Canada Ltd. and Piller
                                                                  7/18/97
Sausages & Delicatessens Limited

H. J. Heinz Company of Canada Ltd. and Mirage
                                                                  11/1/96
Margarine Ltd. and Margarine Golden Gate-Micha
Inc.


CENTRAL EUROPE

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

Weight Watchers Foods Central Europe B.V. and                     7/11/96

November 23, 1999

Fleury Michon

Weight Watchers Foods Central Europe B.V. and                     5/1/87
Societe Senoble S.A.

Weight Watchers Foods Sweden and                                  4/18/97
Skanemejerier Ek. for

November 23, 1999

UNITED KINGDOM

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

HJ Heinz Company, Ltd. and Yoplait, S.A. and Weight
                                                                  8/8/95
 Watchers International, Inc.

 -- Letter HJH to Yoplait Dairy Crest Ltd.
                                                                  9/6/95

 -- Letter from Yoplait Dairy to HJH dated
                                                                  9/6/95

HJ Heinz Company, Ltd. and Sodiaal International,
                                                                  5/12/98
Societe de Diffusion Internationale Agro Alimentaire
(Yoplait) and Weight Watchers International, Inc.
 (Supplemental Agreement to above)

Sodiaal International Societe de Diffusion International,
                                                                  5/12/98
Agro Alimentaire S.A., Avonmore Waterford Group PLC and H. J. Heinz Company, Ltd.
 (Sublicense agreement)

H. J. Heinz Company, Ltd. and Warburtons Limited
                                                                  8/10/87

H. J. Heinz Company, Ltd. and Golden Vale PLC
                                                                  11/15/93

H. J. Heinz Company, Ltd. and Dairy Crest Limited
                                                                  1/29/97

H. J. Heinz Company, Ltd., H. J. Heinz Company
                                                                  11/27/96

November 23, 1999

(Ireland) Limited and Joseph Brennan Bakeries Ltd.

H. J. Heinz Company, Ltd. and Chivers Hartley Limited
                                                                  2/17/94

H. J. Heinz Company, Ltd. and Smedley's Foods Limited
                                                                  7/24/96

H. J. Heinz Company, Ltd. and Manor Bakeries Ltd.
                                                                  9/6/95

H. J. Heinz Company, Ltd. and K Foods PLC
                                                                  11/1/96

H. J. Heinz Company, Ltd. and Hot Bread Kitchens Ltd.
                                                                  5/17/99
November 23, 1999

UNITED STATES

PARTIES                                                       DATE OF AGREEMENT
-------                                                       -----------------

Heinz USA (now Heinz Frozen Food Company)                         12/20/89
(Licensor) and Roman Meal Company (Licensor)
Amended:          December 29, 1989 (not included)
                  June 25, 1991
                  June 26, 1992

Heinz USA (now Heinz Frozen Food Company)                         4/30/90
(Licensor), Creative Products and Creative Home
Products, Inc. (Licensee)
Amended June 29, 1992

Weight Watchers Gourmet Food                                      10/31/96
Company (now Heinz Frozen Food Company)
(Licensor) and River Ranch
Fresh Foods, Inc. (Licensee)

Weight Watchers Food Company (now                                 1/95
Heinz Frozen Food Company) (Licensor)
and Eskimo, Inc. (Licensee)
Amendment:        January 20, 1995
                  February 19, 1998
Sublicenses (not included):
         1.  Jackson Ice Cream (Denver, CO)
         2.  Shamrock Foods Ltd. (Phoenix, AR)
         3.  H.P. Hood (MA)
         4.  Kemp Dairy (Lancaster, PA)
         5.  Barbers Ice Cream (subsidiary of Dean Foods)
                  (Birmingham, AL)

Camargo Foods, Inc. (now Heinz Frozen Food                        9/1/73
Company) (Licensor) and Glidden-Durkee
(Licensee) (Licensee now Burns Philip Food, Inc.)

November 23, 1999

Weight Watchers Gourmet Food                                      3/31/97
Company (now Heinz Frozen Food Company)
(Licensor) and Hain Food
Group (Licensee)

November 23, 1999

                              SCHEDULE 3.15(a)(iv)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                          U. S. Copyright Registrations

                                See the attached.

                               SCHEDULE 3.15(c)

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                     Intellectual Property - Encumbrances

                                     None.

                               SCHEDULE 3.15(d)

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                     Exceptions to Intellectual Property

1. In Jamaica, a third party has applied to register the Weight Watchers trademark on certain food products.

2. In the U.S., a data base vendor retained by some of the WWI franchisees is offering third party consumer product companies access to WWI members via a joint promotional mailing to members without WWI authorization and indicating that the promotion carries with it an endorsement of the third parties' products by WWI. Prior to the Closing, Parent will and will cause WWI to use their reasonable best efforts, and take such actions as may be reasonably requested by Purchaser, to protect WWI's rights in this matter.

                                SCHEDULE 3.16

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                                    Taxes

      (g)  Asserted or Threatened Tax Deficiencies

1. WW North America - FY 97 federal income tax audit concerning inventory contribution. Year of deduction and amount of deduction could be challenged. Major concern is amount of deduction. The issue concerns the determination of fair market value. Reserve in the amount of $950,000 has been established to cover this issue.

2. WW Germany - Issue relating to utilization of NOL's. A proposal is currently being discussed with German tax authorities. A reserve of DM 1,200,000 (US$ 680,000) has been established.

3. WW France - Debt forgiven and subsidy insure that NOL's do not expire. Tax authority could challenge this position. VAT may be due on subsidy and debt forgiven. Disallow a portion of book royalties paid to Macmillan. Payroll taxes due on FY 95 "Social Security" settlement. Reserve in the amount of FF 3,116,000 (US$ 525,000) has been established to cover these issues.

4. Weight Watchers UK - Inland Revenue reviewing (a) current franchise commission rate and (b) VAT refund received and booked in FY 96. Regarding the franchise fee, the Inland Revenue believes the rate is too high and that the taxpayer has deducted fees that should be disallowed. Potential assessment is estimated to be (pound)503,000 (US$ 815,000). Regarding the second issue, Parent has not created a reserve.

5. WW Switzerland -- VAT -- Beginning 1/1/95, Switzerland instituted VAT. WW Switzerland ("WWS") never paid VAT on the belief that their revenues are zero rated for VAT purposes. Swiss tax authority contacted WWS on or about April 22, 1999 notifying them that they believe that VAT applies. No reserve has been recorded.

6. WW North America - There are sales & use tax audits scheduled in Colorado, California, Illinois and Louisiana; property tax audits scheduled in California and Connecticut. The potential assessments are not considered to be material.

7. WW North America -- There is a pending New York State income tax audit for FY 95- 98.

(j) - Pending or Threatened Tax Proceedings

1. WW North America - In Illinois, Parent has protested two issues. Parent expects that the total liability potential will be less than $50,000.

                                SCHEDULE 3.19

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                                 Subsidiaries

See the attached chart. The two Brazilian entities listed in which WWI owns a 35% equity interest should be excluded for purposes of the representation.

------------------------------------------------------------------------------------------------------------------------------------

                                                         H.J. HEINZ COMPANY

------------------------------------------------------------------------------------------------------------------------------------

                                                -------------------------------------
                                                 WEIGHT WATCHERS INTERNATIONAL, INC.
                                                   VIRGINIA CORPORATION - 100% HJH
                                                -------------------------------------

-------------------------------  ------------------------------------------------  -------------------------------------------------
   Weight Watchers U.K. Ltd.                    ACTIVE AFFILIATES                                  INACTIVE AFFILIATES
      Great Britain Corp.
         99.9995% WWWRS          W.W. Weight Reduction Services, Inc. - DE         58 WW Food Corp. - NY
         .0005% WW21st           Weight Watchers Direct, Inc. - DE                 Waist Watchers, Inc. - DE
-------------------------------  Weight Watchers North America, Inc. - DE          Weight Watchers Camps, Inc. - NY
                                 W.W.I. European Services, Ltd. - NY               Weight Watchers Camps and Spas, Inc. - DE
-------------------------------  W/W Twentyfirst Corporation - NY
Weight Watchers (Exercise) Ltd.  W.W. Inventory Service Corp. - DE                 Watch Your Weight Club (Pty.) Ltd. - South Africa
      Great Britain Corp.        The Weight Watchers Foundation, Inc. - NY         Weight Watchers Australia Pty. Ltd. - Australia
           100% WWUK                                                               Weight Watchers International (Pty.) Ltd. -
-------------------------------  78459 B.C. Ltd. - Canada                             Australia (50% WWNA, 50% WWI)
                                 Il Salvalinea, S.R.L. - Italy                     Weight Watchers Botswana (Proprietary) Ltd. -
-------------------------------  Weight Watchers Belgium - Belgium                    Botswana
 Weight Watchers (Accessories    Weight Watchers (Deutschland) G.m.b.H. - Germany  Weight Watchers Classes Limited - Ireland
     and Publication) Ltd.       Weight Watchers Estonia - Estonia                 Weight Watchers de Colombia Ltd. - Columbia
      Great Britain Corp.        Weight Watchers France SARL - France              Weight Watchers Espana S.A. - Spain
           100% WWUK             Weight Watchers Suomi Oy - Finland (90% WWI)      Weight Watchers Italiana S.p.A. - Italy (98% WWI,
-------------------------------  Weight Watchers Sweden AB Vikt-Vaktarna - Sweden     2% WW Twentyfirst)
                                    (90% WWI)                                      Weight Watchers (Lesotho)(Proprietary) Ltd. -
-------------------------------  Weight Watchers (Switzerland) SA - Switzerland       South Africa
        Weight Watchers          Weight Watchers do Brasil Programas Alimentares   Weight Watchers (Swaziland) Prop. Ltd. - South
      (Food Products) Ltd.          Ltda. - Brazil (35% WWI)                          Africa
      Great Britain Corp.        Vigilantes do Peso Marketing Ltda. - Brazil (35%  Weight Watchers Limited - New Zealand
           100% WWUK                WWI)                                           Weight Watchers (Vigilantes De Pesa) De Mexico
-------------------------------  Weight Watchers Polska Sp. z.o.o. - Poland           S.A. de C.V. - Mexico (98% WWI, .4% WW
                                 Weight Watchers Latvia - Latvia                      Twentyfirst, .4% WW Travel & Tours Corp., .4%
                                 Weight Watchers Nederlands B.V. - Netherlands        WW Camps)

------------------------------------------------------------------------------------------------------------------------------------
                    Unless otherwise noted, all affiliates are owned 100% by Weight Watchers International, Inc.
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.20

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                             Accounts Receivable

                                     None.

                                SCHEDULE 3.21

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                                  Year 2000

See the attached.

The Companies are pursuing their Y2K plans. Y2K Compliance will require that work continue on such plans following Closing.

                                 SCHEDULE 4.4

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                            No Conflict (Purchaser)

                                     None

                                 SCHEDULE 5.3

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                             Conduct of Business

      The reference in the first and second sentences of Section 5.3 of the Agreement to "as expressly contemplated in this Agreement" includes without limitation the consummation of the transactions contemplated by the Agreement including Purchaser's access as described in Section 5.1 of the Agreement; the Reorganization and the Recapitalization of WWI and the Companies; and Purchaser's and WWI's activities contemplated in Section 5.4 of the Agreement relating to the Financing including without limitation the high yield Financing.

                                 SCHEDULE 5.8

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                                    Claims

                                     None

                                 SCHEDULE 6.6

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                                  Guarantees

1. Classroom lease with 114 Liberty Associates located in New York City which is guaranteed by H. J. Heinz Company

2. Office lease with the Queensland Local Government Superannuation Board located in Brisbane, Australia which is guaranteed by H. J. Heinz Company Australia Limited

3. Office lease with Grosvenor Royale Pty Ltd located in Melbourne, Australia which is guaranteed by H. J. Heinz Company Australia Limited

4. Classroom lease with Olympia & York located in New York City (86th Street) which is guaranteed by H. J. Heinz Company

5. Classroom lease for Fortuity New Zealand's operations which is guaranteed by Heinz-Wattie Holdings Ltd.

                               SCHEDULE 7.1(a)(1)

              TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                   AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                              H. J. HEINZ COMPANY,
                                       and
                            ARTAL INTERNATIONAL S.A.

                  Parent Employees Permanently Assigned to WWI

      The following employees of Parent have been permanently assigned to WWI:

            1.    Robert Hollweg
            2.    Jed Stricker

      Purchaser agrees that it will offer employment, effective immediately following the Closing, to such employees who, if they accept Purchaser's offer of employment, will become employees of Purchaser.

      Purchaser will be responsible for the portion of Carmen DuBroc's compensation and benefits paid by Parent in addition to the portion of her compensation and benefits paid by WWI. The Letter Agreement with her dated July 8, 1997 describes her total compensation and benefits as of that date.

                              SCHEDULE 7.1(a)(2)

             TO THE RECAPITALIZATION AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.,
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                         Parent's Severance Policies

            See the attached documents. Appendix D, "The Operation Excel Enhanced Severance Program", to H. J. Heinz Company Severance Pay Plan provides the applicable formula for determining severance payments to eligible salaried employees. In addition to the attached severance plans, certain employees are entitled to additional severance pursuant to individual employment arrangements and/or statutory requirements if such amounts are greater than the amounts which would be payable under such severance plans.

                               H. J. HEINZ COMPANY
                               SEVERANCE PAY PLAN

                                    Article I

                                  Introduction

      1.01. Name - This Plan shall be known as the H. J. Heinz Company Severance Pay Plan.

      1.02. Status under ERISA - For purposes of ERISA, this Plan constitutes a portion of the Company's Group Benefits Program for Nonbargaining Employees, a welfare benefit plan as defined in ERISA.

      1.03. Effective Date - The Plan was originally effective June 1, 1997 and is amended and restated as set forth herein effective December 1, 1998.

                                   Article II

                                   Definitions

      2.01. Defined Terms - Unless otherwise required by the context, capitalized terms used herein shall have the meanings set forth in this Section
2.01. Any capitalized term not specifically defined herein shall have the meaning set forth in the RSP.

      "Affiliate" has the same meaning as that set forth in the RSP.

      "Company" means H. J. Heinz Company, a Pennsylvania corporation.

      "Continuous Service" means all Service rendered since the Employee's most recent date of hire by the Employer or an Affiliate. Periods of Salary Continuation are disregarded for this purpose.

      "Earnings" means an Employee's regular weekly base salary, excluding all bonuses, fringe benefits, or other forms of supplemental or incentive compensation.

      "Employee" means any person employed by the Employer to render personal services to the Employer for a regular stated compensation other than a pension, retainer, fee under contract, or hourly wage. The term "Employee" does not include any worker who is designated as a contract worker rather than an employee for purposes of the Employer's pay practices whether or not such worker is a "leased employee" as that term is defined in Section 414(n) of the Internal Revenue Code.

      "Employer" means H. J. Heinz Company or any of its Affiliates, excluding any Affiliate the employees of which are excluded from this Plan, as set forth in Schedule A.

      "Employment" means the period or periods during which an individual is an Employee, which includes any period of Salary Continuation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      Plan Administrator" means the plan administrator designated under the Program.

      "Plan" means the H. J. Heinz Company Severance Pay Plan, as set forth in this document and as amended from time to time.

      "Program" means the Company's Group Benefits Program for Nonbargaining Employees, of which this Plan is a part.

      "Release" means a signed general release of all claims against the Employer arising prior to execution thereof which is designed to ensure that both the Employee and the Company have their rights and obligations established with certainty and finality, including, in the case of an Employee who is 40 years of age or older, a release of age discrimination claims under the federal Age Discrimination in Employment Act in compliance with the Older Workers Benefit Protection Act.

      "RSP" means the H. J. Heinz Company Employees Retirement and Savings Plan, as amended from time to time.

      "Salary Continuation" means payment of regular compensation to an individual who is not actively at work but who continues to be carried as an Employee on the Employer's payroll.

      "Service" has the same meaning as that set forth in the RSP.

      "Severance Pay" means severance benefits provided by the Employer for terminated former Employees as described in this Plan.

      "Successor Employer" means any person or entity that assumes operations or functions normally carried out by the Employer (such as the buyer or other transferee of a facility, business unit or portion thereof disposed of by the Employer or an entity to which an operation or function is outsourced), any Affiliate, or any entity making employment available to former Employees at the request of the Employer (such as a joint venture of which the Employer is a member).

      "Termination Date" means the date on which the Participant ceases to be carried as an Employee on the payroll system of the Employer.

      2.02. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Titles of Sections are inserted for convenience and shall not affect the meaning or construction of the Plan.

                                   Article III

                                   Eligibility

      3.01. Eligible Employees. An Employee is eligible for benefits under this Plan as of his or her Termination Date provided termination of Employment is involuntary on the part of the Employee and is instigated by the Company for reasons beyond the control of the Employee including elimination of job, plant or location closing with no offer of transfer, or reduction in force (layoff), and such termination of Employment does not fall within a an ineligible category set forth in Section 3.02 below.

      3.02. Ineligible Employees. Unless specifically provided under a temporary program authorized pursuant to Section 4.03 below, an Employee is not eligible for benefits under this Plan if termination of Employment falls into one or more of the following categories, as determined by the Plan Administrator:

      a. Voluntary Termination or Retirement. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that termination of Employment was by reason of resignation or retirement, even if the Employee had good reasons for feeling compelled to resign or retire.

      b. Discharge for Cause. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that the Employee was discharged for cause. Cause includes, but not by way of limitation, dishonesty, being at work under the influence of drugs or alcohol, acts or threats of violence, violation of Company policy or Company rules and regulations including federal and state statutes, insubordination, or unsatisfactory work performance.

      c. Death. A former Employee is not eligible for benefits under this Plan if termination of Employment resulted from the Employee's death.

      d. Leave of Absence. An authorized leave of absence is not a termination of Employment for purposes of this Plan.

      e. Disability. Severance Pay is not payable to an Employee who is eligible for benefits under the H. J. Heinz Company Long-Term Disability Plan.

      f. Change of Ownership. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that the former Employee has received from a Successor Employer an offer of employment not requiring relocation and commencing promptly following termination of Employment, whether or not the former Employee has accepted such position.

      3.03. Changed Decisions. The Employer has the right to cancel or reschedule a previously announced or scheduled layoff or other involuntary termination of Employment. An Employee is not eligible for Severance Pay under this Plan if an announced or scheduled termination of Employment is canceled before termination actually occurs.

      3.04. Transition Assistance. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that the Employee failed to satisfy to the Employer's satisfaction all transition assistance requests, such as aiding in the location of files or records, preparing final reports, and similar transitional functions.

                                   Article IV

                          Amount of Severance Benefits

      4.01. Basic Severance Pay. An eligible Employee shall be entitled to Severance Pay consisting of one week of Earnings for each year of Continuous Service. Pro-rated benefits will be paid for any fractional year of service.

      4.02. Optional Separation Pay. In addition to the basic Severance Pay, an eligible Employee may be eligible for an additional optional separation allowance as consideration for executing a Release if the Company so requests. As consideration for the execution of a requested Release, the Employee shall be entitled to an additional separation allowance equal to one week of Earnings for each year of Continuous Service. Pro-rated benefits will be paid for any fractional year of service.

      4.03. Special Separation Pay. The Employer may from time to time offer special Severance Pay for Employees terminating Employment during a limited period or in connection with a specific event, such as an exit incentive under a reduction in force program or in the context of a facility closing or other business development resulting in reduced employment needs. Any such temporary severance arrangement which may be offered from time to time shall be set forth in an Appendix to this Plan and shall be in lieu of, and not in addition to, benefits otherwise payable under this Plan.

      4.04. Limitation on Amount. Notwithstanding the foregoing provisions of this Article IV, the aggregate amount of Severance Pay to or on behalf of any former Employee pursuant to this Plan (including any Appendix thereto) shall not exceed the equivalent of twice the Employee's total annual compensation during the year immediately preceding the termination of his service. No benefits that would constitute "excess parachute payments" within the meaning of Internal Revenue Code section 280G, or cause any other amounts to be "excess parachute payments", will be payable under this Plan.

                                    Article V

                          Payment of Severance Benefits

      5.01. Form of Payment. Payment of Severance Pay to an Employee shall be the responsibility of the Employer entity (Company or Affiliate) which had payroll responsibility with respect to the Employee. Basic and/or optional Severance Pay will be paid in a cash lump sum or, if the Employer so determines, as periodic payments (without interest). In the event of the death of a former Employee entitled to Severance Pay before receipt of the full amount thereof, the balance shall be payable in a single cash lump sum to the personal representative of the estate of the former Employee.

      5.02. Time of Payment. Severance Pay to which a former Employee is entitled will be paid (or commence) as soon as administratively feasible after termination of Employment, provided that optional Severance Pay will not be paid (or commence) until the former Employee's executed release has become irrevocable. Notwithstanding the preceding sentence, in individual cases the Employer, in its sole discretion, may postpone the payment (or commencement) of all or part of a former Employee's Severance Pay until January of the calendar year following the date of termination of Employment.

      5.03. Limitation on Duration. Notwithstanding foregoing provisions of this
Article V, the duration of payments of Severance Pay pursuant to this Plan (including any Appendix thereto) shall not extend beyond 24 months after termination of Employment.

      5.04. Tax Withholding. Taxes will be withheld from Severance Pay to the extent required by law.

      5.05. Employees Rehired After Separation. In the event that an Employee who was involuntarily terminated from Employment with entitlement to benefits under this Plan is reemployed by the Employer, any Severance Pay not yet received by the Employee at the time of such rehire will not be paid. If such reemployment occurs within one year after such termination of Employment, the Employee will be required, as a condition of such reemployment, to refund to the Employer that portion of any Severance Pay that was previously paid with respect to such termination which exceeds the Employee's Earnings at the time of such termination multiplied by the number of weeks between such termination and such reemployment.

                                   Article VI

      6.01. Integration with Other Payments. Benefits under this Plan are not intended to be in addition to pay-in-lieu-of-notice or similar benefits provided pursuant to other plans, programs, contracts or applicable laws such as the WARN Act. Should such other benefits be payable, benefits under this Plan will be reduced accordingly unless benefits paid under this Plan will be treated as satisfying such other obligations.

      6.02. Relation to Other Benefit Arrangements. Benefits under this Plan are not counted as compensation for purposes of determining benefits under any other plan or arrangement of the Employer.

      6.03. Operation and Administration. This Plan is a part of the Program, the provisions of which govern with respect to all matters not specifically covered herein, including without limitation matters governing administration, interpretation, amendment, and claims procedures.

                                   Schedule A

                           Nonparticipating Employees

      Employees of the following Affiliates are not covered by this Plan:

      Any affiliate which is not based in the United States or its territories or possessions.

                                                                      Appendix B

                 The Millennia Enhanced Severance Program (MESP)

      Pursuant to Section 4.03 of this Plan, special Severance Pay in the amount specified in (b) below will be extended on a temporary basis, in lieu of Severance Pay that might otherwise be payable pursuant to Section 4.01 or
Section 4.02 of this Plan, to any MESP eligible Employee described in (a) below:

            (a) A MESP eligible Employee is any Employee whose Employment is involuntarily terminated as a result of the closing of a facility or related personnel reduction pursuant to Project Millennia, other than an Employee entitled to benefits under Appendix A who has not waived such benefits.

            (b) The amount of the special Severance Pay is three (3) weeks of Earnings (as of the time when termination of Employment occurs) for each year of Continuous Service, pro rated for partial years of Continuous Service, subject to the maximum set forth in Section 4.04 of this Plan.

                                                                      Appendix C

                  The 1999 Enhanced Severance Program (ESP '99)

      Pursuant to Section 4.03 of this Plan, special Severance Pay in the amount specified in (b) below will be extended on a temporary basis, in lieu of Severance Pay that might otherwise be payable pursuant to Section 4.01 or
Section 4.02 of this Plan, to any ESP '99 eligible Employee described in (a) below:

            (a) A ESP '99 eligible Employee is any Employee whose Employment is involuntarily terminated on or after December 1, 1998 and before December 1, 1999 as a result of the closing of a facility or related personnel reduction pursuant to a 1999 restructuring initiative, including the Frozen Food Company consolidation, the consolidation of Nature's Recipe into Heinz Pet Products, or the Heinz USA general and administrative personnel reduction, or any Heinz USA retail sales manager who elects to retire under the Heinz USA Retail Sales Management Voluntary Retirement Program or who is involuntarily terminated before December 1, 1999.

            (b) The amount of the special Severance Pay is:

                  (i) in the case of an ESP'99 eligible Employee who is eligible for an enhanced retirement allowance under the Employees' Retirement System of H. J. Heinz Company Plan "A" - For Salaried Employees, and who has not waived such enhanced benefit, two (2) weeks of Earnings (as of the time when termination of Employment occurs) for each year of Continuous Service, pro rated for partial years of Continuous Service;

                  (ii) in the case of any other ESP'99 eligible Employee, three
            (3) weeks of Earnings (as of the time when termination of Employment occurs) for each year of Continuous Service, pro rated for partial years of Continuous Service, subject to the maximum set forth in
            Section 4.04 of this Plan.

                                                                      Appendix D

             The Operation Excel Enhanced Severance Program (OEESP)

      Pursuant to Section 4.03 of this Plan, special Severance Pay in the amount specified in (b) below will be extended on a temporary basis, in lieu of Severance Pay that might otherwise be payable pursuant to Section 4.01 or
Section 4.02 of this Plan, to any OEESP eligible Employee described in (a) below:

            (a) A OEESP eligible Employee is any Employee whose Employment is involuntarily terminated as a result of the closing of a facility or related personnel reduction pursuant to Operation Excel or who elected to retire under a temporary pension enhancement window established pursuant to Operation Excel.

            (b) The amount of the special Severance Pay is:

                  (i) in the case of an OEESP eligible Employee who, by reason of an Operation Excel intiative, is eligible for an enhanced retirement allowance under the Employees' Retirement System of H. J. Heinz Company Plan "A" - For Salaried Employees, and who has not waived such enhanced benefit, two (2) weeks of Earnings (as of the time when termination of Employment occurs) for each year of Continuous Service, pro rated for partial years of Continuous Service;

                  (ii) in the case of any other OEESP eligible Employee, three
            (3) weeks of Earnings (as of the time when termination of Employment occurs) for each year of Continuous Service, pro rated for partial years of Continuous Service, subject to the maximum set forth in
            Section 4.04 of this Plan.

                             H. J. HEINZ COMPANY
                          SPECIAL SEVERANCE PROGRAM
                                     FOR
                        NONBARGAINING HOURLY EMPLOYEES

                                  Article I

                                 Introduction

      1.01. Name - This Plan shall be known as the H. J. Heinz Company Special Severance Program for Nonbargaining Hourly Employees.

      1.02. Status under ERISA - For purposes of ERISA, this Plan constitutes a portion of the Company's Group Benefits Program for Nonbargaining Employees, a welfare benefit plan as defined in ERISA.

      1.03. Effective Date - The Plan was originally adopted effective June 1, 1997 as the "H. J. Heinz Company Millennia Enhanced Severance Program for Nonbargaining Hourly Employees" and is renamed and restated herein effective October 1, 1998.

                                  Article II

                                 Definitions

      2.01. Defined Terms - Unless otherwise required by the context, capitalized terms used herein shall have the meanings set forth in this Section
2.01. Any capitalized term not specifically defined herein shall have the meaning set forth in the SAVER Plan.

      "Affiliate" has the same meaning as that set forth in the SAVER Plan.

      "Company" means H. J. Heinz Company, a Pennsylvania corporation.

      "Continuous Service" means all Service rendered since the Employee's most recent date of hire by the Employer or an Affiliate.

      "Earnings" means an Employee's regular weekly base pay, excluding all overtime pay, fringe benefits, or other forms of supplemental or incentive compensation.

      "Employee" means any person employed by the Employer to render personal services to the Employer for an hourly wage who is not represented by a collective bargaining agreement. The term "Employee" does not include any worker who is designated as a contract worker rather than an employee for purposes of the Employer pay practices whether or not such worker is a "leased employee" as that term is defined in Section 414(n) of the Internal Revenue Code.

      "Employer" means H. J. Heinz Company or any of its Affiliates based in the United States.

      "Employment" means the period or periods during which an individual is an Employee.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Health Care Coverage" means the health care coverage under an Employer-sponsored plan or program in effect at an Employee's Termination Date for the benefit of the Employee and, if applicable, the Employee's spouse and/or dependants.

      "Plan Administrator" means the plan administrator designated under the Program.

      "Plan" means the H. J. Heinz Company Special Severance Program for Nonbargaining Hourly Employees, as set forth in this document and as amended from time to time.

      "Program" means the Company's Group Benefits Program for Nonbargaining Employees, of which this Plan is a part.

      "SAVER Plan" means the H. J. Heinz Company SAVER Plan, as amended from time to time.

      "Service" has the same meaning as that set forth in the SAVER Plan.

      "Severance Pay" means severance benefits provided by the Employer for terminated former Employees as described in this Plan.

      "Successor Employer" means any person or entity that assumes operations or functions normally carried out by the Employer (such as the buyer or other transferee of a facility, business unit or portion thereof disposed of by the Employer or an entity to which an operation or function is outsourced), any Affiliate, or any entity making employment available to former Employees at the request of the Employer (such as a joint venture of which the Employer is a member).

      "Termination Date" means the date on which the Participant ceases to be carried as an Employee on the payroll system of the Employer.

      2.02. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Titles of Sections are inserted for convenience and shall not affect the meaning or construction of the Plan.

                                 Article III

                                 Eligibility

      3.01. Eligible Employees. An Employee is eligible for benefits under this Plan as of his or her Termination Date provided termination of Employment was a result of the closing of a facility or related personnel reduction pursuant to Project Millennia or Operation Excel and such termination of Employment does not fall within a an ineligible category set forth in Section 3.02 below.

      3.02. Ineligible Employees. An Employee is not eligible for benefits under this Plan if termination of Employment falls into one or more of the following categories, as determined by the Plan Administrator:

      a. Voluntary Termination or Retirement. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that termination of Employment was by reason of resignation or retirement, even if the Employee had good reasons for feeling compelled to resign or retire.

      b. Discharge for Cause. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that the Employee was discharged for cause. Cause includes, but not by way of limitation, dishonesty, being at work under the influence of drugs or alcohol, acts or threats of violence, violation of Company policy or Company rules and regulations including federal and state statutes, insubordination, or unsatisfactory work performance.

      c. Death. A former Employee is not eligible for benefits under this Plan if termination of Employment resulted from the Employee's death.

      d. Change of Ownership. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that the former Employee has received from a Successor Employer an offer of employment not requiring relocation and commencing promptly following termination of Employment, whether or not the former Employee has accepted such position.

      3.03. Changed Decisions. The Employer has the right to cancel or reschedule a previously announced or scheduled layoff or other involuntary termination of Employment. An Employee is not eligible for Severance Pay under this Plan if an announced or scheduled termination of Employment is canceled before termination actually occurs.

      3.04. Transition Assistance. A former Employee is not eligible for benefits under this Plan if the Plan Administrator determines in its sole and exclusive judgment that the Employee failed to satisfy to the Employer's satisfaction all transition assistance requests, such as aiding in the location of files or records, preparing final reports, and similar transitional functions.

                                  Article IV

                         Amount of Severance Benefits

      4.01. Severance Pay. The Severance Pay receivable by or on behalf of an eligible Employee under this Plan shall be the amount determined under a. or b. below, whichever is applicable, applied in each case by calculating a pro-rated amount for any fractional year of service:

      a. Up to Ten Years of Continuous Service. An eligible Employee who has not more than 10 full years of Continuous Service shall be entitled to Severance Pay consisting of one week of Earnings for each year of Continuous Service.

      b. Over Ten Years of Continuous Service. An eligible Employee who has more than 10 years of Continuous Service shall be entitled to Severance Pay consisting of one week of Earnings for each year of Continuous Service not in excess of 10 full years and one and one-half weeks of Earnings for each year of Continuous Service in excess of 10 full years.

Pro-rated benefits will be paid for any fractional year of service. Notwithstanding the provisions of the foregoing paragraphs of this Section 4.01, the aggregate amount of Severance Pay to or on behalf of any former Employee pursuant to this Plan shall not exceed the equivalent of twice the Employee's total annual compensation during the year immediately preceding the termination of his service.

      4.02. Health Care Continuation. Each eligible Employee who is entitled to Severance Pay under Section 4.01 shall also be entitled to continuation of Health Care Coverage, at the Employer's expense, for a period of six months following the Employee's Termination Date (unless a difference period is specified in an applicable Appendix).

                                  Article V

                        Payment of Severance Benefits

      5.01. Form of Payment. Payment of Severance Pay to an Employee shall be the responsibility of the Employer entity (Company or Affiliate) which had payroll responsibility with respect to the Employee. Severance Pay will be paid in a cash lump sum. In the event of the death of a former Employee entitled to Severance Pay before receipt of the full amount thereof, the balance shall be payable in a single cash lump sum to the personal representative of the estate of the former Employee.

      5.02. Time of Payment. Severance Pay to which a former Employee is entitled will be paid (or commence) as soon as administratively feasible after termination of Employment. Notwithstanding the preceding sentence, in individual cases the Employer, in its sole discretion, may postpone the payment (or commencement) of all or part of a former Employee's Severance Pay until January of the calendar year following the date of termination of Employment.

      5.03. Tax Withholding. Taxes will be withheld from Severance Pay to the extent required by law.

      5.04. Employees Rehired After Separation. In the event that an Employee who was terminated from Employment with entitlement to benefits under this Plan is reemployed by the Employer, any Severance Pay not yet received by the Employee at the time of such rehire will not be paid.

                                  Article VI

                                Miscellaneous

      6.01. Integration with Other Payments. Benefits under this Plan are not intended to be in addition to pay-in-lieu-of-notice or similar benefits provided pursuant to other plans, programs, contracts or applicable laws such as the WARN Act. Should such other benefits be payable, benefits under this Plan will be reduced accordingly unless benefits paid under this Plan will be treated as satisfying such other obligations.

      6.02. Relation to Other Benefit Arrangements. Benefits under this Plan are not counted as compensation for purposes of determining benefits under any other plan or arrangement of the Employer.

      6.03. Operation and Administration. This Plan is a part of the Program, the provisions of which govern with respect to all matters not specifically covered herein, including without limitation matters governing administration, interpretation, amendment, and claims procedures.

                                 SCHEDULE 8.1

                           TO THE RECAPITALIZATION
                         AND STOCK PURCHASE AGREEMENT
                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.
                             H. J. HEINZ COMPANY,
                                     and
                           ARTAL INTERNATIONAL S.A.

                       Excluded Assets and Liabilities

1. See the attached list of Parent Retained Trademarks which will be transferred to Parent as part of the Intellectual Property Reorganization outlined on Exhibit A to the Agreement. The foregoing is subject to certain geographical restrictions when used in conjunction with "Weight Watchers" and similar trademarks as set forth in the Operating Agreement.

2. The trademarks being distributed to Parent (other than those identified in Item 1 above) pursuant to the Intellectual Property Reorganization as outlined on Exhibit A to the Agreement.

3. The following is a list of promissory notes issued by WWI in connection with certain franchise repurchases:

                                                Principal Balance
      Debtor                 Creditor             as of 4/30/99    Maturity Date
      ------                 --------             -------------    -------------

1.  WW Southeast          Weight Watchers          $3,450,000        3/30/03
                            of Baltimore

2.  WW Subsidiary         Weight Watchers          $6,650,000        6/9/00
                            of Louisiana

3.  Weight Watchers       Ralph Chicor             $2,737,500        5/19/04
      International

4.  Weight Watchers       Phyllis Chicorel         $2,737,500        5/19/04
      International

5.  WW West Coast         Rifken Family Trust      $102,413          1/1/01

6.  WW West Coast         Fredric Rifken           $97,587           1/1/01

7.  Weight Watchers       Weight Watchers          $5,000,000        5/16/01
     of Southern          of Orange County
     California

4. The food sublicenses and direct food licenses referred to in Sections 8(a) and 8(b) of Exhibit A to the Agreement

5. Liabilities relating to (i) the H. J. Heinz Company Incentive Compensation Plan (the Shareholder Success Plan) and management bonus plans which relate to periods prior to the Closing and (ii) any stay bonuses owed or incentive or retention arrangements made by Parent and/or WWI to employees of the Companies in order to incentivize them to stay through the closing of the sale of the Business and for a period thereafter

6.    Book overdrafts and interest bearing debt

7. Notes receivable as described in Note 2, "Adjustments", to the 1999 Combined Statements of Assets and Liabilities

8.    Income taxes and related deferred income tax accounts

9. The Receivable relating to the "Non Returnable Payment" (as that term is defined in the agreement with Simon & Schuster) in connection with the sale of exclusive publishing rights to Simon & Schuster in 1992 which is due to be paid on December 21, 1999 is an Excluded Asset. The royalties to be received under the exclusive rights agreement following the Closing Date that are paid by Simon & Schuster on publications sold, however, are not Excluded Assets.

10. Indemnity Agreement dated October 1, 1995 between WWI and Gairspar Investments Limited with respect to premises in the City of Mississauga, Ontario, Canada leased to The Fitness Institute as part of the Fitness Business.

11.   The Canadian entity 78459 B.C. Ltd.

12.   Cash and cash equivalents.

13.   All books and records relating solely to the Excluded Assets.

                                            PARENT RETAINED TRADEMARKS

TRADEMARKS REPORT                                                  DATE 06/18/1999                                 PG: 1
============================================================================================================================

MATTER #           COUNTRY              FILED           APPL#               REGISTERED        REG#               STATUS
============================================================================================================================


============================================================================================================================
HEALTHY GOURMET
============================================================================================================================

9500011            CANADA               01/27/1995      774,083             07/15/1997        478,521            REGISTERED

                   GOODS:       29-FOOD PRODUCTS NAMELY, FROZEN ENTREES, MARGARINE AND CHEESE.

============================================================================================================================
HEALTHY RECIPES
============================================================================================================================

9500010            CANADA               01/27/1995      774,083                                                  PENDING

                   GOODS:       29-All goods in class.
============================================================================================================================
SMART ONES
============================================================================================================================

9200009            UNITED STATES        12/10/1991      74/229,521          01/03/1995           1,871,763     REGISTERED

                   GOODS:       29-Frozen food entrees and/or side dishes consisting primarily of meat, fish, poultry and/or vegetables, with such entrees or side dishes also including rice, bread and/or pasta.
                                30- Frozen food entrees and/or side dishes consisting primarily of pasta and rice; and pizza.

9300027            CANADA               12/09/1992      718,590             03/22/1996           455,672        REGISTERED

                   GOODS:       29-FROZEN FOOD ENTREES AND/OR SIDE DISHES CONSISTING PRIMARILY OF MEAT, FISH, POULTRY AND/OR
                                VEGETABLES, WITH SUCH ENTREES OR SIDE DISHES ALSO INCLUDING RICE, BREAD AND/OR PASTA; AND
                                PRIMARILY CONSISTING OF PASTA AND RICE; PIZZA
                                30-All goods in class.

9400018            UNITED STATES        05/20/1994      74/528,148          08/15/1995           1,911,590      REGISTERED

                   GOODS:       29-FROZEN ENTREES CONSISTING OF CHICKEN, BEEF, FISH AND/OR VEGETABLES.
                                30-FROZEN ENTREES CONSISTING OF PASTA AND/OR RICE ALONE OR IN COMBINATION WITH OTHER FOODS.

9400078            CANADA               03/21/1994      750,409             08/30/1996           462,292        REGISTERED

                   GOODS:       1-SALAD DRESSINGS, MAYONNAISE AND PASTA SAUCES.

9500026            CANADA               12/22/1994      771,701            08/30/1996           462,504         REGISTERED

                   GOODS:       29-MUFFINS, BREADS.

T00206BX0          BENELUX              10/12/1998      924662                                                  PENDING

                   GOODS:       29-FROZEN ENTREES AND/OR SIDE DISHES CONSISTING PRIMARILY OF MEAT, FISH, POULTRY AND/OR
                                VEGETABLES, WITH SUCH ENTREES OR SIDE DISHES ALSO INCLUDING RICE, BREAD-AND/OR PASTA. CHEESE;
                                MARGARINE AND MAYONNAISE.
                                30-FROZEN ENTREES AND/OR SIDE DISHES CONSISTING PRIMARILY OF PASTA AND/OR RICE ALONE OR IN
                                COMBINATION WITH OTHER FOODS; AND PIZZA. FROZEN DESSERTS CONSISTING OF MILK BASED OR MILK
                                SUBSTITUTE BASED DESSERTS, CAKES, PIES AND MOUSSES.

T00206EU0          EUROPEAN UNION
                    (CTM)               10/13/1998      952721                                                 PENDING

                   GOODS:       29-FROZEN ENTREES AND/OR SIDE DISHES CONSISTING PRIMARILY OF MEAT, FISH, POULTRY AND/OR
                                VEGETABLES, WITH SUCH ENTREES OR SIDE DISHES ALSO INCLUDING RICE, BREAD AND/OR PASTA.  CHEESE;
                                MARGINE AND MAYONNAISE.
                                30-FROZEN ENTREES AND/OR SIDE DISHES CONSISTING PRIMARILY OF PASTA AND/OR RICE ALONE OR
                                IN COMBINATION WITH OTHER FOODS; AND PIZZA.  FROZEN DESSERTS CONSISTING OF MILK BASED OR
                                MILK SUBSTITUTE BASED DESSERTS, CAKES, PIES AND MOUSSES.


--------------------------------------------------------------------------------------------------
TRADEMARKS REPORT                                                           DATE 06/18/1999 PG:2

MATTER #   COUNTRY         FILED       APPL #       REGISTERED   REG #      STATUS
--------------------------------------------------------------------------------------------------
T00206US2  UNITED STATES   01/08/1998  75/415,119   11/17/1998   2,204,080  REGISTERED

           GOODS:  30 - FROZEN DESSERTS CONSISTING OF MILK BASED OR MILK SUBSTITUTE BASED DESSERTS,
                        CAKES, PIES AND MOUSSES.

T00206ZA0  SOUTH AFRICA    01/25/1999  99/00969-70                          PENDING

           GOODS:  29 -

                   30 -

T00439CA0  CANADA          01/26/1996  802,847      04/01/1997   474,010    REGISTERED

           GOODS:  1 - PREPARED SOUPS, CHEESE PRODUCTS, PIZZA AND COOKIES.

--------------------------------------------------------------------------------------------------
SMART OPTIONS
--------------------------------------------------------------------------------------------------
9300001    UNITED STATES   04/09/1993  74/378,546   05/09/1995   1,893,490  REGISTERED

           GOODS:  29 - FROZEN PREPARED MEALS CONSISTING OF MEAT, FISH, POULTRY AND VEGETABLES

                   30 - FROZEN PREPARED MEALS CONSISTING OF PASTA; FROZEN MILK BASED OR MILK
                        SUBSTITUTE BASED DESSERTS, CAKES AND MOUSSES

9500032    UNITED STATES   06/02/1995  74/683,887   12/31/1996   2,026,467  REGISTERED

           GOODS:  29 - FLAVORED SOUP BROTHS.

                   30 - SPAGHETTI SAUCE; NATURAL SWEETENER, FLAVORED SHAKE MIX.

                   01 - ARTIFICIAL SWEETENER

                                 SCHEDULE 9.6

                           TO THE RECAPITALIZATION

                         AND STOCK PURCHASE AGREEMENT

                  AMONG WEIGHT WATCHERS INTERNATIONAL, INC.

                             H. J. HEINZ COMPANY,

                                     and

                           ARTAL INTERNATIONAL S.A.

                            Governmental Approvals

      The following list of governmental authorities is qualified to the extent that such governmental authorities' approval is required in order to consummate the transactions contemplated by the Agreement:

1. Australia (Foreign Investment Review Board); provided this consent must be received prior to Closing and cannot be waived as a condition to Closing

2.    Sweden

3.    New Zealand

4.    Finland

5.    Germany